UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

NORTHSTAR HEALTHCARE INCOME, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply): ☐ No fee required.
☐ Fee paid previously with preliminary materials.
☒ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED MARCH 7, 2025
To the Stockholders of NorthStar Healthcare Income, Inc.:

You are cordially invited to attend a special meeting of the stockholders (the “special meeting”) of NorthStar Healthcare Income, Inc., a Maryland corporation (“NorthStar Healthcare,” the “Company,” “we,” “our” or “us”), which we will hold as a virtual only meeting on [ ], 2025, at [ ], Eastern time.

At the special meeting, we will ask common stockholders of the Company to approve the merger of the Company with and into Compound Merger Sub LLC (“Merger Sub” and, such merger transaction, the “merger”), an entity affiliated with Welltower Inc., and the other transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2025, by and among the Company, Merger Sub, Compound Holdco LLC (“Parent”) and, solely for purposes of Section 10.14 thereof, Welltower OP LLC.

If the merger is completed, all holders of our common stock will be entitled to receive merger consideration in an amount in cash equal to $3.03 per share (as may be adjusted in accordance with the Merger Agreement), without interest and less applicable withholding taxes, as more fully described in the accompanying proxy statement.

After careful consideration, the board of directors has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, and has declared the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement advisable and in the best interests of the Company and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, “FOR” THE ADVISORY (NON-BINDING) PROPOSAL TO APPROVE CERTAIN COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF THE COMPANY IN CONNECTION WITH THE MERGER AND “FOR” THE APPROVAL OF ANY ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

The approval of the merger and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on such matter. The affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve (i) the advisory (non-binding) proposal regarding certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (ii) one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and the other transactions contemplated by the Merger Agreement. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger and the other transactions contemplated by the Merger Agreement, the Merger Agreement and other important information regarding the merger.

Stockholders as of [___], 2025, the record date, who wish to participate in the virtual special meeting may do so by visiting the web portal located at www.virtualshareholdermeeting.com/NHTH2025SM and entering the 16-digit control number found on their proxy card or voting instruction form. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual special meeting. Please note that you will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting, and all references in the accompanying proxy statement to “attend” shall mean virtually attend the special meeting.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, in order to achieve a quorum and to avoid delays and additional costs, we need substantial stockholder voting participation by proxy or in person at the special meeting. I urge you to vote as soon as possible. You may vote by authorizing a proxy over the internet, by telephone or by completing, signing, and returning your proxy card. Thank you in advance for your participation.

Sincerely,

T. Andrew Smith
Non-Executive Chairman
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, the Merger Agreement or any other transaction described in the accompanying proxy statement, passed upon the merits or fairness of the merger or the other transactions contemplated by the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [ ], 2025 and is first being mailed to stockholders on or about [ ], 2025.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED MARCH 7, 2025

____________________________
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [ ], 2025
____________________________
To the Stockholders of NorthStar Healthcare Income, Inc.:

You are cordially invited to attend a special meeting of the stockholders (the “special meeting”) of NorthStar Healthcare Income, Inc., a Maryland corporation (“NorthStar Healthcare,” the “Company,” “we,” “our” or “us”), which we will hold as a virtual only meeting on [ ], 2025, at [ ], Eastern time. Stockholders as of [___], 2025, the record date, who wish to participate in the virtual special meeting may do so by visiting the web portal located at www.virtualshareholdermeeting.com/NHTH2025SM and entering the 16-digit control number found on their proxy card or voting instruction form. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual special meeting. Please note that you will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting, and all references in the accompanying proxy statement to “attend” shall mean virtually attend the special meeting.

The matters to be considered and voted upon by stockholders at the special meeting, which are described in detail in the accompanying proxy statement, are:

1)    to consider and vote on a proposal to approve the merger of the Company with and into Compound Merger Sub LLC (“Merger Sub” and, such merger transaction, the “merger”), a Delaware limited liability company and affiliate of Welltower Inc., a Delaware corporation, and the other transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2025, by and among the Company, Merger Sub, Compound Holdco LLC (“Parent”) and, solely for purposes of Section 10.14 thereof, Welltower OP LLC (the “Merger Proposal”);
2)    to consider and vote on a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger (the “Merger Compensation Proposal”); and
3)    to consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, AND HAS DECLARED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ADVISABLE AND IN THE BEST INTERESTS OF NORTHSTAR HEALTHCARE INCOME, INC. AND OUR STOCKHOLDERS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE MERGER COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

Stockholders of record at the close of business on [________], 2025 are entitled to notice of and to vote at the special meeting and any postponement or adjournment thereof.

The affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on the proposal is required to approve the Merger Proposal, and approval of the Merger Proposal is required in order for us to complete the merger. Our stockholders must approve the Merger Proposal for the merger to occur. Accordingly, regardless of the number of shares that you own, your vote is important. EVEN IF YOU PLAN TO ATTEND THE

SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you fail to vote in person or by proxy, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the Merger Proposal.

The affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve each of the Merger Compensation Proposal and the Adjournment Proposal. For purposes of the votes on the Merger Compensation Proposal and the Adjournment Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the results of the votes, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our secretary, or by voting in person at the special meeting.

We encourage you to read the enclosed proxy statement and accompanying annexes carefully and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or voting instructions, please call our proxy solicitor, Broadridge Financial Solutions, Inc., toll-free at 1-833-215-7519.

By Order of the Board of Directors,
Ann B. Harrington Secretary
[ ], 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [ ], 2025.

The notice of special meeting of stockholders and accompanying proxy statement are available at www.proxyvote.com.

NorthStar Healthcare Income, Inc.
575 Lexington Avenue, 14th Floor
New York, New York 10022
(929) 777-3135
____________________________
PROXY STATEMENT
____________________________
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [ ], 2025

i

SUMMARY

This summary highlights only selected information from this proxy statement relating to the merger of NorthStar Healthcare Income, Inc. (“we,” “us,” “our,” the “Company” or “NorthStar Healthcare”) with and into Compound Merger Sub LLC (“Merger Sub” and, such merger transaction, the “merger”), and the other transactions contemplated pursuant to the Agreement and Plan of Merger ( the “Merger Agreement”), dated as of January 29, 2025, by and among the Company, Merger Sub, Compound Holdco LLC (“Parent”), and, solely for purposes of Section 10.14 thereof, Welltower OP LLC (“Welltower”). This summary does not contain all of the information about the merger and the other transactions contemplated by the Merger Agreement that is important to you. As a result, to understand more fully the merger and the Merger Agreement, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement, attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

The Parties to the Merger (page 16)

NorthStar Healthcare Income, Inc.
575 Lexington Avenue, 14th Floor
New York, New York 10022
(929) 777-3135

NorthStar Healthcare is an internally managed, public, non-listed real estate investment trust (REIT) that owns a diversified portfolio of seniors housing properties located throughout the United States. NorthStar Healthcare was formed in October 2010 as a Maryland corporation and commenced operations in February 2013. For additional information about us and our business, see “Additional Information” beginning on page 75.

Compound Holdco LLC
c/o Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
(419) 247-2800

Parent is a Delaware limited liability company formed by Welltower in connection with the merger. Parent is an affiliate of Welltower.

Compound Merger Sub LLC
c/o Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
(419) 247-2800

Merger Sub is a newly formed Delaware limited liability company and wholly owned subsidiary of Parent. Merger Sub was formed by Parent solely for the purpose of effecting the merger. Upon completion of the merger, the Company will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity and an affiliate of Welltower.

Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
(419) 247-2800

Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of healthcare infrastructure. Welltower Inc. invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall healthcare experience. Welltower Inc., a real estate investment trust, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing, post-acute communities and outpatient medical properties. Welltower Inc. is structured as an umbrella partnership REIT, under which substantially all of its business is conducted through Welltower OP LLC, the day-to-day management of which is exclusively controlled by Welltower Inc.

The Special Meeting (page 17)

The special meeting will be held as a virtual only meeting, on [ ], 2025, at [ ], Eastern time (the “special meeting”). Stockholders as of [___], 2025, the record date, who wish to participate in the virtual special meeting may do so by visiting the web portal located at www.virtualshareholdermeeting.com/NHTH2025SM and entering the 16-digit control number found on their proxy card or voting instruction form. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual special meeting.

The Proposals

At the special meeting, you will be asked to approve the merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”), to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger (the “Merger Compensation Proposal”) and to approve any adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the Merger Proposal (the “Adjournment Proposal”).

The persons named in the proxy card also will have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Record Date, Notice and Quorum

Only holders of record of our shares of common stock as of the close of business on the record date, which was [__________], 2025, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of NorthStar Healthcare common stock that they held on the record date at the special meeting or any adjournments or postponements of the special meeting. On the record date of [__________], 2025, [__________] shares of our common stock were outstanding and entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

You will have one vote for each share of our common stock that you owned as of the record date.

The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

Required Vote (page 17)

Required Vote for the Proposals

The affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on such proposal is required to approve the Merger Proposal. Because the required vote to approve the Merger Proposal is based on the number of shares of common stock outstanding and entitled to vote, rather than on the number of votes cast by holders of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares and abstentions will have the same effect as voting against approval of the Merger Proposal.

Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve each of the Merger Compensation Proposal and the Adjournment Proposal. For purposes of the votes on the Merger Compensation Proposal and the Adjournment Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the results of the votes, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Voting by Our Directors and Executive Officers

As of the record date, our directors owned, either directly or indirectly, an aggregate of [ ] shares of our common stock, entitling them to exercise, in the aggregate, less than one percent of the voting power of our shares of common stock entitled to vote at the special meeting. Our directors have informed us that they intend to vote the shares of common stock that they beneficially own “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the

Adjournment Proposal. Our executive officers do not have voting power over any shares of common stock as of the record date.

Proxies and Revocation

There are three ways to vote by proxy:
•By Internet—You can vote over the internet by following the instructions on the enclosed proxy card;
•By Mail—If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it to the Company’s tabulation agent in the enclosed return envelope; or
•By Telephone—You can vote by telephone by following the instructions on the proxy card.

You may also attend the special meeting and vote your shares virtually at www.virtualshareholdermeeting.com/NHTH2025SM. You will be asked to provide the 16-digit control number from your proxy card.

If your shares of our common stock are held on your behalf by a nominee, the availability of telephone and internet voting will depend on the nominee’s voting process. Your bank, broker, trust company, custodian or other nominee will not be permitted to exercise voting discretion as to non-routine matters to be acted upon, including on the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. Therefore, if applicable, it is important that you provide your voting instructions to your nominee to ensure your shares are represented at the special meeting.

Stockholders may generally vote via the internet or by telephone until 11:59 p.m. Eastern Time, on [ ], 2025, or, if voting by mail, the Company’s tabulation agent must receive paper proxy cards on or before [ ], 2025. However, voting deadlines may vary depending on how you hold your shares, so please carefully review the specific instructions provided on your proxy card or voting instruction form.

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Secretary at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, by delivering a proxy bearing a later date (including by telephone or by internet), provided such proxy card is received no later than the close of business on [ ], 2025, by voting again by telephone or the internet before the closing of the voting facilities at 11:59 p.m. Eastern Time on [ ], 2025 or by attending and voting during the special meeting. Attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

The Merger (page 20)
If the merger and other transactions contemplated by the Merger Agreement are approved by the Company’s stockholders and certain other conditions to the closing of the merger and other transactions contemplated by the Merger Agreement are either satisfied or waived, the Company will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity and an affiliate of Welltower.
The merger will become effective upon the later of such time as the articles of merger are accepted for record by the Maryland State Department of Assessments and Taxation and the certificate of merger has been accepted for record by the Delaware Secretary of State or such later time as may be agreed by the parties and designated in the articles of merger and merger certificate as the effective time of the merger (the “merger effective time”). It currently is anticipated that the merger will be completed in the second quarter of 2025.

Merger Consideration (page 49)

Each share of our common stock issued and outstanding immediately prior to the merger effective time (other than shares held by us, our subsidiaries, Merger Sub, Parent or their respective subsidiaries (the “Excluded Shares”)) will be cancelled and retired and automatically converted into the right to receive an amount in cash equal to $3.03 per share (as may be adjusted in accordance with the Merger Agreement as described below under “The Merger Agreement— Merger Consideration; Effects of the Merger— Merger Consideration”), without interest and less applicable withholding taxes (the “merger consideration”).

Recommendation of The Board of Directors (page 27)

The board of directors has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, and has declared the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement advisable and in the best interests of NorthStar Healthcare Income, Inc. and our stockholders. The board of directors recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Our Financial Advisor (page 30)

CSCA Capital Advisors, LLC, the broker-dealer subsidiary of CS Capital Advisors, LLC (collectively, “CSCA”) was engaged by the Company to serve as our financial advisor in connection with the merger. On January 29, 2025, CSCA rendered its oral opinion (which was subsequently confirmed in writing by delivery of CSCA’s written opinion, dated January 29, 2025) to the board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received by the holders of NorthStar Healthcare common stock, other than holders of Excluded Shares, was fair, from a financial point of view, to such NorthStar Healthcare stockholders.

The full text of CSCA’s written opinion, dated as of January 29, 2025, is attached as Annex B to this proxy statement. CSCA’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by CSCA in rendering its opinion. You are encouraged to read CSCA’s opinion carefully in its entirety.

For a summary of CSCA’s opinion and the methodology used to render its opinion, see “The Merger—Opinion of Our Financial Advisor.”

Financing (page 40)
Parent’s and Merger Sub's obligations under the Merger Agreement are not subject to any financing condition. Parent and Merger Sub intend to finance the transaction using cash on hand at the closing and have represented to us in the Merger Agreement that, at closing, they will have sufficient cash to pay the aggregate merger consideration and all fees and related expenses required to be paid by Parent and Merger Sub. Additionally, pursuant to the Merger Agreement, Welltower has guaranteed the due and punctual payment and performance of each covenant, obligation, debt, duty and liability of Parent and Merger Sub, as applicable, which includes the payment of the merger consideration.

Treatment of Company Awards (page 40)

Company RSU Awards

Each restricted stock unit in respect of shares of our common stock granted under the Company’s Amended and Restated Long Term Incentive Plan (the “Company Equity Plan”) that is outstanding immediately prior to the merger effective time (collectively, the “Company RSU awards”) will, at the merger effective time, fully vest (to the extent unvested) and be cancelled and converted into the right to receive an amount in cash equal to the merger consideration in respect of each share of our common stock underlying such Company RSU award, less any applicable withholding taxes. Any dividend equivalents accrued pursuant to the terms of any Company RSU award that is outstanding and unpaid immediately prior to the merger effective time will be paid in cash, without interest, by NorthStar Healthcare to the holder thereof.

Company LTIP Awards

The merger constitutes a “change in control” for purposes of the cash-settled long-term incentive awards granted under the Company Equity Plan (collectively, the “Company LTIP awards”). In accordance with the Company LTIP award documents, each Company LTIP award that is outstanding immediately prior to the merger effective time will, at the merger effective time, fully vest and be converted into the right to receive an amount in cash equal to the full amount of the retentive portion of each Company LTIP award, plus an amount in cash based on the Company’s board of directors’ determination of achievement of the performance portion of each Company LTIP award. The final amounts payable in connection with the merger with respect to the Company LTIP awards may not exceed $8,500,000 in the aggregate.

Interests of Our Directors and Executive Officers in the Merger (page 40)

In considering the recommendation of the board of directors with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, the interests of our stockholders generally. Interests of our directors and executive officers that may be in addition to or different from yours include the following:
•the cash-out of Company RSU awards and the payment of Company LTIP awards as described above, certain of which are held by our directors and executive officers;
•certain benefits for our executive officers in the event of certain qualifying terminations of employment pursuant to offer letters between the Company and our executive officers;
•tax gross-up payment for Mr. Young and a potential tax gross-up payment for Ms. Harrington for excise taxes incurred under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) imposed on payments paid or to be paid to them in connection with the merger that would constitute a “parachute payment” under Section 280G of the Code; and
•continued indemnification and liability insurance for our directors and executive officers following completion of the merger.

The board of directors is aware of these interests and considered them among other matters in approving the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. (See “The Merger—Interests of Our Directors and Executive Officers in the Merger,” beginning on page 40.)

Alternative Proposals; No Solicitation (page 58)

Notwithstanding the non-solicitation provisions described below and in “The Merger Agreement—Covenants and Agreements—Alternative Proposals; No Solicitation,” until 12:01 a.m., New York City time, on March 10, 2025 (the “no-shop period start date”), the Company and its subsidiaries, and their respective representatives, are permitted to directly or indirectly:
•solicit, seek, initiate, encourage or facilitate inquiries that could reasonably be expected to lead to an acquisition proposal (an “inquiry”), including by providing access to nonpublic information or access to properties or personnel of the Company or subsidiaries of the Company pursuant to an acceptable confidentiality agreement (provided that any nonpublic information concerning the Company or its subsidiaries that is provided to such person (or its representatives) shall, to the extent not previously provided to Parent or its representatives, be provided to Parent or its representatives prior to or substantially concurrently with the time it is provided to such Person);
•engage in, enter into, continue or otherwise participate in, maintain discussions or negotiations with respect to acquisition proposals or potential acquisition proposals with any person or otherwise cooperate with, or assist or facilitate any inquiries; and
•cooperate with or assist or participate in or facilitate any acquisition proposal or any such inquiries or any effort or attempt to make any acquisition proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for an acquisition proposal or amendment to an acquisition proposal to be made to the Company.
From the no-shop period start date until the earlier of the merger effective time and the termination of the Merger Agreement in accordance with its terms, the Company and its subsidiaries are required not to, and the Company must use commercially reasonable efforts to cause its representatives not to, directly or indirectly:
•solicit, entertain, initiate, or knowingly encourage or knowingly facilitate the submission of any inquiry;
•enter into, engage, continue or otherwise participate in any discussions or negotiations with any person (other than Parent and its representatives) relating or otherwise in furtherance of, or that would reasonably be expected to result in, an acquisition proposal or inquiry;
•approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) any acquisition proposal;
•furnish or otherwise disclose to any person (other than Parent and its representatives) any information or knowingly grant to any person (other than Parent and its representatives) access to its properties, assets, books, contracts, personnel or records in connection with or in response to any acquisition proposal, including for the purpose of determining whether to make or pursue any inquiries or proposals relating to any acquisition proposal;
•other than an acceptable confidentiality agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar contract, agreement or arrangement with any person providing for or relating to an acquisition proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement; or
•propose or agree to do any of the foregoing.

However, the Company and its representatives may continue, following the no-shop period start date, to take any of the actions described in the first three bullets immediately above with respect to any excluded party (as defined below under “The Merger Agreement—Covenants and Agreements—Alternative Proposals; No Solicitation”) until 11:59 p.m., New York City time, on March 20, 2025 (the “cut-off time”).

Notwithstanding the foregoing, following the no-shop period start date and prior to obtaining the required vote of the Company’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, the Company or the board, directly or indirectly, through any representative, in each case in response to an unsolicited written bona fide acquisition proposal that the board, prior to taking any action described below, concludes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal (as defined below under “The Merger Agreement—Covenants and Agreements—Alternative Proposals; No Solicitation”), may, in response to such acquisition proposal:
•furnish nonpublic information regarding the Company or any of its subsidiaries to, and afford access to the business, properties, books or records of the Company or any of its subsidiaries to, the person making such acquisition proposal; and
•engage and participate in discussions and negotiations with the person making such acquisition proposal.

The Company may take such action described in the previous two bullets only if: (i) such acquisition proposal did not result from a breach of the Company’s non-solicitation obligations; and (ii) the Company furnishes any information to the maker of the acquisition proposal only pursuant to an acceptable confidentiality agreement and to the extent information that has not been made available to Parent is made available to the maker of the acquisition proposal, the Company provides or makes available such nonpublic information to Parent substantially concurrent with the time that it is provided to such other person.

Prior to receipt of the required vote of the Company’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement and subject to certain notice requirements to Parent and other conditions set forth in the Merger Agreement, the board may make a recommendation change (as defined below under “The Merger Agreement—Covenants and Agreements—Adverse Recommendation Change”) if (i) there is an intervening event (as defined below under “The Merger Agreement— Covenants and Agreements—Adverse Recommendation Change”) and the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to make a recommendation change would be inconsistent with the exercise of the board’s fiduciary duties under applicable law or (ii) an acquisition proposal is made after the date of the Merger Agreement to the Company by a third party, and such acquisition proposal is not withdrawn, and the board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal.

Conditions to the Merger (page 65)

Each of the Company’s, Parent’s and Merger Sub’s obligation to complete the merger and the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of the following conditions:
•the approval of the merger and the other transactions contemplated by the Merger Agreement by the required vote of the Company’s stockholders (the “stockholder approval condition”); and
•the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any governmental authority of competent jurisdiction or other law being in effect that prohibits, restrains or renders illegal the consummation of the merger and the other transactions contemplated by the Merger Agreement (the “no restraints condition”).

The obligations of Parent and Merger Sub to complete the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following additional conditions:
•the accuracy of the representations and warranties of the Company (subject in certain cases to certain materiality, material adverse effect and other qualifications);
•the Company having performed in all material respects its obligations and complied in all material respects with its agreements and covenants set forth in the Merger Agreement;
•the absence of any event that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;
•the delivery of a certificate to Parent certifying that the conditions set forth in the three immediately previous bullets have been satisfied;
•the Company’s completion of the distribution of the interests in the limited partners of the Company’s operating partnership to the Company; and
•the receipt by the Company and Merger Sub, as successor to the Company, of a written opinion of Morrison & Foerster LLP or other counsel reasonably satisfactory to Parent, on which Merger Sub will be entitled to rely, dated as of the closing date, to the effect that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with the taxable year ended December 31, 2019 through its taxable year ending with the closing of the merger (the “closing”).
The obligation of the Company to complete the merger and the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of the following additional conditions:
•the accuracy of the representations and warranties of Parent and Merger Sub (subject in certain cases to certain materiality, material adverse effect and other qualifications);
•Parent having performed in all material respects its obligations and complied in all material respects with its agreements and covenants set forth in the Merger Agreement; and
•the delivery of a certificate to the Company certifying that the conditions set forth in the two immediately previous bullets have been satisfied.

Termination of the Merger Agreement (page 66)

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the closing. In addition, either the Company or Parent may terminate the Merger Agreement before the closing if:
•the merger effective time has not occurred on or before October 29, 2025 (or November 28, 2025 if all conditions to closing are satisfied other than receipt of the requisite stockholder approval) (the “outside date”) (provided that the termination right described in this bullet will not be available to a party if the failure of such party to comply with any provision of the Merger Agreement has been the principal cause of, or principally resulted in, the failure of the merger and the other transactions contemplated by the Merger Agreement to occur on or before such date);
•any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the merger, and such order or other action shall have become final and non-appealable (provided that the termination right described in this bullet will not be available to a party if the failure of such party to comply with any provision of the Merger Agreement has been the principal cause of, or principally resulted in, the issuance of such final, non-appealable order or taking of such other action by such governmental authority); or
•the special meeting (including any adjournments thereof) has been completed and the required vote of the Company’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement has not been obtained (provided that the termination right described in this bullet shall not be available to a party if the failure to obtain the approval of the Company’s stockholders is caused by or principally resulted from any action or failure to act of such party that constitutes a material breach of the Merger Agreement).

The Company may terminate the Merger Agreement at any time before the closing:
•if Parent has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would cause the related condition to the Company’s obligation to consummate the merger and the other transactions contemplated by the Merger Agreement not to be satisfied, and such breach has not been waived by the Company and is incapable of being cured, or, if capable of being cured, is not cured before the earlier of (i) 45 days after written notice of such breach by Company to Parent and (ii) two (2) business days prior to the outside date; provided that this right to terminate shall not be available if the Company has also breached the Merger Agreement such that Parent has a right to terminate the Merger Agreement; or
•at any time on or after the date of Merger Agreement and prior to obtaining the required vote of the Company’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, in order to enter into a definitive agreement with respect to a superior proposal; provided that the Company (a) has complied in all material respects with its non-solicitation obligations under the Merger Agreement and (b) previously or concurrently with such termination, paid the termination fee described below under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent.”
Parent may terminate the Merger Agreement at any time prior to the closing:
•if the Company has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would cause the related condition to Parent’s and Merger Sub’s obligation to consummate the merger and the other transactions contemplated by the Merger Agreement not to be satisfied, and such breach has not been waived by Parent and is incapable of being cured or, if capable of being cured, is not cured before the earlier of (i) 45 days after written notice of such breach by Parent to Company and (ii) two (2) business days prior to the outside date (a “NorthStar Healthcare Terminating Breach”); provided that this right to terminate shall not be available if Parent has also breached the Merger Agreement such that Company has a right to terminate the Merger Agreement; or
•if, at any time on or after the date of Merger Agreement and prior to obtaining the required vote of the Company’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, the Company’s board or any committee thereof (i) makes a recommendation change, (ii) fails to publicly recommend against any tender offer or exchange offer that constitutes an acquisition proposal within 10 business days of the commencement of such tender offer or exchange offer or (iii) fails to publicly reaffirm its recommendation set forth herein within 10 business days after the date an acquisition proposal has been publicly announced (or, if the special meeting is scheduled to be held within 10 business days from the date such acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meeting is scheduled to be held).

Termination Fee and Expenses (page 67)

The Company will pay to Parent a termination fee in the event that:

•the Company has terminated the Merger Agreement, at any time prior to the approval of the NorthStar Healthcare stockholders, in order to enter into a definitive agreement for a superior proposal;
•Parent has terminated the Merger Agreement because of a Section 9.1(c)(ii) Termination (as defined below under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent);
•either the Company or Parent has terminated the Merger Agreement because the merger is not consummated by the outside date, the Company received a qualifying acquisition proposal (as defined below under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent”) between the date of the Merger Agreement and the termination, and, within twelve months after such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an alternative acquisition transaction (as defined below under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent”);
•Parent has terminated the Merger Agreement because of a NorthStar Healthcare Terminating Breach, the Company received a qualifying acquisition proposal between the date of the Merger Agreement and the termination, and, within twelve months after such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an alternative acquisition transaction; or

•either the Company or Parent has terminated the Merger Agreement because the required vote of the stockholders has not been obtained, a qualifying acquisition proposal has been publicly announced and not publicly withdrawn at least five business days prior to the special meeting, and, within twelve months after such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an alternative acquisition transaction.
The amount of such termination fee will be $22.5 million in cash, except that the amount of the termination fee will be $14.07 million in cash in the event that the Company has terminated the Merger Agreement to enter into a definitive agreement with respect to a superior proposal made by an excluded party prior to the cut-off time.

If the Merger Agreement is terminated by Parent because of a NorthStar Healthcare Terminating Breach, the Company must reimburse Parent for all documented, reasonable, out-of-pocket expenses paid in connection with the Merger Agreement, not to exceed $2.25 million in the aggregate, which will be credited to any termination fee that may become payable above.

Regulatory Approvals (page 43)

We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the merger, other than receipt of certain state licensing approvals and with respect to the merger, the filing of a certificate of merger with, and the acceptance of such certificate of merger for record by, the Delaware Secretary of State and the filing of articles of merger with, and the acceptance of such articles of merger for record by, the State Department of Assessments and Taxation of Maryland.

Dissenters’ Rights of Appraisal (page 74)

Holders of our common stock are not entitled to dissenters’ or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the merger because, as permitted by the Maryland General Corporation Law (“MGCL”), our charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply.

Material U.S. Federal Income Tax Consequences (page 43)

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In addition, we may be required to withhold a portion of your merger consideration under applicable tax laws, including if you are a non-U.S. stockholder pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of our common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For further discussion, see “The Merger—Material U.S. Federal Income Tax Consequences.”

Deregistration of Our Common Stock (page 20)

Our shares of common stock are not listed on a national securities exchange and there is no public trading market for our common stock. If the merger is completed, our common stock will be deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, including the Merger Agreement, a copy of which is attached as Annex A.

Q: What is the proposed transaction?

A: The proposed transaction is a merger, pursuant to the Merger Agreement, of NorthStar Healthcare with a wholly-owned subsidiary of Parent in exchange for the right to receive an amount in cash equal to $3.03 per share (as may be adjusted in accordance with the Merger Agreement), without interest and less applicable withholding taxes. For additional information about the merger, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the merger.

Q: As a common stockholder of NorthStar Healthcare, what will I receive as a result of the merger?

A: Holders of our shares of common stock at the merger effective time will receive, for each share of common stock of the Company that they own, the merger consideration, which is $3.03 per share in cash, without interest and less any applicable withholding taxes. This per share consideration exceeds the net asset value per share of $2.96 determined by the board of directors as of June 30, 2024, with the assistance of an independent third-party valuation firm. Our stockholders will cease to own shares of our common stock following the closing, and will not receive Welltower Inc. shares as consideration for the merger.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible and we currently anticipate that it will be completed in the second quarter of 2025. Completion of the merger is subject to, and may be delayed by, certain conditions to closing described elsewhere in this proxy statement (including the receipt of the requisite approval of our stockholders).

Q: If the merger is completed, when can I expect to receive the $3.03 per share cash merger consideration for my shares?

A: Within approximately three business days after the closing, the paying and exchange agent will be instructed to pay the merger consideration with respect to the holders of record of shares of our common stock. Merger proceeds will be sent in accordance with the current instructions for the applicable stockholder’s account.

Q: What happens if I don’t receive my consideration in connection with the transaction?

A: After the merger is completed, you will receive from the paying and exchange agent for the merger a customary instruction request letter, including instructions for effecting the exchange of shares of common stock for merger consideration. The paying and exchange agent will notify you if any additional information is required in order to exchange your shares of common stock for the merger consideration, and you may contact the paying and exchange agent for any disbursement-related issues.

Q: When and where is the special meeting?

A: The special meeting will be a virtual only meeting, on [_____] at [___] am, Eastern time.

Q: Who can vote and attend the special meeting?

A: All of our stockholders as of the close of business on [_________], 2025, the record date for the special meeting, are entitled to receive notice of, attend and vote the shares of NorthStar Healthcare common stock that they held on the record date at the special meeting or any adjournments or postponements of the special meeting. Each share of common stock entitles a holder to one vote on each matter properly brought before the special meeting.

Q: What vote of stockholders is required to approve the Merger Proposal?

A: The approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on such proposal. Because the required vote is based on the number of shares of common stock that are outstanding, rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares and abstentions will have the same effect as voting against the approval of the Merger Proposal.

Q: What vote of stockholders is required to approve the Merger Compensation Proposal and the Adjournment Proposal?

A: Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve each of the Merger Compensation Proposal and the Adjournment Proposal. For purposes of the votes on the Merger Compensation Proposal and the Adjournment Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the results of the votes, although abstentions will be considered present for the purpose of determining the presence of a quorum. If a quorum is not present, the chairman of the meeting will be entitled to adjourn the meeting without further notice.

Q: Is my vote required to postpone the special meeting?

A: No. Unlike an adjournment of the special meeting, at any time prior to convening the special meeting, the board of directors may postpone the special meeting for any reason without the approval of our stockholders. If the special meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date of the special meeting.

Q: How does the board of directors recommend that I vote?

A: The board of directors recommends that our common stockholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q: Why is my vote important?

A: If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the Merger Proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote as of the record date for the special meeting, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger and the other transactions contemplated by the Merger Agreement.

Q: Do any of the Company’s executive officers and directors or any other persons have any interest in the merger or other transactions that is different than mine?

A: Yes. Our executive officers and directors may have interests in the merger that are different from, or in addition to, yours, including the following:
•the cash-out of Company RSU awards and the payment of Company LTIP awards as described above, certain of which are held by our directors and executive officers;
•certain benefits for our executive officers in the event of certain qualifying terminations of employment pursuant to offer letters between the Company and our executive officers;
•a tax gross-up payment for Mr. Young and a potential tax gross-up payment for Ms. Harrington for excise taxes incurred under Section 4999 of the Code imposed on payments paid or to be paid to them in connection with the merger that would constitute a “parachute payment” under Section 280G of the Code; and
•continued indemnification and liability insurance for our directors and executive officers following completion of the merger.

The board of directors is aware of these interests and considered them among other matters in approving the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. (See “The Merger—Interests of Our Directors and Executive Officers in the Merger,” beginning on page 40.)

Q: How do I cast my vote if I am a record holder?

A: You can vote in person at the special meeting or by proxy. If you hold your shares of our common stock in your own name as a holder of record, you have the following three options for submitting your vote by proxy:
•By Internet—You can vote over the internet by following the instructions on the enclosed proxy card;
•By Mail—If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it to the Company’s tabulation agent in the enclosed return envelope; or
•By Telephone—You can vote by telephone by following the instructions on the proxy card.

Stockholders may generally vote via the internet or by telephone until 11:59 p.m. Eastern Time, on [ ], 2025, or, if voting by mail, the Company’s tabulation agent must receive paper proxy cards on or before [ ], 2025. However, voting deadlines may vary depending on how you hold your shares, so please carefully review the specific instructions provided on your proxy card or voting instruction form.

Q: How do I cast my vote if my shares of common stock are held through a broker, dealer, commercial bank, trust company, custodian or other nominee?

A: If you hold your shares of common stock through a broker, dealer, voting trustee, bank, association or other nominee, your broker, dealer, voting trustee, bank, association or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from your broker, dealer, voting trustee, bank, association or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, dealer, voting trustee, bank, association or other nominee. If your shares are held through a broker, dealer, voting trustee, bank, association or other nominee, please refer to the voting instruction form used by your broker, dealer, voting trustee, bank, association or other nominee, or contact them directly, to see if you may submit voting instructions by telephone or internet. If you do not properly instruct your broker, dealer, voting trustee, bank, association or other nominee your votes will not be counted and it will have the same effect as a vote “AGAINST” the approval of the Merger Proposal, and will have no effect on the results of the votes for the Merger Compensation Proposal and the Adjournment Proposal, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Q: What will happen if I abstain from voting or fail to vote?

A: Because the required vote to approve the Merger Proposal is based on the number of shares of common stock that are outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, if you abstain from voting or fail to vote, it will have the same effect as a vote “AGAINST” the approval of the merger and the other transactions contemplated by the Merger Agreement and will have no effect on the results of the votes for the Merger Compensation Proposal and the Adjournment Proposal, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Q: How will proxy holders vote my shares?

A: If you properly submit a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q: What happens if I sell my shares before the special meeting?

A: If you held your shares of common stock on the record date but sell or transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration in respect of those shares. The right to receive the merger consideration will pass to the person who owns, at the merger effective time, the shares you previously owned.

Q: Can I change my vote after I have submitted my proxy card?

A: Yes. If you own shares of common stock as a record holder, you may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation to our Secretary, at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York, 10022, by delivering a proxy bearing a later date (including by telephone or by internet), provided such proxy card is received no later than the close of business on [ ], 2025, by voting again by telephone or the internet before the closing of the voting facilities at 11:59 p.m. Eastern Time on [ ], 2025 or by attending and voting during the special meeting. Attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you have instructed a broker, dealer, voting trustee, bank, association or other nominee through which you hold your shares to vote your shares, the above described options for changing your vote do not apply and instead you should follow the instructions received from your broker, dealer, voting trustee, bank, association or other nominee to change your vote.

Q: Is the merger expected to be taxable to me?

A: The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In addition, we may be required to withhold a portion of your merger consideration under applicable tax laws, including if you are a non-U.S. stockholder pursuant to FIRPTA. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of our common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For further discussion, see “The Merger—Material U.S. Federal Income Tax Consequences.”

Q: What rights do I have if I oppose the merger?

A: If you are a common stockholder of record, you can vote “against” the merger. However, in accordance with the MGCL and our charter, no dissenters’ or appraisal rights are available with respect to our shares of common stock in connection with the merger or the other transactions contemplated by the Merger Agreement. See “No Dissenters’ Rights of Appraisal” on page 74.

Q: What will happen to the shares of common stock that I currently own after completion of the merger?

A: Following the completion of the merger, your shares of common stock will be cancelled and will represent only the right to receive the merger consideration. In addition, we will cease filing periodic reports with the Securities and Exchange Commission (the “SEC”).

Q: Where can I find more information about the Company?

A: We file certain information with the SEC. This information is available at the internet site the SEC maintains at www.sec.gov and on our website at www.northstarhealthcarereit.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Additional Information” on page 75.

Q: Who will solicit and pay the cost of soliciting proxies?

A: We will bear the cost of soliciting proxies for the special meeting. The board of directors is soliciting your proxy on our behalf. Our officers and directors may solicit proxies by telephone, facsimile, mail or internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have retained Broadridge Financial Solutions, Inc. to assist us in the solicitation of proxies, and will pay approximately $144,918, plus reimbursement of out-of-pocket expenses, to Broadridge Financial Solutions, Inc. for its services. We also will request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q: Who can help answer my other questions?

A: If you have any questions about the special meeting or the merger, or need additional copies of the proxy materials, you should contact our proxy solicitation agent, Broadridge Financial Solutions, Inc., at 1-833-215-7519.

If you hold our shares of common stock through a broker, dealer, voting trustee, bank, association or other nominee, you should also call your broker, dealer, voting trustee, bank, association or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” or “intend” or other words or phrase of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which NorthStar Healthcare operates, management's beliefs, assumptions made by management and the merger described in this proxy statement. While NorthStar Healthcare’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. These risks include, but are not limited to:
•the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the merger that may be instituted against the parties and others following announcement of the Merger Agreement;
•the inability to consummate the merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the merger;
•risks that the merger disrupts current plans and operations of NorthStar Healthcare or diverts management’s attention from its ongoing business;
•the ability to recognize the anticipated benefits of the merger;
•the amount of the costs, fees, expenses and charges related to the merger;
•the risk that the Merger Agreement may be terminated in circumstances requiring NorthStar Healthcare to pay a termination fee;
•the effect of the announcement of the merger on the ability of NorthStar Healthcare to retain and hire key personnel and maintain relationships with its managers, residents and others with whom it does business;
•the effect of the announcement of the merger on NorthStar Healthcare’s operating results and business generally; and
•the other risks and important factors contained and identified in NorthStar Healthcare’s filings with the SEC, such as NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as NorthStar Healthcare’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time, any of which could cause actual results to differ materially from the forward-looking statements in this proxy statement.

There can be no assurance that the merger will be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this proxy statement. NorthStar Healthcare undertakes no obligation or duty to update or revise any of these forward-looking statements after the date of this proxy statement, nor to conform prior statements to actual results or revised expectations, and NorthStar Healthcare does not intend to do so.

THE PARTIES TO THE MERGER

NorthStar Healthcare Income, Inc.
575 Lexington Avenue, 14th Floor
New York, New York 10022
(929) 777-3135
NorthStar Healthcare is an internally managed, public, non-listed REIT that owns a diversified portfolio of seniors housing properties located throughout the United States. NorthStar Healthcare was formed in October 2010 as a Maryland corporation and commenced operations in February 2013. For additional information about us and our business, see “Additional Information” beginning on page 75.

Compound Holdco LLC
c/o Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
(419) 247-2800

Parent is a Delaware limited liability company formed by Welltower in connection with the merger. Parent is an affiliate of Welltower.

Compound Merger Sub LLC
c/o Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
(419) 247-2800

Merger Sub is a newly formed Delaware limited liability company and wholly owned subsidiary of Parent. Merger Sub was formed by Parent solely for the purpose of effecting the merger. Upon completion of the merger, the Company will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity and an affiliate of Welltower.

Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
(419) 247-2800

Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of healthcare infrastructure. Welltower Inc. invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall healthcare experience. Welltower Inc., a real estate investment trust, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing, post-acute communities and outpatient medical properties. Welltower Inc. is structured as an umbrella partnership REIT, under which substantially all of its business is conducted through Welltower OP LLC, the day-to-day management of which is exclusively controlled by Welltower Inc.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies from our common stockholders by the board of directors for use at the special meeting to be held as a virtual only meeting, on [________], 2025 at [___] am Eastern time. NorthStar Healthcare stockholders will be able to attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/NHTH2025SM. The purpose of the special meeting is for you to consider and vote to:
•approve the Merger Proposal;
•approve, on an advisory (non-binding) basis, the Merger Compensation Proposal; and
•approve the Adjournment Proposal.

Our common stockholders must approve the Merger Proposal for the merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

Only holders of record of our shares of common stock as of the close of business on the record date, which was [_______], 2025, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of NorthStar Healthcare common stock that they held on the record date at the special meeting or any adjournments or postponements of the special meeting. On the record date of [_______], 2025, [_______] shares of our common stock were outstanding and entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present in person or represented by proxy for the purposes of determining the presence of a quorum. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the Merger Proposal, approval of the Merger Compensation Proposal and approval of the Adjournment Proposal. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

Required Vote

Approval of the Merger Proposal

Pursuant to our charter, the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on the proposal is required to approve the Merger Proposal. Because the required vote to approve the Merger Proposal is based on the number of our shares of common stock outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote shares of common stock that you own (including as a result of abstentions) will have the same effect as voting against the approval of the merger and the other transactions contemplated by the Merger Agreement.

Approval of the Merger Compensation Proposal and the Adjournment Proposal

Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the Merger Compensation Proposal and the Adjournment Proposal. For purposes of these votes, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the results of the votes, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Voting Procedures

There are four ways to vote if you hold your shares of our common stock in your own name as a holder of record:
•By Internet: You can vote over the internet by following the instructions on the enclosed proxy card.

•By Telephone: You can vote by telephone by following the instructions on the proxy card.
•By Mail: If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it to the Company’s tabulation agent in the enclosed return envelope.
•At the Special Meeting: You may vote your shares virtually at www.virtualshareholdermeeting.com/NHTH2025SM. You will be asked to provide the 16-digit control number from your proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the internet or by telephone.

Stockholders may generally vote via the internet or by telephone until 11:59 p.m. Eastern Time, on [ ], 2025, or, if voting by mail, the Company’s tabulation agent must receive paper proxy cards on or before [ ], 2025. However, voting deadlines may vary depending on how you hold your shares, so please carefully review the specific instructions provided on your proxy card or voting instruction form.

Regardless of whether you plan to attend the special meeting, we request that you submit your vote by proxy for your shares of common stock as described above as promptly as possible. If your shares of our common stock are held on your behalf by a broker, dealer, voting trustee, bank, association or other nominee, you will receive instructions from them that you must follow to have your shares voted at the special meeting. You should instruct your broker, dealer, voting trustee, bank, association or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, dealer, voting trustee, bank, association or other nominee , who can give you directions on how to vote your shares of common stock. Because all three proposals are considered “non-routine” matters, common shares held through a broker, dealer, voting trustee, bank, association or other nominee will not be voted unless direction is provided by the underlying beneficial owners of such shares. Therefore, it is not anticipated that there will be any “broker non-votes” at the special meeting. If you do not properly instruct your broker, dealer, voting trustee, bank, association or other nominee your vote will not be counted and it will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Proxies and Revocation

If you submit a proxy, your shares of common stock will be voted at the special meeting as you indicate on your proxy. If you submit a proxy but no instructions are indicated on your signed proxy card, your shares of common stock will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy through any of the following methods:
•send written notice of revocation, prior to the special meeting, to our Secretary, at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, provided such written notice is received by the close of business on [ ], 2025;
•properly sign, date, and mail a new proxy card to our Secretary, provided such proxy card is received no later than the close of business on [ ], 2025;
•vote again by telephone or the internet before the closing of the voting facilities at 11:59 p.m. Eastern Time on [ ], 2025; or
•attend and vote in person during the special meeting.

Please note that merely attending the special meeting, without further action, will not revoke your proxy. If shares of our common stock are held on your behalf by a broker, dealer, voting trustee, bank, association or other nominee, you must contact them to receive instructions as to how you may revoke your proxy.

We do not expect that any matter other than (i) the approval of the Merger Proposal, (ii) the approval of the Merger Compensation Proposal and (iii) the approval of the Adjournment Proposal will be brought before or at the special meeting. If, however, such a matter is properly presented before or at the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

We will pay the costs of soliciting proxies for the special meeting. Our officers and directors may solicit proxies by telephone and facsimile, by mail, by internet or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that individuals and entities holding our shares of common stock in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services upon request. We have retained Broadridge Financial Solutions, Inc. to assist us in the solicitation of proxies, and will pay fees of approximately $144,918, plus reimbursement of out-of-pocket expenses, to Broadridge Financial Solutions, Inc. for their services. In addition, our arrangement with Broadridge Financial Solutions, Inc. includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Postponements of the Special Meeting

At any time prior to convening the special meeting, the board of directors may postpone the special meeting for any reason without the approval of our stockholders. If the special meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date, time and place of the special meeting.

THE MERGER
General Description of the Merger
If the merger is approved by the Company’s stockholders and certain other conditions to the closing are either satisfied or waived, the Company will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity and an affiliate of Welltower.
At the merger effective time, each share of common stock issued and outstanding immediately prior to the merger effective time (other than the Excluded Shares) will be cancelled and retired and automatically converted into the right to receive an amount in cash equal to $3.03 per share (as may be adjusted in accordance with the Merger Agreement), without interest and less applicable withholding taxes.

Our shares of common stock are not listed on a national securities exchange and there is no public trading market for our common stock. If the merger is completed, our common stock will be deregistered under the Exchange Act.

Background of the Merger

NorthStar Healthcare’s initial public offering commenced in 2013 and was completed in February 2015. NorthStar Healthcare also commenced a follow-on public offering in February 2015, which was completed in January 2016. During NorthStar Healthcare’s public offerings, NorthStar Healthcare stated that it expected to begin to consider alternatives for providing liquidity to its stockholders beginning five (5) years after the completion of its offering stage, subject to then-existing market conditions. While this was NorthStar Healthcare’s expectation regarding when it would begin to consider alternatives, NorthStar Healthcare also indicated that there is no definitive date by which it must execute a liquidity event, as NorthStar Healthcare does not have a stated term of existence.

In August 2020, NorthStar Healthcare’s board of directors formed a special committee consisting solely of independent directors (the “special committee”) to evaluate strategic alternatives available to NorthStar Healthcare, including potential restructurings, to position NorthStar Healthcare to maximize value upon a future liquidity event. After interviewing several prospective financial advisors, the special committee, in September 2020, engaged CSCA, given CSCA’s reputation in the market for strategic transactions involving the real estate industry in general and the seniors housing real estate industry, and CSCA’s familiarity and history with NorthStar Healthcare. Over the next several months, CSCA evaluated and presented to the special committee potential strategic alternatives available to NorthStar Healthcare, on a corporate- and asset-level, as well as conducted valuation and liquidity analysis in light of upcoming debt maturities.

In January 2022, at the special committee’s direction, CSCA launched a process to evaluate interest in a potential sale of NorthStar Healthcare or certain of its assets, as well as new advisory relationships, contacting 19 parties, including both financial and strategic buyers, and 15 parties signed confidentiality agreements. In March 2022, five companies submitted either formal or informal indications of interest to pursue various transactions to acquire certain assets of NorthStar Healthcare and/or replace its external advisor. CSCA engaged in discussions with each potential interested party, and reviewed the indications of interest received with the special committee. As a result of this process, the special committee concluded that a sale of NorthStar Healthcare as a whole could not have been achieved at an acceptable value at that time based on a variety of factors, such as the composition of NorthStar Healthcare’s investments (and specifically significant investment through minority interests in joint ventures), high leverage, performance challenges due to the extended recovery from the COVID-19 pandemic, high inflation and labor costs and rising interest rates, among others. However, the special committee did evaluate and ultimately determined to internalize NorthStar Healthcare’s management function, terminating the advisory agreement with its former advisor and hiring a new chief executive officer, believing that this structure would be best to execute on a strategy that would position NorthStar Healthcare for a liquidity event over the next few years.

Following NorthStar Healthcare’s internalization, NorthStar Healthcare focused on growing the net operating income of its existing portfolio and pursuing selective disposition opportunities of its minority interests in joint ventures and underperforming assets, in order to position NorthStar Healthcare for a future liquidity event, while monitoring market conditions, performance and disposition or other transactional opportunities.

In 2023, NorthStar Healthcare exited three of its minority investments in joint ventures, either through the sale of its ownership interests or through the sale of the underlying assets of the joint venture. In addition, in November 2023, in order to advance its exit of its remaining minority position, NorthStar Healthcare entered into a purchase agreement giving the majority partner of its remaining unconsolidated investment the right to purchase NorthStar Healthcare’s minority interest on the terms and conditions set forth in the purchase agreement at any time prior to September 30, 2025.

On November 9, 2023, the board of directors, including all of the independent directors, approved and established an estimated net asset value (“NAV”) of NorthStar Healthcare common stock as of June 30, 2023, of $2.64 per share, based on the estimated market value of NorthStar Healthcare’s assets less the estimated market value of NorthStar Healthcare’s liabilities, divided by the number of shares outstanding, all as of such date. The estimated NAV per share was determined with the assistance of a third-party independent valuation and consulting firm and was not intended to reflect NorthStar Healthcare’s enterprise value.

In January 2024, Kendall Young, Chief Executive Officer of NorthStar Healthcare, was approached by Party A, a mid-sized private equity firm, which expressed an interest in acquiring a large portfolio of assets from NorthStar Healthcare. On January 12, 2024, NorthStar Healthcare entered into a confidentiality agreement with Party A and made nonpublic due diligence materials available to Party A regarding the relevant portfolio. Over the next several weeks, NorthStar Healthcare engaged in discussions and provided follow-up materials to Party A. In March 2024, Party A provided a preliminary price indication, which was below NorthStar Healthcare’s expectations and NorthStar Healthcare ceased further discussions with Party A at that time.

On February 1, 2024, the board of directors held a meeting, during which members of management and representatives of CSCA participated. A member of management reviewed with the board of directors potential liquidity alternatives, various considerations regarding each potential transaction, key variables affecting timing, including market conditions, debt maturities and valuation of certain minority investments, and implications to NorthStar Healthcare. CSCA also provided an overview regarding market conditions for seniors housing transactions, as well as key factors that would impact NorthStar Healthcare’s potential execution of a liquidity event over the next year. The board of directors determined that, although timing was not then optimal to pursue a liquidity event due to, among other things, (i) the composition of NorthStar Healthcare’s portfolio, particularly its significant remaining minority interest in an unconsolidated investment, (ii) potential incremental, near-term growth in net operating income and (iii) the then-current investment environment, NorthStar Healthcare should move forward to interview and select outside counsel and a financial advisor, in order to conduct a preliminary analysis of potential liquidity options.

In February 2024, management had preliminary discussions with several prospective financial advisors. In addition, in February 2024, NorthStar Healthcare engaged Morrison & Foerster LLP, or Morrison Foerster, to provide legal counsel to the board of directors and NorthStar Healthcare in connection with its consideration of liquidity options.

On March 1, 2024, the board of directors held a meeting, during which members of management and Morrison Foerster participated. Morrison Foerster provided a presentation to the board of directors regarding its duties under Maryland law, both generally and in connection with consideration of liquidity options.

On March 7, 2024, the board of directors held a meeting, during which two prospective financial advisors, including CSCA, presented detailed strategies to the board of directors and management. After additional discussions with each prospective financial advisor, management and the board of directors determined in April 2024 to engage CSCA to review a range of liquidity options for NorthStar Healthcare, given CSCA’s experience in the healthcare real estate industry and long-standing relationship with NorthStar Healthcare.

During March 2024 and April 2024, at the direction of the board of directors, management, together with CSCA, evaluated potential liquidity options for NorthStar Healthcare.

On May 8, 2024, the board of directors held a meeting, during which members of management and representatives of CSCA participated. CSCA reviewed various liquidity alternatives for NorthStar Healthcare, including a listing of NorthStar Healthcare’s common stock, a sale or merger of NorthStar Healthcare as a whole and sales of individual assets or portfolios followed by a liquidation of NorthStar Healthcare, as well as potential variations and combinations of the same, and benefits and challenges associated with each potential transaction. The board of directors then discussed with management and CSCA various factors impacting the potential outcome and timing of any such transaction, including debt maturities, sale of minority interests in joint ventures, the state of the capital markets, trends in the seniors housing industry and the age and composition of NorthStar Healthcare’s portfolio. Following this discussion, the board of directors determined launching a marketing process for a potential liquidity event or otherwise pursuing one of the liquidity alternatives at that time was still not likely optimal due to, among other things, (i) the composition of NorthStar Healthcare’s portfolio, particularly its significant remaining minority interest in an unconsolidated investment, (ii) potential incremental, near-term growth in net operating income and (iii) the then-current investment environment, but that NorthStar Healthcare should continue preparation for a potential transaction and monitor market conditions. The board of directors directed management to continue to work with CSCA to monitor market conditions and to continue to manage NorthStar Healthcare to be positioned to execute a potential liquidity transaction.

In May 2024, Party B, an owner and operator of seniors housing facilities, expressed interest in a potential strategic transaction with NorthStar Healthcare to representatives of CSCA.

In July 2024, representatives of CSCA were approached by Party C, a large private equity firm, interested in a potential transaction with NorthStar Healthcare.

On July 22, 2024, representatives of Party C, CSCA and Mr. Young met to discuss Party C’s interest in a potential transaction. Party C indicated that it was interested in pursuing a transaction in spite of the state of capital markets and interest rate environment and believed NorthStar Healthcare’s assets would be complementary to its existing investments. Party C indicated it would work diligently to analyze a potential transaction, with the objective of providing NorthStar Healthcare with its views on valuation on an expedited basis.

On July 29, 2024, NorthStar Healthcare entered into a confidentiality agreement with Party C and thereafter made nonpublic diligence materials available to Party C.

On August 8, 2024, at a meeting of the board of directors, management updated the board of directors regarding the potential interest of Party B and Party C, and indicated that management intended to have preliminary discussions with Party B and Party C in order to explore their respective interest in a potential transaction with NorthStar Healthcare, as well as to get a sense of current market conditions through these discussions.

On August 9, 2024, representatives of CSCA and Mr. Young had a telephone conversation with representatives of Party B, who explained the strategic advantages of a potential transaction with Party B.

On August 19, 2024, the board of directors held a meeting, during which members of management and representatives of CSCA attended. Members of management and representatives of CSCA provided an overview of their preliminary discussions with Party B and Party C and their respective interests in a potential transaction with NorthStar Healthcare, and the implications of those discussions for NorthStar Healthcare’s timeline for consideration of liquidity alternatives. The board of directors directed representatives of management and CSCA to continue their discussions with Party B and Party C.

On August 21, 2024, NorthStar Healthcare entered into a confidentiality agreement with Party B and thereafter made nonpublic due diligence materials available to Party B.

Party B and Party C then proceeded to conduct diligence with respect to NorthStar Healthcare. Over the next several months, representatives of CSCA engaged in discussions with Party B and Party C in response to their due diligence inquiries and provided supplemental materials.

On September 5, 2024, a representative of CSCA met with Party D, a large, public healthcare REIT, which expressed interest in a potential transaction.

On September 20, 2024, NorthStar Healthcare completed the disposition of its remaining minority interest in an unconsolidated joint venture, which resulted in net proceeds to NorthStar Healthcare of $252.4 million. As a result of this transaction, NorthStar Healthcare’s portfolio consisted only of directly-owned investments and now had significant liquidity, which management believed would better position NorthStar Healthcare for a potential liquidity event.

On September 23, 2024 and September 24, 2024, NorthStar Healthcare management and representatives of CSCA attended an industry conference where they met with a number of parties who expressed interest in evaluating a potential transaction with NorthStar Healthcare. On September 24, 2024, representatives of CSCA and Mr. Young met with Party A, which expressed its interest in pursuing a transaction again, and representatives of NorthStar Healthcare also met with Party C, which provided an update regarding its analysis of a potential transaction. Mr. Young also met with Party D, which reiterated its interest in a potential transaction on September 24, 2024. In addition, on September 24, 2024, representatives of CSCA and Mr. Young met with representatives of Welltower, who expressed interest in a potential transaction, indicating its preference to proceed on an exclusive basis without a marketing process, and explained the strategic rationale for a potential transaction.

On October 1, 2024, the board of directors held a meeting, during which members of management and representatives of CSCA participated, to discuss its recent conversations with various parties who had expressed interest in pursuing a potential transaction, which had caused management to increase its focus on a potential sale transaction among the potential liquidity event options. Management and representatives of CSCA discussed the potential launch of a marketing process with the board of directors, noting key factors driving optimal timing for such a process and developments over the past few months, including the accelerated growth in NorthStar Healthcare’s net operating income, the improved composition of NorthStar Healthcare’s assets following the disposition of all minority investments, the improving interest rate environment, seniors housing industry trends and transactional activity, and related risks and opportunities. The board of directors expressed support to move forward with a marketing process to explore potential sale transactions for NorthStar Healthcare.

In early October 2024, representatives of CSCA sent draft confidentiality agreements to several parties, including Party A, Party D and Welltower.

Over the next several weeks, in anticipation of commencing a potential marketing process, NorthStar Healthcare entered into confidentiality agreements with 21 parties (in addition to Party B and Party C), including a diverse selection of REITs, health care providers, operators and other strategic parties and financial sponsors. However, at that time, NorthStar Healthcare did not make nonpublic due diligence materials generally available.

On October 4, 2024, NorthStar Healthcare entered into a confidentiality agreement with Welltower and thereafter made nonpublic due diligence materials available to Welltower. Welltower then proceeded to conduct due diligence regarding NorthStar Healthcare.

On October 8, 2024, NorthStar Healthcare entered into a new confidentiality agreement with Party A and thereafter made nonpublic due diligence materials available to Party A. Party A then proceeded to conduct due diligence regarding NorthStar Healthcare, but ultimately did not provide any feedback regarding moving forward with a potential transaction.

On October 10, 2024, representatives of CSCA had a telephone conversation with Party B, which expressed concerns regarding the portfolio composition and vintage of the assets.

On October 15, 2024, the board of directors, including all of the independent directors, approved and established an estimated NAV of NorthStar Healthcare’s common stock, as of June 30, 2024, of $2.96 per share, based on (i) the estimated market value of NorthStar Healthcare’s assets less the estimated market value of NorthStar Healthcare’s liabilities, divided by (ii) the number of shares outstanding, all as of such date. The estimated NAV per share was determined with the assistance of a third-party independent valuation and consulting firm and was not intended to reflect NorthStar Healthcare’s enterprise value.

On October 16, 2024, representatives of CSCA had a telephone conversation with Party C regarding Party’s C preliminary valuation conclusions, which was from the mid to high end of the range between $2 and $3 per share.

On October 17, 2024, NorthStar Healthcare entered into a confidentiality agreement with Party D and made nonpublic due diligence materials available to Party D. Party D then proceeded to conduct due diligence regarding NorthStar Healthcare.

On October 24, 2024, a representative of CSCA met with a representative of Welltower in Dallas, Texas. At this meeting, Welltower affirmed its interest in a potential transaction with NorthStar Healthcare and desire to proceed on an exclusive, off-market basis, provided an update on the diligence conducted and indicated its intent to send a written non-binding indication of interest.

On November 6, 2024, Party B provided its preliminary valuation conclusions to representatives of CSCA, indicating the mid to high end of the range between $2 and $3 per share, continued to express concerns regarding the vintage of the assets and indicated they would only be interested in pursuing a transaction involving stock consideration.

On November 7, 2024, at a meeting of the board of directors, management provided an update to the board of directors on the ongoing discussions with Welltower, Party B, Party C and Party D.

On November 15, 2024, Welltower submitted a written, non-binding indication of interest to acquire all of the fully diluted outstanding shares of NorthStar Healthcare’s common stock for cash consideration of $3.03 per share, which price represented an equity value for NorthStar Healthcare of approximately $563 million and a gross asset value for NorthStar Healthcare of approximately $935 million. The proposal was not subject to a financing condition, noted certain contingencies related to pending asset sales and indicated that Welltower expected to be able to complete due diligence and enter into a merger agreement within 30 days of receipt of customary due diligence items. The proposal further noted that Welltower would be open to a “go shop” period during which NorthStar Healthcare would be permitted to solicit competing bids for a limited period of time following the signing of a transaction. Also on that day, a representative of Welltower informed a representative of CSCA that the proposed merger consideration reflected its “best and final” proposal, and reiterated that it would only be interested in proceeding on an exclusive basis outside of a broad marketing process. The proposal was forwarded to the board of directors on the same day.

On November 15, 2024, representatives of CSCA had a telephone conversation with a representative of Party D, which indicated achieving a price equal to or greater than NAV would be challenging given their cost of capital.

On November 18, 2024, the board of directors held a meeting, during which representatives of management and CSCA participated. During the meeting, representatives of CSCA reviewed with the board of directors its valuation analysis of NorthStar Healthcare, including optimal timing to execute a sale transaction to maximize value. Representatives of CSCA also provided an update on the marketing process, including that 22 parties had entered into confidentiality agreements, as well as the preliminary, verbal valuation feedback received from Party B, Party C and Party D and the written, non-binding indication of interest received from Welltower.

On November 20, 2024, the board of directors held a meeting, during which representatives of management, CSCA and Morrison Foerster participated, to continue discussions in respect of the terms of the proposal presented in the indication of interest received from Welltower, including the proposed merger consideration, Welltower’s desire for an exclusivity period, the proposed “go shop” marketing period and the termination fees and contingencies noted in the proposal. The board of directors agreed that NorthStar Healthcare management and representatives of CSCA should engage with Welltower to negotiate the proposed terms of the offer.

Over the next several days, representatives of CSCA held discussions with Welltower regarding the terms set forth in Welltower’s indication of interest, including, without limitation, the merger consideration, Welltower’s desire for an exclusivity period, a “go shop” marketing period and the termination fees.

On November 24, 2024, Welltower submitted an updated written, non-binding indication of interest. It reflected no changes to the proposed transaction structure, merger consideration and contingencies, but provided additional details regarding the proposed exclusivity period and proposed a 30-day “go shop” period to solicit alternative superior proposals following execution of the merger agreement, and proposed a termination fee equal to 2% of equity value payable during the “go shop” period and 4% of equity value payable following the end of the “go shop” period, should NorthStar Healthcare terminate the merger agreement due to the receipt of a superior alternative proposal.

On November 26, 2024, the board of directors held a meeting, during which representatives of CSCA provided an update to the board of directors on its discussions with Welltower. Representatives of CSCA reported that Welltower would not increase its price, but discussions were ongoing on other deal terms.

Following further discussions with representatives of CSCA, on November 26, 2024, Welltower submitted a further updated written, non-binding indication of interest. It reflected no changes to the proposed transaction structure and merger consideration, but eliminated the contingencies tied to NorthStar Healthcare’s completion of certain pending asset sales and extended the “go shop” period to 40 days plus an additional ten days (if NorthStar Healthcare was in negotiations with a bidder who had submitted an offer that may be a “superior proposal”) to enter into a definitive agreement for a superior proposal.

On December 2, 2024, the board of directors held a meeting, during which representatives of CSCA, Morrison Foerster and management participated, to review the terms of the latest Welltower proposal. Representatives of CSCA summarized the latest Welltower proposal, including the proposed exclusivity period. The board of directors discussed the merits and detriments of the proposal, including the implications of pursuing the proposed transaction on an exclusive basis with Welltower, subject to the “go shop” terms and conditions, rather than pursuing a broader marketing process. Representatives of CSCA provided an update on discussions with Party B, Party C and Party D, noting that preliminary, verbal indications from each were not as favorable as the transaction proposed by Welltower and none intended to submit a formal offer at this stage. Following discussion, and after taking into consideration the information provided by and discussed with NorthStar Healthcare’s management and advisors, the board of directors approved the entry by NorthStar Healthcare into an exclusivity agreement with Welltower to pursue the proposed transaction based on the terms of Welltower’s latest proposal.

Later that day, with the approval of the board of directors, NorthStar Healthcare entered into an exclusivity agreement with Welltower, which provided for an exclusivity period of 30 days, with an automatic 15-day extension if Welltower and NorthStar Healthcare were continuing to negotiate in good faith regarding the proposed transaction. Upon entry into the exclusivity agreement, representatives of CSCA and NorthStar Healthcare ceased conversations with other parties regarding a potential transaction, and revoked access to any nonpublic due diligence materials provided to Party A, Party B, Party C and Party D.

In addition, on December 2, 2024, Welltower provided a detailed supplemental due diligence request list. Over the next several weeks, representatives of CSCA, NorthStar Healthcare and Welltower, and their respective legal counsel, engaged in discussions regarding due diligence matters and provided supplemental due diligence materials.

On December 16, 2024, a representative of Welltower’s outside legal counsel, Hogan Lovells US LLP, or Hogan Lovells, sent an initial draft of the Merger Agreement to representatives of Morrison Foerster. Among other terms, the draft Merger Agreement included: (i) a go-shop period of 40 days, with an additional 10-day period in the event of ongoing negotiations with a bidder at the conclusion of the 40-day go-shop period that the board of directors determined would reasonably be expected to lead to a superior proposal, (ii) no right for NorthStar Healthcare to change its recommendation to stockholders to vote in favor of the merger in the event there occurred an “intervening event”, (iii) an obligation for NorthStar Healthcare to (a) use commercially reasonable efforts to sell certain properties before the closing and (b) cooperate with Welltower in its negotiations with certain property managers, (iv) a right of Welltower to terminate the Merger Agreement and receive a termination fee if NorthStar Healthcare materially breached its obligations to not solicit alternative acquisition proposals, and (v) an uncapped obligation for NorthStar Healthcare to reimburse Welltower for its expenses if the Merger Agreement is terminated under certain circumstances.

On December 24, 2024, a representative of Morrison Foerster sent a revised draft of the Merger Agreement to representatives of Hogan Lovells. Among other terms, the draft Merger Agreement (i) allowed the board of directors, in the event that an “intervening event” occurred, to change its recommendation to stockholders that they vote in favor of the merger, (ii) rejected the obligation for NorthStar Healthcare to use commercially reasonable efforts to sell certain properties, (iii) minimized the obligation of NorthStar Healthcare to cooperate with Welltower in its negotiations with certain property managers, (iv) rejected the obligation for NorthStar Healthcare to reimburse Welltower for its expenses if the Merger Agreement is terminated under certain circumstances, (v) rejected the right of Welltower to terminate the Merger Agreement and receive a termination fee if NorthStar Healthcare materially breached its obligations to not solicit alternative acquisition proposals, and (vi) included a guarantee from Welltower to cover the payment of the merger consideration and the other obligations of Parent and Merger Sub under the Merger Agreement.

On January 3, 2025, a representative of Hogan Lovells sent a revised draft of the Merger Agreement to representatives of Morrison Foerster. Among other terms, the draft Merger Agreement included (i) the obligation for NorthStar Healthcare to use commercially reasonable efforts to sell certain properties, (ii) increased obligations of NorthStar Healthcare in respect of Welltower negotiating with certain property managers, (iii) a right of Welltower to terminate the Merger Agreement and receive a termination fee if NorthStar Healthcare materially breached its obligations to not solicit alternative acquisition proposals, and (iv) an uncapped obligation for NorthStar Healthcare to reimburse Welltower for its expenses if the Merger Agreement is terminated as a result of a NorthStar Healthcare breach that resulted in a closing condition not being satisfied.

On January 10, 2025, representatives of Hogan Lovells and Morrison Foerster held a videoconference call to discuss the Merger Agreement. Following that call, on January 11, 2025, a representative from Morrison Foerster sent a revised draft of the Merger Agreement to representatives of Hogan Lovells. Among other terms, the draft Merger Agreement rejected (i) the obligation for NorthStar Healthcare to use commercially reasonable efforts to sell certain properties, (ii) the right of Welltower to terminate the Merger Agreement and receive a termination fee if NorthStar Healthcare materially breached its obligations to not solicit alternative acquisition proposals and (iii) the obligation for NorthStar Healthcare to reimburse Welltower for its expenses if the Merger Agreement is terminated as a result of a NorthStar Healthcare breach that resulted in a closing condition not being satisfied.

On January 15, 2025, based on the significant progress made by Welltower on due diligence and negotiation of the Merger Agreement, NorthStar Healthcare agreed to extend exclusivity through January 31, 2025.

On January 17, 2025, a representative of Morrison Foerster sent to representatives of Hogan Lovells an initial draft of the confidential disclosure letter to the Merger Agreement.

Between January 17, 2025 and January 28, 2025, representatives of Hogan Lovells and Morrison Foerster continued to exchange revised drafts of the Merger Agreement and the confidential disclosure letter, and the parties and their representatives continued to discuss the potential terms of the Merger Agreement and the contents of the confidential disclosure letter.

On January 24, 2025, a representative of Morrison Foerster sent to representatives of Hogan Lovells a draft excise tax gross-up agreement relating to members of NorthStar Healthcare’s senior management. Between January 24, 2025 and January 28, 2025, representatives of Hogan Lovells and Morrison Foerster continued to exchange revised drafts of the excise tax gross-up agreements.

On January 26, 2025, representatives of CSCA and Welltower held a call, during which Welltower informed CSCA that Welltower had identified certain diligence findings over the preceding weeks which it believed could negatively affect its valuation of NorthStar Healthcare. Welltower told CSCA that Welltower was not seeking a decrease to the merger consideration payable to NorthStar Healthcare’s stockholders, but instead would like the termination fee payable during the “go-shop” period to be increased to 2.5% of equity value (from 2% of equity value) and the termination fee payable following the end of the “go shop” period to be increased to 4.5% of equity value (from 4% of equity value). Later that day, representatives of NorthStar Healthcare management, CSCA and Morrison Foerster discussed their respective views that an increase in the termination fee payable during the “go-shop” period to 2.5% was reasonable under the circumstances and not likely to preclude or discourage any other party from making a competing alternative acquisition proposal, but concluded that an increase in the termination fee payable following the “go-shop” period to 4.5% was not reasonable and out of market for a transaction of this nature and size. Following that discussion, a representative of CSCA informed Welltower that the increase in the termination fee payable during the “go-shop” period was acceptable and the proposed increase to the termination fee payable following the “go-shop” period was not acceptable, subject to ultimate approval of NorthStar Healthcare’s board of directors.

Also on January 26, 2025, representatives of Hogan Lovells and Morrison Foerster held a videoconference call to discuss potential excise taxes and excise tax gross-up payments relating to members of NorthStar Healthcare’s senior management. The next day, representatives of NorthStar Healthcare, Welltower and their respective advisors held a videoconference call to discuss the same.

On January 28, 2025, a representative of Morrison Foerster sent to representatives of Hogan Lovells a draft excise tax cut-back agreement relating to a member of NorthStar Healthcare’s senior management.

On January 29, 2025, the board of directors held a special meeting, during which representatives of CSCA, Morrison Foerster and management participated. A representative of Morrison Foerster reviewed the board’s duties under Maryland law. A representative of Morrison Foerster then guided the board of directors in a discussion and review of the draft Merger Agreement and related transaction documents (which had been provided to the board of directors prior to the meeting). A representative of Morrison Foerster discussed with the board of directors certain key terms of such documents, including the interim operating covenants, go-shop provision, conditions to closing, termination provisions and termination fees. A representative of Morrison Foerster also discussed with the board of directors Welltower’s request for an increase in the “go-shop” termination fee and the respective views of management, CSCA and Morrison Foerster that a 2.5% “go-shop” termination fee was reasonable under the circumstances and not likely to preclude or discourage any other party from making a competing alternative acquisition proposal. The board of directors asked questions regarding the transaction documents, which were addressed by Morrison Foerster and management. A representative of Morrison Foerster then reviewed the relationship disclosure from CSCA regarding CSCA’s relationships with NorthStar Healthcare and its affiliates and Welltower Inc. (which had been provided to the board of directors prior to the meeting), and which provided that, among other things, in the two years prior to January 29, 2025, CSCA and its affiliates had not been engaged on any services for Welltower Inc. and had not received any fees for such services from Welltower Inc. A representative of CSCA then presented CSCA’s financial analysis with respect to the merger consideration of $3.03 per share. CSCA’s financial analysis used and relied upon, as authorized by NorthStar Healthcare, certain financial projections prepared by management of NorthStar Healthcare. The board of directors asked questions regarding the financial analysis. Following this discussion, at the request of the board of directors, representatives of CSCA then rendered its oral opinion to the board of directors, which was subsequently confirmed by delivery of its written opinion, dated January 29, 2025, which is attached to this proxy statement as Annex B, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by CSCA as set forth in its written opinion, the merger consideration was fair, from a financial point of view, to the holders of NorthStar Healthcare’s shares of common stock, as set forth in such opinion as more fully described in the section of this proxy statement entitled “The Merger—Opinion of Our Financial Advisor.” Following further discussion and deliberation, including taking into account the factors described below in greater detail in the section of this proxy statement entitled “The Merger—Recommendations and Reasons for the Merger,” the board of directors, among other things, unanimously (a) determined that the merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of NorthStar Healthcare and its stockholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, (c) directed that the merger and the other transactions contemplated by the Merger Agreement be submitted to a vote of the holders of NorthStar Healthcare common stock, and (d) resolved to recommend the approval of the merger and the other transactions contemplated by the Merger Agreement by NorthStar Healthcare stockholders.

Following the meeting of the board of directors on January 29, 2025, representatives of the parties executed the definitive transaction documents.

Before the opening of the market on January 30, 2025, NorthStar Healthcare issued a press release announcing the transaction. The press release announcing the transaction also noted that the Merger Agreement included a 40 day go-shop period.

Beginning on January 30, 2025, at the direction of the board of directors, representatives of CSCA contacted the 22 parties (other than Welltower) who had previously signed confidentiality agreements, of which [ ] affirmed their interest in evaluating a potential transaction, including Party B and Party C, and were granted access to nonpublic information regarding NorthStar Healthcare and [ ] declined the opportunity or failed to respond, including Party A and Party D. In addition, at the direction of the board of directors, representatives of CSCA approached an additional [ ] parties, of which [ ] expressed interest in a potential transaction, signed confidentiality agreements and were granted access to nonpublic information.

Recommendations and Reasons for the Merger

The board of directors evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the merger and the other transactions contemplated by the Merger Agreement. In reaching its decision to approve the merger and enter into the Merger Agreement and recommend that the stockholders of NorthStar Healthcare vote “FOR” the Merger Proposal, the board considered a number of factors, including the following factors that the board viewed as generally supporting its decision:
•the fact that the merger consideration of $3.03 per share in cash represents a premium to NorthStar Healthcare’s most recently announced estimated NAV per share of $2.96, particularly taking into account that NorthStar Healthcare’s estimated NAV per share does not reflect NorthStar Healthcare’s “enterprise value,” as the methodology used to determine the NAV per share does not include certain factors that could negatively impact the NAV, such as potential closing costs associated with dispositions or other transactions that would be incurred in order to realize the enterprise value;
•the fact that preliminary conversations with other parties, each of whom had unique strategic motivations, did not result in any formal indications of interest, and preliminary, verbal indications of interest were less favorable than the value ascribed to NorthStar Healthcare by Welltower;
•the board of directors’ belief that, if the board of directors declined to approve the Merger Agreement and the transactions contemplated thereby, there may not reasonably be expected to be another opportunity for NorthStar Healthcare stockholders to receive a comparably priced offer with a comparable level of closing certainty;
•the board of directors’ understanding, informed by NorthStar Healthcare’s financial advisor, that Welltower is positioned to be among the highest-paying potential counterparties to the proposed transaction as a result of Welltower’s capital structure, among other factors;

•the fact that the merger consideration was the result of arm’s-length negotiations and the fact that a representative of Welltower informed a representative of CSCA that the merger consideration of $3.03 per share was the maximum price that Welltower was willing to pay;
•the board of directors’ belief that contacting other potential bidders prior to signing a definitive agreement with Welltower would result in significant risks to NorthStar Healthcare and its business, including (i) the increased chance of the transaction leaking, which could result in harm to NorthStar Healthcare’s business relationships and (ii) the fact that NorthStar Healthcare would have the right under the Merger Agreement to a 40-day “go-shop” period, during which NorthStar Healthcare may actively solicit alternative acquisition proposals from, and furnish information to and conduct negotiations with, third parties after signing a definitive agreement with Welltower;
•the merger provides more certainty to NorthStar Healthcare’s stockholders of a liquidity outcome, and the merger consideration of $3.03 per share was more favorable to NorthStar Healthcare’s stockholders than the potential value that might result from other alternatives reasonably available to NorthStar Healthcare, such as the continued operation of NorthStar Healthcare on a standalone basis, divestitures of NorthStar Healthcare’s assets to distinct buyers and the subsequent liquidation of NorthStar Healthcare, and other extraordinary transactions, in light of a number of factors, including the risks and uncertainties associated with such alternatives;
•the board of directors’ understanding of NorthStar Healthcare’s business, assets, properties, financial condition and results of operations, its competitive position and historical and projected financial performance, the nature of the industry in which NorthStar Healthcare operates, including the risks and uncertainties facing NorthStar Healthcare’s business, such as:
◦the potential for continued growth in NorthStar Healthcare’s portfolio based on current performance, age and location of NorthStar Healthcare’s assets;
◦uncertainties and costs associated with refinancing NorthStar Healthcare’s borrowings, which all currently mature in 2026 and 2027, particularly with NorthStar Healthcare’s constrained capital structure and the current interest rate environment;
◦significant capital expenditures that may be required to maintain the competitiveness of the Company’s properties in light of the relatively older age of the Company’s assets;
◦the risk that any extended divestiture strategy of all or substantially all of NorthStar Healthcare assets would affect the performance of NorthStar Healthcare’s properties, and expose NorthStar Healthcare to costs and uncertainties for an extended period of time;
◦operation of the business on a stand-alone basis would ultimately require a significant transformation of NorthStar Healthcare’s strategy and capital structure; and
◦risks related to general economic conditions and uncertainty;
•the fact that no established trading market exists for NorthStar Healthcare’s common stock and NorthStar Healthcare’s share repurchase program has been suspended since 2020, and that the proposed merger consideration is all cash, so the transaction provides stockholders with certainty of value and immediate liquidity for their shares;
•the high probability that the merger would be completed based on, among other things, Welltower’s size, financial liquidity and proven ability to complete large acquisition transactions on agreed terms;
•the terms and conditions of the Merger Agreement, which were reviewed by the board of directors with its financial advisor and outside legal counsel, and the fact that such terms were the result of robust arm’s-length negotiations between the parties, including, among other things:
◦the lack of a financing condition for the merger;
◦NorthStar Healthcare’s right to solicit acquisition proposals during a 40 day go-shop period and to continue discussions following the no-shop period start date with third parties in certain circumstances, as more fully described under “The Merger Agreement—Covenants and Agreements—Alternative Proposals; No Solicitation,” beginning on page 58;

◦NorthStar Healthcare’s right, subject to certain conditions, to respond to and engage and participate in discussions and negotiations with respect to certain unsolicited acquisition proposals made after the no-shop period start date and prior to the time NorthStar Healthcare’s stockholders approve the merger, as more fully described under “The Merger Agreement—Covenants and Agreements—Alternative Proposals; No Solicitation”;
◦the fact that the board of directors may terminate the Merger Agreement, in specified circumstances relating to a superior proposal, subject, in specified cases, to payment of a termination fee of $22.5 million or $14.07 million (depending on the timing of the termination), which amounts the board of directors believed were reasonable in light of, among other matters, the benefits of the merger to NorthStar Healthcare's stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to competing acquisition proposals, as more fully described under “The Merger Agreement—Termination of the Merger Agreement,” beginning on page 66 and “The Merger Agreement—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent,” (beginning on page 67);
◦the provisions in the Merger Agreement allowing the board of directors to make a recommendation change upon the occurrence of certain intervening events;
◦NorthStar Healthcare’s ability, under certain circumstances specified in the Merger Agreement, to seek specific performance of Welltower’s, Parent’s and Merger Sub’s obligation to cause the merger to occur and to prevent other breaches or threatened breaches of the Merger Agreement; and
◦the unconditional guarantee of Welltower of certain payment obligations of Parent and Merger Sub under the Merger Agreement;
•the anticipated timing of the consummation of the merger and the board of directors’ belief that the merger could be completed in a reasonable timeframe and in an orderly manner, reducing the period during which NorthStar Healthcare’s business would be subject to the potential uncertainty of closing the merger;
•the opinion, dated January 29, 2025, of CSCA to the board of directors as to the fairness, from a financial point of view and as of such date, to holders of NorthStar Healthcare common stock (other than the Excluded Shares) of the $3.03 per share merger consideration to be received by such holders pursuant to the Merger Agreement, which opinion was based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by CSCA as more fully described below in the section titled “—Opinion of Our Financial Advisor”; and
•the fact that the merger would be subject to the approval of NorthStar Healthcare’s common stockholders, and NorthStar Healthcare’s common stockholders would be free to reject the merger by voting against the merger for any reason.
In the course of reaching the determinations and decisions and making the recommendation described above, the board of directors considered the following risks and potentially negative factors relating to the Merger Agreement and the merger:
•that NorthStar Healthcare’s stockholders will have no ongoing equity participation in NorthStar Healthcare or Welltower Inc. following the merger, and that such stockholders will cease to participate in NorthStar Healthcare’s or Welltower Inc.’s future earnings or growth, if any, or to benefit from increases, if any, in the value of NorthStar Healthcare’s assets;
•the possibility that macroeconomic and industry factors contributing to the financial condition or results of operations of NorthStar Healthcare, and the value of NorthStar Healthcare’s common stock, could become more favorable;
•the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, in circumstances in which the merger fails to close;
•other risks and costs to NorthStar Healthcare if the merger does not close, including uncertainty about the effect of the proposed merger on NorthStar Healthcare’s partners, property managers, lenders and others with whom it does business, and the risk that such parties may seek to change existing business relationships with NorthStar Healthcare;

•the Merger Agreement’s restrictions on the conduct of NorthStar Healthcare’s business prior to the completion of the merger, generally requiring NorthStar Healthcare to conduct its business only in the ordinary course and subjecting NorthStar Healthcare to other specific limitations, which may delay or prevent NorthStar Healthcare from undertaking business opportunities that may arise pending completion of the merger;
•that the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes;
•NorthStar Healthcare’s inability, after the conclusion of the go-shop period, to solicit competing acquisition proposals, and the possibility that, under certain circumstances under the Merger Agreement, NorthStar Healthcare may be required to pay a termination fee of $22.5 million or $14.07 million (depending on the timing of the termination) and may be required to pay up to $2.25 million of reimbursable expenses to Parent (which amount will be credited to any termination fee that may become payable) as more fully described under “The Merger Agreement—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent,” (beginning on page 67) and the possibility that the termination fee could discourage other potential bidders from making a competing bid to acquire NorthStar Healthcare; and
•the fact that some of NorthStar Healthcare’s directors and executive officers may have interests in the merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, those of NorthStar Healthcare’s common stockholders, including the interests of NorthStar Healthcare’s directors and executive officers discussed under “The Merger—Interests of Our Directors and Executive Officers in the Merger,” beginning on page 40.

The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but rather includes the material factors considered by the board of directors. In reaching its decision to approve, and recommend that NorthStar Healthcare’s stockholders approve, the merger and the other transactions contemplated by the Merger Agreement, the board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors based its recommendation on the totality of the information presented, including its discussions with NorthStar Healthcare’s management and its financial advisor and outside legal counsel. The above factors are not presented in any order of priority.

The board of directors has unanimously approved the merger and the other transactions contemplated by the Merger Agreement, and has declared the merger and the other transactions contemplated by the Merger Agreement advisable and in the best interests of NorthStar Healthcare and NorthStar Healthcare’s stockholders. The board of directors recommends that you vote “FOR” the Merger Proposal.
Opinion of Our Financial Advisor
CSCA was engaged by NorthStar Healthcare to serve as its financial advisor in connection with the merger. On January 29, 2025, CSCA rendered its oral opinion (which was subsequently confirmed in writing by delivery of CSCA’s written opinion, dated January 29, 2025) to the NorthStar Healthcare board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received by the holders of NorthStar Healthcare common stock, other than holders of Excluded Shares, was fair, from a financial point of view, to such NorthStar Healthcare stockholders.

The full text of CSCA’s written opinion, dated as of January 29, 2025, is attached as Annex B to this proxy statement. CSCA’s written opinion sets forth, among other things, assumptions, procedures, factors, and certain limitations upon the review undertaken by CSCA in rendering its opinion. You are encouraged to read CSCA’s opinion carefully in its entirety. The following is a summary of CSCA’s opinion and the methodology used to render its opinion. This summary is qualified in its entirety by reference to the full text of CSCA’s opinion.

CSCA’s opinion, the issuance of which was approved by CSCA’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority, is addressed to the NorthStar Healthcare board of directors and addresses only the fairness, from a financial point of view, to the holders of shares of NorthStar Healthcare common stock, other than holders of Excluded Shares, of the merger consideration to be received by such NorthStar Healthcare stockholders in the merger.

In arriving at its opinion, CSCA reviewed and considered such financial and other matters as CSCA deemed relevant and appropriate under the circumstances. CSCA’s procedures, investigations, and financial analysis with respect to the preparation of its opinion included, among other things, the following:
•Review of NorthStar Healthcare’s (i) audited financial information for the twelve-month periods ended December 31, 2021, 2022 and 2023, respectively, (ii) unaudited financial information for the three-month and nine-month periods ended September 30, 2023 and 2024, and (iii) projected financial information relating to the business, earnings, cash flow, assets, liabilities and capitalization of NorthStar Healthcare, in each case prepared and provided to CSCA by NorthStar Healthcare management, including certain internal analyses and forecasts prepared by the management of NorthStar Healthcare as discussed more fully under “The Merger—Certain Unaudited Prospective Financial Information”;
•Review of certain publicly available audited and unaudited financial statements and other publicly available business, financial and other information of NorthStar Healthcare, including but not limited to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and related supplementary financial information thereto, and the Quarterly Report on Form 10-Q and related supplementary information for each of the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;
•Review of other nonpublic financial and operating information of NorthStar Healthcare, including detailed 5‐year financial projections prepared by NorthStar Healthcare management, information relating to its existing leases, existing debt and related prepayment penalties, historical capital expenditures and related projections, third‐party property management agreements and related projections, among others;
•Review of drafts of the Merger Agreement, the most recent draft dated January 28, 2025, and the confidential disclosure letter thereto (collectively, the “Merger Documents”);
•Comparison of certain publicly available financial information of NorthStar Healthcare with similar publicly available information of comparable publicly traded healthcare REITs, as CSCA deemed relevant to its analyses;
•Review of the terms, to the extent publicly available, of certain comparable transactions, and comparison of such terms to the terms of the merger, as CSCA deemed relevant to its analysis;
•Performance of various financial analyses as CSCA deemed appropriate, using generally accepted analytical valuation methodologies; and
•Performance of such other analyses, inquiries and investigations and consideration of such other factors as CSCA deemed appropriate for the purposes of its opinion, including its knowledge of REITs, the seniors housing real estate sector, as well as its experience in connection with similar transactions and securities valuation generally.

For purposes of rendering its opinion, CSCA assumed, without independently verifying or confirming, at the direction of NorthStar Healthcare, that the terms of the merger will conform in all material respects with those set forth in the Merger Documents. CSCA also assumed that the Merger Documents provided to it in draft form would ultimately be executed in final form consistent in all material respects with the most recent drafts provided and that the merger and all related transactions described in or contemplated by the Merger Documents occur in all material respects as described in and contemplated by such documents. CSCA also assumed in all respects material to its analyses that the representations and warranties of the parties to any agreement entered into in connection with the merger would be true and correct, that the parties to such agreements would perform all of the covenants and agreements required to be performed by such parties under such agreements, and that all conditions to the consummation of the merger would be satisfied without any material modification or waiver thereof. CSCA also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger would be obtained.

For purposes of its opinion, CSCA, with NorthStar Healthcare’s board of directors’ consent, assumed and relied upon, without independent verification, the accuracy and completeness of all projections provided by management of NorthStar Healthcare and all financial and other information publicly available to, furnished to, or otherwise made available to or discussed with CSCA including, without limitation, the items listed above as reviewed by and/or discussed with CSCA and the financial statements and forecasts as provided by management of NorthStar Healthcare. With respect to financial information, at NorthStar Healthcare’s direction, CSCA assumed without independent verification that (i) such financial information, projections and other information were reasonably prepared (to the extent prepared by NorthStar Healthcare management) on a basis that reflected the best currently available estimates and good faith judgments of the management of NorthStar Healthcare, (ii) such financial information and projections were a reasonable basis to evaluate NorthStar Healthcare, and at the direction of NorthStar Healthcare, CSCA relied upon such financial information and projections for purposes of its analyses and its opinion and (iii) there had been no material adverse change in the assets, financial condition, business or prospects of NorthStar Healthcare. CSCA assumed no responsibility for and expressed no opinion as to the forecasts or the assumptions on which they were made. CSCA also assumed that as to all legal matters pertaining to NorthStar Healthcare, NorthStar Healthcare had been appropriately advised by NorthStar Healthcare legal counsel.

CSCA was not engaged to, and therefore did not, independently verify the accuracy or completeness of any of the information provided to CSCA, nor did it express any opinion with respect thereto. CSCA relied upon the assurances of the management of NorthStar Healthcare that management is not aware of any information or facts that would make the information provided or otherwise made available to CSCA materially inaccurate or materially misleading. CSCA did not perform any independent evaluation, valuation, audit or appraisal of assets or liabilities (contingent or otherwise, including contractual rights or obligations), or physical inspection of any assets, of NorthStar Healthcare, and CSCA did not attempt to assess or value any of the intangible assets of NorthStar Healthcare; nor did CSCA obtain any such valuations, audits or appraisals. In addition, CSCA did not evaluate, or obtain the evaluations of, the solvency or fair value of NorthStar Healthcare under any state or federal laws relating to bankruptcy, insolvency, or similar matters.

For the purposes of its analyses and review, CSCA made numerous assumptions based on its judgment and experience and without seeking independent verification with respect to industry performance, general business, economic, market and financial conditions and other matters, any of which are beyond the control of NorthStar Healthcare or any other parties to the Merger Agreement. The analyses performed by CSCA are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

CSCA did not express any opinion with respect to any alternatives to the merger or other strategic alternatives that may be available to NorthStar Healthcare or otherwise. CSCA’s opinion also did not address the merits of the underlying decision by NorthStar Healthcare to engage in the merger or the manner in which to effect the merger or the relative merits of its decision not to proceed with any alternative strategies or transactions that may be available to NorthStar Healthcare. Further, CSCA was not engaged to, and did not, independently assess or consider, and its opinion does not address, any tax, regulatory, legal, and accounting matters relating to the Merger Documents, the merger, or the consequences of the merger on NorthStar Healthcare, or any stockholder of NorthStar Healthcare.

CSCA’s opinion was limited to the fairness, from a financial point of view, to the holders of shares of NorthStar Healthcare’s common stock of the merger consideration to be received by the holders of shares of NorthStar Healthcare’s common stock in the merger and no opinion or view was expressed by CSCA with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed by CSCA with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officer, director, or employee of any party to the merger, or class of such persons, relative to the consideration to be received by the holders of shares of NorthStar Healthcare’s common stock.

CSCA’s opinion was necessarily based on CSCA’s assessment of economic, market, financial, regulatory and other conditions and circumstances as they existed at the date of its opinion, January 29, 2025, and which could be evaluated, and the information made available to CSCA, on and as of the date of the opinion. CSCA does not have any obligation and accepted no responsibility to update, revise, or reaffirm its opinion for subsequent developments which may affect its opinion and it expressly disclaimed any responsibility to do so. CSCA is not required to update its opinion as a consequence of any changes in projections, financial information, NorthStar Healthcare’s performance, or other circumstances.

In arriving at its opinion, CSCA did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses performed and factors considered by it and in the context of the circumstances of the particular transaction. Accordingly, CSCA believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses. The following is a summary of the material financial analyses used by CSCA in preparing its opinion to NorthStar Healthcare’s board of directors. The summary of CSCA’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying its opinion.

For the purposes of its analyses and review, CSCA made numerous assumptions based on various quantitative and qualitative judgments and determinations, and without seeking independent verification, with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NorthStar Healthcare or any other parties to the merger and the other transactions contemplated by the Merger Agreement and the adaptation and application of these methods to the unique facts and circumstances presented. No company, business, or transaction considered in CSCA’s analyses and review is identical to NorthStar Healthcare or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, businesses, or transactions considered in CSCA’s analyses and reviews. None of NorthStar Healthcare, CSCA, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses, or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, CSCA’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the material financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by CSCA, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of CSCA’s analyses and reviews. Accordingly, CSCA believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying CSCA’s analyses and opinion.

The following is a summary of the material financial analyses performed by CSCA in connection with the preparation of its opinion and reviewed with NorthStar Healthcare’s board of directors on January 29, 2025. The order of the analyses does not represent relative importance or weight given to those analyses by CSCA.

For the purposes of each of the following analyses, CSCA compared the results of each analysis to the merger consideration to be received by holders of shares of NorthStar Healthcare’s common stock in the merger.

Selected Comparable Companies Analysis. CSCA performed a selected comparable companies analysis with respect to NorthStar Healthcare in which CSCA reviewed and compared financial and operating data relating to NorthStar Healthcare and the selected publicly-traded companies listed below.

In performing the selected comparable companies analysis with respect to NorthStar Healthcare, CSCA reviewed financial and operating data for publicly-traded healthcare REITs with attributes analogous to NorthStar Healthcare’s, including size, leverage profile, and asset composition, among others that CSCA, based on its experience in the REIT industry, deemed comparable to NorthStar Healthcare (the “Peer Group”).

The selected comparable companies with respect to NorthStar Healthcare were:
•Sabra Health Care REIT, Inc.;
•American Healthcare REIT, Inc.;
•CareTrust REIT, Inc.;
•National Health Investors Inc.; and
•LTC Properties Inc.

CSCA calculated and compared various financial multiples and ratios for NorthStar Healthcare and the Peer Group. CSCA noted that while the selected comparable companies included in the Peer Group shared similar attributes, none were directly comparable to NorthStar Healthcare, and other companies might be considered as comparable that are not addressed in the discussion that follows.

As part of its selected comparable company analysis, CSCA calculated and analyzed for each applicable company: (i) the implied trailing three-month annualized capitalization rate for the Peer Group (“Implied LQA Entity Capitalization Rate”) utilizing CSCA derived EBITDA for the Peer Group; (ii) the ratio of its price per share as of January 24, 2025 to its calendar year 2025 estimated FFO per share based on consensus analyst estimates available to CSCA (“Price / CY 2025E FFO”); (iii) the ratio of its price per share as of January 24, 2025 to its calendar year 2025 estimated AFFO per share based on consensus analyst estimates available to CSCA (“Price / CY 20225 AFFO”); and (iv) the ratio of its net debt to its trailing three-months annualized earnings before depreciation, amortization and income taxes (“Net Debt / LQA EBITDA”). EBITDA was calculated by CSCA as revenue calculated in accordance with generally accepted accounting principles (“GAAP”), adjusted for non-cash rent and interest income (if any), less operating expenses, less general and administrative expenses (excluding any non-cash compensation).

Peer Group	Implied LQA Entity Capitalization Rate	Price / CY 2025E FFO	Price / CY 2025E AFFO	Net Debt / LQA EBITDA
Sabra Health Care REIT, Inc.	6.6%	11.5x	11.4x	5.7x
American Healthcare REIT, Inc.	5.5%	17.7x	20.1x	5.3x
CareTrust REIT, Inc.	6.0%	15.1x	14.9x	1.5x
National Health Investors Inc.	6.0%	14.9x	14.9x	4.3x
LTC Properties Inc.	7.8%	12.6x	12.3x	4.1x

Based on this analysis, CSCA noted the following metrics for the Peer Group:

Peer Group	Lower Quartile	Upper Quartile
Implied LQA Entity Capitalization Rate	6.6%	6.0%
Price / CY 2025E FFO	12.6x	15.1x
Price / CY 2025E AFFO	12.3x	14.9x
Net Debt / LQA EBITDA	4.1x	5.3x

In order to value NorthStar Healthcare based on the Peer Group, CSCA, in conjunction with the management of NorthStar Healthcare, assumed a paydown of the existing debt to right-size its leverage profile relative to the Peer Group by calculating pro forma cash and pro forma debt to determine NorthStar Healthcare’s capacity to pay down debt.

Pro Forma Cash	Amount (in millions)
NorthStar Healthcare Share of Cash as of December 31, 2024	$352.4
Estimated Net Proceeds from Asset Sales	7.9
Assumed Other Debt Repayment	(310.3)
NorthStar Healthcare Share of Pro Forma Cash	$50.0
Pro Forma Debt	Amount (in millions)
Debt (at 100%) – Excluding Assets Held for Sale	$(679.4)
NorthStar Healthcare Share of Debt – Excluding Assets Held for Sale	678.1
Assumed Other Debt Repayment	(310.3)
NorthStar Healthcare Share of Pro Forma Debt	$367.8
Debt Paydown Assumptions	Amount (in millions)
NorthStar Healthcare Share of Pro Forma Debt	$367.8
Less: NorthStar Healthcare Share of Pro Forma Cash	50
Net Debt Following Paydown	$317.8

Annualized Trailing Three Months EBITDA (November 2024)	$56.7
Net Debt / LQA EBITDA	5.6x

CSCA applied the Peer Group’s metrics to the corresponding metrics of NorthStar Healthcare to calculate the implied equity value per share.

	NorthStar Healthcare Metrics	Peer Group Metrics	Implied Equity Value Per Share
Implied LQA Entity Capitalization Rate	$56.7	6.6% - 6.0%	$2.89 - $3.37
Price / CY 2025E FFO	$0.21	12.6x – 15.1x	$2.67 - $3.20
Price / CY 2025E AFFO	$0.16	12.3x – 14.9x	$1.94 - $2.35

CSCA then compared the implied equity values per share for NorthStar Healthcare to the merger consideration.

	Low	High	Per Share Merger Consideration
NorthStar Healthcare Implied Equity Value Per Share	$1.94	$3.37	$3.03

CSCA noted that on the basis of the selected comparable companies analysis, the merger consideration was within the range of the NorthStar Healthcare equity values per share implied by the analysis.

Per Unit Valuation Analysis. In performing the per unit valuation analysis with respect to NorthStar Healthcare, CSCA utilized a range of per unit prices selected by CSCA and informed from a variety of sources including, but not limited to, the Peer Group, precedent transactions and industry research, among other sources. This range of per unit prices was used to determine a range of implied equity values for NorthStar Healthcare’s real estate assets. An estimated range of real estate values was calculated by applying a range of per unit prices from $164,502 to $194,666, which was used to determine a range of equity values for the assets in NorthStar Healthcare’s portfolio. To determine the implied equity values for NorthStar Healthcare, CSCA added certain tangible assets and subtracted certain tangible liabilities, each based on information provided by NorthStar Healthcare management.

CSCA included the following transactions in its analysis:

Winterfell Transactions
Date Announced	Acquiror	Target	Price / Unit	Stabilized Capitalization Rate
June 2021	Welltower Inc. / Atria Senior Living	Holiday Retirement	$152	~9.0%
June 2021	Ventas, Inc.	New Senior Investment Group Inc.	188	~8.0%

In addition to the Winterfell transactions listed in the table above, CSCA reviewed and compared terms of selected other transactions that CSCA, based on its experience with merger and acquisition transactions, deemed relevant. These transactions included single asset sales for buildings that contain similar qualities to other assets held by NorthStar Healthcare. CSCA considered the following criteria, among others, to select these comparable transactions: market type, acuity mix, total units and building size, vintage of the property and transaction date. CSCA grouped these transactions by location, reviewing transactions listed in the table below.

Property Name	Market	Total Transactions	Price / Unit Lower Quartile	Price / Unit Upper Quartile	Capitalization Rate Lower Quartile	Capitalization Rate Upper Quartile
Cambridge Terrace	Portland, OR	6	$180,881	219,780	7.7%	7.9%
Oak Park	Portland, OR	7	151,993	212,913	7.8%	9.4%

Cascadia Village	Portland, OR	9	182,006	220,694	7.5%	8.1%
Seaport Landing	Seattle, WA	2	147,024	237,632	7.8%	7.8%
Columbia Heights	Seattle, WA	3	148,646	232,762	7.1%	7.5%
Pinebrook	Cincinnati, OH	6	163,141	198,679	7.0%	7.5%
Parkview	Dallas, TX	5	195,597	260,579	6.8%	7.5%
Oak Cottage	Ventura, CA	6	358,352	404,140	7.9%	8.5%

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of each of NorthStar Healthcare and the companies included in the selected precedent transaction analysis. CSCA noted that based on certain attributes, including the ownership of seniors housing assets and certain similar operating markets, Holiday Retirement (“Holiday”) and New Senior Investment Group Inc. (“NSIG”) may be considered comparable to NorthStar Healthcare, whereas based on certain other attributes including, but not limited to, portfolio occupancy, age of communities, and historical capital expenditures, Holiday and NSIG may not be considered comparable to NorthStar Healthcare. Although none of the selected transactions is directly comparable to the merger and while there may be other precedent transactions that may be considered comparable, the target assets in the selected transactions were companies that, for purposes of analysis, may be considered similar to the assets of NorthStar Healthcare.

Accordingly, for the above selected transactions, based on information from public filings, NIC Map Vision and FactSet that CSCA, in its judgment, determined were relevant, CSCA calculated and reviewed the per unit prices and the implied forward cash capitalization rates paid in such transactions, based on publicly available information. The following table sets forth the results of such analysis:

Precedent Transactions	High	Low
Implied Forward Capitalization Rate	7.5%	8.9%
Price / Unit	$194,666	$164,502

CSCA applied the range of implied forward cash capitalization rates from the selected precedent transactions to calculate the range of implied equity value of NorthStar Healthcare’s asset portfolio. To determine the implied equity values for NorthStar Healthcare, CSCA added certain tangible assets and subtracted certain tangible liabilities, each based on information provided by NorthStar Healthcare management. The following table sets forth the results of such analyses.

	NorthStar Healthcare Pro Forma Share of Cash on December 31, 2024	Implied Equity Value Based on Price / Unit in Precedent Transactions	Implied Equity Value Per Share
Per Unit Valuation Analysis	$360.3	$122.4 - $269.2	$2.59 - $3.38

CSCA then compared the implied equity values per share for NorthStar Healthcare to the merger consideration.

	Low	High	Per Share Merger Consideration
NorthStar Healthcare Implied Equity Value Per Share	$2.59	$3.38	$3.03

CSCA noted that on the basis of the selected precedent transactions analysis, the merger consideration was within the range of the NorthStar Healthcare equity values per share implied by the analysis.

Capitalization Rate Valuation Analysis. In performing the capitalization rate valuation analysis with respect to NorthStar Healthcare, CSCA utilized a range of property-level forward cash capitalization rates selected by CSCA and informed from the same variety of sources as was used for the Per Unit Valuation Analysis, including, but not limited to, the Peer Group, precedent transactions and industry research, among other sources. This range of forward cash capitalization rates was used to determine a range of implied equity values for NorthStar Healthcare’s real estate assets. An estimated range of real estate values was calculated by applying a range of assumed forward cash capitalization rates from 8.23% to 7.23%, which were used to determine a range of equity values for the assets in NorthStar Healthcare’s portfolio. To determine the implied equity values for NorthStar Healthcare, CSCA added certain tangible assets and subtracted certain tangible liabilities, each based on information provided by NorthStar Healthcare management. The following table sets forth the results of such analyses.

	NorthStar Healthcare Pro Forma Share of Cash on December 31, 2024	Implied Equity Value Based on Assumed Forward Capitalization Rates	Implied Equity Value Per Share
Capitalization Rate Valuation Analysis	$360.3	$184.0 - $303.3	$2.93 - $3.57

CSCA then compared the implied equity values per share for NorthStar Healthcare to the merger consideration.

	Low	High	Per Share Merger Consideration
NorthStar Healthcare Implied Equity Value Per Share	$2.93	$3.57	$3.03

CSCA noted that on the basis of the selected precedent transactions analysis, the merger consideration was within the range of the NorthStar Healthcare equity values per share implied by the analysis.

Discounted Cash Flow Analysis. CSCA performed a discounted cash flow analysis with respect to NorthStar Healthcare by calculating the estimated present value as of December 31, 2024 of (i) estimates of unlevered free cash flow for NorthStar Healthcare from January 1, 2025 through December 31, 2029, as reflected in NorthStar Healthcare management forecasts described under “The Merger—Certain Unaudited Prospective Financial Information” and (ii) the estimated terminal value of NorthStar Healthcare based on annualized EBITDA excluding dividend and interest income and straight-line rent as of December 2029, all of which were discussed with, and approved by, NorthStar Healthcare for use by CSCA in its analysis. For purposes of its analysis, CSCA utilized a range of discount rates from 10.0% to 13.5%, which CSCA derived utilizing the capital asset pricing model which requires certain company-specific inputs, including NorthStar Healthcare’s capital structure weightings, the cost of long-term debt, and a beta for NorthStar Healthcare, as well as certain financial metrics for the United States financial markets generally. The estimated terminal value of NorthStar Healthcare was calculated by applying a selected range of entity cap rates of 6.0%-7.0% selected by CSCA based in part on the historical entity cap rates of the Peer Group and in part on CSCA’s professional judgment.

CSCA derived ranges of illustrative enterprise values for NorthStar Healthcare by adding the ranges of present values it derived as described above. The range of resulting enterprise values CSCA derived for NorthStar Healthcare were then adjusted for balance sheet items, including subtracting net debt (defined as debt less cash), adding securities holdings and subtracting preferred equity, to calculate implied equity values per share. The following table sets forth the results of such analyses.

Terminal Value Range	Discount Rate	Implied Equity Value Per Share
6.0%-7.0%	13.5% - 10.0%	$2.26 - $3.43

CSCA then compared the implied equity values per share for NorthStar Healthcare to the merger consideration.

	Low	High	Merger Consideration
NorthStar Healthcare Implied Equity Value Per Share	$2.26	$3.43	$3.03

CSCA noted that on the basis of the discounted cash flow analysis, the merger consideration was within the range of the NorthStar Healthcare equity values per share implied by the analysis.

Other Factors. CSCA also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, a private buyer analysis, in which CSCA evaluated a levered buyer acquiring the stock of NorthStar Healthcare pro forma for transaction costs, interim cash flow and net working capital adjustments.

General. CSCA noted that the merger consideration was determined through arm’s-length negotiations between NorthStar Healthcare and Parent and was approved by NorthStar Healthcare’s board of directors. CSCA provided advice to NorthStar Healthcare during these negotiations. CSCA did not, however, recommend any specific merger consideration to NorthStar Healthcare or its board of directors or that any specific merger consideration constituted the only appropriate consideration for the merger.

As described above, CSCA’s opinion to NorthStar Healthcare’s board of directors was one of many factors taken into consideration by NorthStar Healthcare’s board of directors in making its determination to approve the Merger Agreement.

CSCA is a recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes from which conflicting interest or duties, or a perception thereof, may arise. CSCA was selected to advise NorthStar Healthcare with respect to the merger and to deliver an opinion to NorthStar Healthcare’s board of directors with respect to the merger on the basis of, among other things, CSCA’s substantial experience in the REIT industry and NorthStar Healthcare’s long-standing relationship with CSCA.

CSCA is acting as financial advisor to NorthStar Healthcare in connection with the merger and will receive a non-contingent fee from NorthStar Healthcare for its services of $750,000 which became payable upon the delivery of CSCA’s opinion (the “opinion fee”) (in addition to a non-contingent fee CSCA received from NorthStar Healthcare in connection with the extension of the Winterfell debt of $200,000 (the “extension fee”)). In addition, NorthStar Healthcare has agreed to reimburse CSCA for certain reasonable out-of-pocket expenses and indemnify CSCA for certain liabilities that may arise out of its engagement by NorthStar Healthcare and the rendering of CSCA’s opinion. Pursuant to the terms of the engagement, CSCA may be paid additional fees at CSCA’s standard hourly rates for any time incurred should CSCA be called upon to support its findings or provide further services related to its opinion subsequent to the delivery of its opinion. CSCA will also receive a success fee, which is contingent upon the consummation of the merger and the closing balance sheet, estimated at approximately $8.7 million. The extension fee and the opinion fee paid to CSCA will be fully credited against the success fee.

In the two years preceding the date of its opinion, CSCA has provided certain financial advisory services for NorthStar Healthcare and has received approximately $4.34 million for such services. In the two years preceding the date of its opinion, CSCA has not provided any investment banking or advisory services to Merger Sub, Parent or Welltower. CSCA may in the future provide investment banking and advisory services to Parent or Welltower for which it may receive customary fees and reimbursement of expenses.
Certain Unaudited Prospective Financial Information
NorthStar Healthcare does not as a matter of course make public long-term projections as to net operating income, earnings, capital expenditures, unlevered cash flow or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, we are including below certain unaudited prospective financial information of NorthStar Healthcare that was prepared by our management and made available to the board of directors in connection with the evaluation of the merger. This information also was provided to our financial advisor for use and reliance in connection with its financial analyses and opinion described under “—Opinion of Our Financial Advisor.” The inclusion of this information should not be regarded as an indication that any of NorthStar Healthcare, its affiliates, our management, or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.
The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. The unaudited prospective financial information included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution.

You should review the SEC filings of NorthStar Healthcare for a description of risk factors with respect to our business and see “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in NorthStar Healthcare’s GAAP financial statements.
There are limitations associated with the use of the non-GAAP financial measures included in the unaudited prospective financial information. Non-GAAP financial measures are not reported by all competitors of NorthStar Healthcare and may not be directly comparable to similarly titled measures of competitors of NorthStar Healthcare or other companies generally. As a result, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the unaudited prospective financial information included herein) provided to a board of directors or financial advisor in connection with a business combination transaction (such as the merger and other transactions contemplated by the Merger Agreement) are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the unaudited prospective financial information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the board of directors in connection with the merger. Accordingly, no reconciliation of such measures is provided in this proxy statement.
Neither NorthStar Healthcare’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of NorthStar Healthcare’s independent registered public accounting firm contained in NorthStar Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2023 relates to the historical financial information of NorthStar Healthcare and does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.
The following table presents selected unaudited prospective financial data for NorthStar Healthcare.

	Fiscal Year Ended December 31,
($ in millions)	2024	2025	2026	2027	2028	2029
NOI(1)	$64.0	$71.2	$75.9	$79.5	$82.1	$84.6
EBITDA(2)	$51.5	$59.5	$63.9	$67.1	$69.3	$71.4
Capital Expenditures	$10.1	$10.1	$25.2	$25.2	$11.3	$11.3
Unlevered Cash Flow	$41.4	$49.4	$38.7	$41.9	$58.0	$60.1
_____________________________________
(1)NorthStar Healthcare defines NOI as property and other revenues, less property operating expenses, excluding non-cash long-term incentive fee accruals, of our investment portfolios, adjusted for investments held for sale or sold and without elimination of non-controlling interests.
(2)NorthStar Healthcare defines EBITDA as NorthStar Healthcare’s ownership share of earnings before interest, taxes, depreciation and amortization, and excluding non-cash long-term incentive fee accruals, transactions costs and impairment charges, adjusted for investments held for sale or sold.
In preparing the foregoing unaudited prospective financial information, we made a number of assumptions and estimates regarding, among other things, occupancy, inflation, the amount and timing of capital expenditures and the amount of general and administrative costs.
The assumptions made in preparing the above unaudited prospective financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements,” as well as the risks described in the periodic reports of NorthStar Healthcare filed with the SEC, all of which are difficult to predict and many of which are beyond our control. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the merger is completed.

You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by NorthStar Healthcare or any other person to any stockholder or other person regarding the ultimate performance of NorthStar Healthcare compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that the prospective financial information will necessarily be predictive of actual future events, and such information should not be relied on as such. You should review the description of NorthStar Healthcare’s reported results of operations and financial condition and capital resources during 2023 and 2024, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NorthStar Healthcare’s periodic reports filed with the SEC.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Financing
Parent’s and Merger Sub’s obligations under the Merger Agreement are not subject to any financing condition. Parent and Merger Sub intend to finance the transaction using cash on hand at the closing and have represented to us in the Merger Agreement that, at closing, they will have sufficient cash to pay the aggregate merger consideration and all fees and related expenses required to be paid by Parent and Merger Sub. Additionally, pursuant to the Merger Agreement, Welltower has guaranteed the due and punctual payment and performance of each covenant, obligation, debt, duty and liability of Parent and Merger Sub, as applicable, which includes the payment of the merger consideration.
Interests of Our Directors and Executive Officers in the Merger
Our executive officers and members of the board of directors may be deemed to have interests in the merger that are in addition to or different from the interests of our stockholders generally, which interests are described more fully below. Our board of directors was aware of these interests and considered them among other matters in approving the Merger Agreement.
Company RSU Awards
Each Company RSU award that is outstanding immediately prior to the merger effective time, will, at the merger effective time, fully vest (to the extent unvested) and be cancelled and converted into the right to receive an amount in cash equal to the merger consideration in respect of each share of our common stock underlying such Company RSU award, less any applicable withholding taxes. Any dividend equivalents accrued pursuant to the terms of any Company RSU award that is outstanding and unpaid immediately prior to the merger effective time will be paid in cash, without interest, by NorthStar Healthcare to the holder thereof.

Only non-employee directors hold Company RSU awards. The Company’s non-employee directors would receive an aggregate of $146,335 in respect of the amounts that would be payable to the Company’s non-employee directors on settlement of their unvested Company RSU awards.
Company LTIP Awards
The merger constitutes a “change in control” for purposes of the Company LTIP awards. In accordance with the Company LTIP award documents, each Company LTIP award that is outstanding immediately prior to the merger effective time will, at the merger effective time, fully vest and be converted into the right to receive an amount in cash equal to the full amount of the retentive portion of each Company LTIP award, plus an amount in cash based the Company’s board of directors’ determination of achievement of the performance portion of each Company LTIP award. The final amounts payable in connection with the merger with respect to the Company LTIP awards may not exceed $8,500,000 in the aggregate.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their LTIP awards, see “—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers” below.

Offer Letters with Named Executive Officers
Each of the Company’s named executive officers is a party to an offer letter with the Company that provides for severance benefits in the event of a qualifying termination of the named executive officer’s employment by the Company. It is expected that each of the Company’s named executive officers will be subject to a qualifying termination in connection with the merger.

Pursuant to the terms of Mr. Young’s offer letter with the Company, Mr. Young is entitled to a prorated amount of his target annual cash incentive compensation for the year of termination if his employment is terminated by the Company without “cause,” by him for “good reason” or due to his death or “disability” (each, as defined in his offer letter). In addition, in accordance with the Company’s customary practice applicable to all employees generally, Mr. Young is expected to receive continued health benefits for a period of six months following a qualifying termination. Mr. Young’s receipt of any severance benefits is conditioned on his execution and delivery to the Company of a waiver and release. Mr. Young is subject to non-solicitation restrictions for a period of one-year following termination, as well as certain confidentiality and nondisparagement restrictions.

Pursuant to the terms of their offer letters with the Company, each of Mr. Balzo and Ms. Harrington is entitled to receive (i) continued payment of their respective annual base salary for twelve months following termination, and (ii) a prorated amount of their respective target annual cash incentive compensation for the year of termination, if their employment is terminated by the Company without “cause” or by Mr. Balzo or Ms. Harrington for “good reason” (each as defined in their respective offer letter). In addition, in accordance with the Company’s customary practice applicable to all employees generally, each of Mr. Balzo and Ms. Harrington is expected to receive continued health benefits for a period of six months following a qualifying termination. Receipt of any severance benefits by Mr. Balzo and Ms. Harrington is conditioned on their execution and delivery to the Company of a waiver and release. Each of Mr. Balzo and Ms. Harrington is subject to non-compete restrictions for six months following a termination for “cause” and non-solicitation restrictions for a one-year period following termination, as well as certain confidentiality and nondisparagement restrictions.

For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers upon a qualifying termination in connection with the merger, see “—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers” below.

Gross-Up Agreements

In connection with the merger, concurrently with the execution of the Merger Agreement, the Company entered into gross-up agreements with each of Mr. Young and Ms. Harrington, which set forth the manner in which it will be determined whether certain payments or benefits paid or to be paid to them in connection with the merger would constitute a “parachute payment” and be subject to the excise tax pursuant to Section 4999 of the Code, and pursuant to which each of Mr. Young and Ms. Harrington is entitled to receive a tax gross-up payment in the event that any such payments or benefits paid to them are determined to be subject to the excise tax. The tax gross-up payments are intended to place each of Mr. Young and Ms. Harrington in the same after-tax position as if any such excise tax did not apply to them; provided, that the total tax gross-up payments to Mr. Young and Ms. Harrington cannot exceed $1,000,000 and $330,000, respectively.

In addition, concurrently with the execution of the Merger Agreement, the Company entered into a best-net cut-back agreement with Mr. Balzo, which provides that, in the event that any payments or benefits paid or to be paid to Mr. Balzo in connection with the merger would constitute a “parachute payment” and, but for the best-net cut-back agreement, be subject to the excise tax pursuant to Section 4999 of the Code, then Mr. Balzo will be entitled to receive either the full payment or a lesser amount, whichever would result in Mr. Balzo receiving the greatest amount of payments and benefits on an after-tax basis, notwithstanding the excise tax.

The gross-up agreements and the best-net cut-back agreement terminate upon the earliest of (1) the date on which the Merger Agreement is terminated, (2) the date on which all obligations under the applicable gross-up agreement or cut-back agreement have been satisfied and (3) March 31, 2027.

For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers in connection with the merger, see “—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers” below.

Quantification of Potential Payments and Benefits to the Company's Named Executive Officers
The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger, assuming that the merger were consummated and each such named executive officer experienced a qualifying termination on June 10, 2025. The amounts below are determined using the merger consideration of $3.03 in cash per share of Company common stock, and are based on multiple other assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Golden Parachute Compensation

Name	Cash(1) ($)	Perquisites /Benefits(2) ($)	Tax Reimbursement ($)		Total ($)
Kendall K. Young	$5,404,914	$28,598	$645,709	(3)	$6,079,221
Nicholas R. Balzo	$1,644,891	$20,900	$—	(4)	$1,665,791
Ann B. Harrington	$1,870,243	$8,226	$—	(5)	$1,878,469
_____________________________________
(1)The cash payments in this column consist of (a) for Mr. Balzo and Ms. Harrington, severance payments of their respective annual base salary for twelve months following termination, (b) for each of Mr. Young, Mr. Balzo and Ms. Harrington, a prorated amount of their respective target annual cash incentive compensation, in each case in accordance with their respective offer letters with the Company and only triggered to the extent a qualifying termination occurs (refer to “—Offer Letters with Named Executive Officers” above), and (c) the amount due under the Company LTIP awards equal to the full amount of retentive portion of the Company LTIP award and assumes, based on the merger consideration, the Company’s board of directors determines that a 150% payout on the performance goal has been achieved, which accelerated in connection with the merger (which constitutes a “change in control” under each of the Company LTIP awards) and which are considered “single trigger” arrangements irrespective of whether a qualifying termination occurs (refer to “—Company LTIP Awards” above). Set forth below are the respective values of each payment.

			Company LTIP Award
Name	Severance Payment ($)	Prorated Bonus Payment ($)	Retentive Award ($)	Performance Award ($)
Kendall K. Young	$—	$179,914	$950,000	$4,275,000
Nicholas R. Balzo	$360,500	$108,766	$213,750	$961,875
Ann B. Harrington	$383,160	$112,083	$250,000	$1,125,000

(2)Assumes that each of the named executive officers receive continuation of health benefits for a period of six months following a qualifying termination, consistent with Company customary practice applicable to all employees generally.
(3)The amount represents the Company’s best estimate of the tax gross-up payment that Mr. Young may receive under his gross-up agreement based on reasonable assumptions and the information currently available to the Company. Due to the significant uncertainty associated with determining whether payments and benefits received by an executive might constitute excess parachute payments and in determining the extent of any excess parachute payments, the actual amount of tax gross-up payment that Mr. Young receives may differ from the amount set forth above if the assumptions used to calculate such amount change, including the date of the closing. However, the total amount of tax gross-up payments that Mr. Young may receive pursuant to the terms of his gross-up agreement may not exceed $1 million (see “—Gross-Up Agreements” above).
(4)Mr. Balzo is not entitled to any tax gross-up payment under his best-net cut-back agreement (see “—Gross-Up Agreements” above).
(5)Based on reasonable assumptions and the information currently available to the Company, no tax gross-up payment is expected to be paid to Ms. Harrington in connection with the merger. Due to the significant uncertainty associated with determining whether payments and benefits received by an executive might constitute excess parachute payments and in determining the extent of any excess parachute payment, Ms. Harrington may be entitled to receive a tax gross-up payment in the event that any payments or benefits paid to her are determined to be subject to the excise tax. However, the total amount of tax gross-up payment that Ms. Harrington may receive under her gross-up agreement may not exceed $330,000 (see “—Gross-Up Agreements” above).
Indemnification; Directors' and Officers' Insurance
The Company is party to indemnification agreements with each of its directors and executive officers that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers.
Pursuant to the Merger Agreement, from and after the merger effective time, Parent will indemnify certain persons, including the Company's directors and executive officers. In addition, for a period of not less than six years from the merger effective time, Parent will maintain an insurance and indemnification policy for the benefit of certain persons, including the

Company's directors and executive officers. For additional information, see “The Merger Agreement— Covenants and Agreements—Indemnification of Directors and Officers; Insurance.”
Voting
As of the record date of [_________], 2025, our directors owned, either directly or indirectly, an aggregate of [________] shares of common stock, entitling them to exercise, in the aggregate, less than one percent of the voting power of our shares of common stock entitled to vote at the special meeting. Our directors have informed us that they intend to vote the shares of common stock that they beneficially own for the approval of each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. Our executive officers do not have voting power over any shares of common stock or restricted stock as of the record date.
Regulatory Approvals
We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the merger, other than the receipt of certain state licensing approvals and with respect to the merger, the filing of a certificate of merger with, and the acceptance of such certificate of merger for record by, the Delaware Secretary of State and the filing of articles of merger, and the acceptance of such articles of merger for record by, the State Department of Assessments and Taxation of Maryland.
Material U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of our common stock whose shares are exchanged for cash pursuant to the merger. This summary is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•a trust (1) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined under Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. This discussion applies only to holders of shares of our common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general informational purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular facts and circumstances, and it does not apply to holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, persons who are required to recognize income or gain with respect to the merger no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Code, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, retirement plans, individual retirement accounts or other tax-deferred or advantaged accounts (or persons holding common stock through such plans or accounts) banks and other financial institutions, certain former citizens or former long-term residents of the United States, “controlled foreign corporations,”

“passive foreign investment companies,” partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, “qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) or entities all of the interests in which are held by a qualified pension fund, “qualified shareholders” (within the meaning of Section 897(k)(3) of the Code) or investors therein, holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated or risk reduction transaction, and holders who acquired their shares of our common stock through the exercise of employee stock options or otherwise as compensation).

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner (or equity owner) in such partnership (or such other entity or arrangement) will generally depend on the status of the partners (or equity owners) and the activities of the partnership (or such other entity or arrangement). If you are, for U.S. federal income tax purposes, a partner (or equity owner) in a partnership (or other such entity or arrangement) holding shares of our common stock, you should consult your tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the merger to you in light of your particular circumstances.

All holders should consult their own tax advisors regarding the specific tax consequences of the merger to them in light of their particular facts and circumstances, including with respect to the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Characterization of the Merger

For U.S. federal income tax purposes, the parties will treat the merger as if the Company had (i) sold all of its assets in exchange for the aggregate cash consideration payable to the Company’s shareholders in connection with the merger and the assumption of the Company’s liabilities and then (ii) made a liquidating distribution of such cash consideration to the Company’s shareholders in exchange for their stock.

Consequences of the Merger to U.S. Holders of Common Stock

The receipt of cash by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of our common stock that receives cash in exchange for shares of our common stock in the merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in such shares.

If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. Additionally, a 3.8% Medicare unearned contribution tax may apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. The deductibility of capital losses is subject to limitations.

In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% applies to a portion of capital gain realized by a non-corporate stockholder on the sale of our stock that would correspond to the Company’s “unrecaptured Section 1250 gain.”

A U.S. holder who has held our common stock for less than six months at the time of the merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from the Company, or such holder's share of any designated retained capital gains, with respect to such shares.

Consequences of the Merger to Non-U.S. Holders of Common Stock

General

The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of all or a portion of the merger consideration is treated as a distribution from the Company that is attributable to gain from the sale of “United States real property interests” (“USRPIs”) under the provisions of FIRPTA. The IRS announced in Notice 2007-55 that it intends to take the position that under current law, unless an exception applies, the receipt of a liquidating distribution from a REIT received by a non-U.S. holder (including the receipt of cash in exchange for our common stock in the merger, which will be treated as having been received in a deemed liquidation of the Company for U.S. federal income tax purposes) is subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of USRPIs. Although legislation that would effectively override Notice 2007-55 has previously been proposed, no such legislation has yet been enacted, and it is not possible to say if or when any such legislation will be enacted.

Accordingly, the parties intend to take the position that the receipt of cash in exchange for our common stock pursuant to the merger will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of USRPIs

To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by a non-U.S. holder in the merger is treated as a distribution attributable to gain from the deemed or actual sale of the Company’s USRPIs, such amount will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder, and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder also may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% (or 20% to the extent provided in U.S. Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS.

We believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement and, therefore, the 10% Exception (discussed below) would not apply. We intend to withhold U.S. federal income tax at a rate of 21% (or 20% to the extent provided in U.S. Treasury Regulations) from the merger consideration paid to a non-U.S. holder in accordance with Notice 2007-55. Any amounts withheld may be allowed as a refund or a credit against such holder's U.S. federal income tax liability (if any) provided the required information is furnished to the IRS on a timely basis.

Taxable Sale of Common Stock

Subject to the discussion above regarding distributions attributable to gain from the sale of USRPIs and the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax or U.S. federal withholding tax on any gain or loss recognized on the receipt of cash in exchange for shares of our common stock pursuant to the merger unless: (a) the gain is treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States under Section 864(c) of the Code, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (b) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (c) such shares constitute USRPIs under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on such gain on a net basis at the regular U.S. graduated rates in the same manner as a U.S. holder. In addition, a corporate non-U.S. holder also may, under certain circumstances, be subject to an additional branch profits tax.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses of such non-U.S. holder, if any.

If our common stock constitutes a USRPI under FIRPTA, a non-U.S. holder will be subject to U.S. federal income tax on any gain or loss recognized on the receipt of cash in exchange for our common stock in the merger on a net basis at applicable U.S. graduated rates in the same manner as a U.S. holder, and such cash consideration also may be subject to the U.S. federal withholding tax under FIRPTA at a rate of 15%. A non-U.S. holder's common stock generally will not constitute a USRPI, and gain recognized by a non-U.S. holder upon receipt of cash in exchange for our common stock pursuant to the merger generally will not be subject to U.S. federal income or U.S. federal withholding tax under FIRPTA, if: (a) we are a “domestically controlled REIT” (as defined in the Code); or (b) both (i) our common stock is “regularly traded” (within the meaning of applicable U.S. Treasury Regulations) on an established securities market at the merger effective time and (ii) the non-U.S. holder holds 10% or less of the total fair market value of that class of our stock at all times during the shorter of (x) the five-year period ending with the merger effective time and (y) the non-U.S. holder’s holding period for our stock (the “10% Exception”). As discussed above, we believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement and, therefore, the 10% Exception would not apply. Although we currently anticipate that, at the merger effective time, we will be a “domestically controlled REIT”, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled REIT” at the merger effective time.

Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them pursuant to the merger, and the possible desirability of selling their shares of our common stock (and considerations relating to the timing of any such sales).

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) may apply to payments of cash received by a holder pursuant to the merger. Backup withholding will not apply, however, to a holder who (a) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on duly executed IRS Form W-9 (or a substitute or successor form), (b) in the case of a non-U.S. holder, furnishes a duly executed, applicable IRS Form W-8, or (c) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability (if any); provided the required information is furnished to the IRS on a timely basis.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code or any successor provisions or any current or future Treasury Regulations promulgated thereunder, official interpretations thereof, published administrative guidance implementing such Sections or Treasury Regulations, whenever promulgated or published, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections (such Sections commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other entities that do not comply with FATCA or do not provide information sufficient to establish compliance with, or an exemption from, FATCA withholding. The application of FATCA withholding to the payment of the merger consideration and the liquidating trust consideration with respect to our common stock pursuant to the merger is not entirely clear. FATCA withholding could potentially apply to any such payments or distributions if such payments or distributions are treated for U.S. federal income tax purposes as dividends from sources within the United States rather than as gross proceeds from the sale or other disposition of our common stock. In the event FATCA withholding would otherwise apply to any such payments or distributions, recipients thereof should not be subject to FATCA withholding thereon if they provide a timely and properly executed copy of the appropriate version of IRS Form W-8 or W-9 (or such other form as may be required pursuant to FATCA) establishing an exemption from FATCA withholding. We urge you to consult your tax advisor regarding FATCA and its application to such payments and distributions.

This summary of the material U.S. federal income tax consequences is for general information purposes only, does not purport to be a complete analysis of the potential tax consequences related to the merger and is not tax advice. Holders of common stock should consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, non-U.S. and other tax laws.

THE MERGER AGREEMENT
This section of this proxy statement summarizes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the Merger Agreement and therefore you may not directly enforce any of its terms and conditions.
This summary may not contain all of the information about the Merger Agreement that is important to you. We urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the merger. The Merger Agreement is not intended to provide you with any factual information about Parent, Merger Sub, the surviving entity or us. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information we filed with the SEC prior to the date of the Merger Agreement, as well as by the disclosure letter the Company delivered to Parent in connection with the signing of the Merger Agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that we file with the SEC and the other information in this proxy statement. See “Additional Information” beginning on page 75.

Form, Effective Time and Closing of the Merger

The Merger Agreement provides for the combination of Parent and NorthStar Healthcare through the merger of NorthStar Healthcare with and into Merger Sub, with Merger Sub surviving the merger upon the terms and subject to the conditions set forth in the Merger Agreement. The merger will become effective upon the merger effective time.

The Merger Agreement provides that the closing will take place (i) on the third business day following the date on which the last of the conditions to closing the merger (described below under “—Conditions to Completion of the Merger”) have been satisfied or validly waived by the party entitled to the benefit of such condition (other than conditions that by their terms are to be satisfied or waived at the closing, but subject to the satisfaction or valid waiver of such conditions), unless such date is extended by mutual agreement of the parties, and (ii) no earlier than seventy-five (75) days following (a) the no-shop period start date or (b) the cut-off time, if NorthStar Healthcare is negotiating to enter into a definitive agreement with respect to a superior proposal (as defined below) made by an excluded party (as defined below), unless agreed mutually by the parties. Subject to certain exceptions, either Parent or NorthStar Healthcare may terminate the Merger Agreement if the merger is not consummated prior to the outside date, as described below under “—Termination of the Merger Agreement—Termination by Either Parent or NorthStar Healthcare.”

Organizational Documents of the Surviving Entity

At the merger effective time and by virtue of the merger, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the merger effective time will be the certificate of formation and the limited liability company agreement of the surviving entity, until thereafter amended in accordance with applicable law and the applicable provisions of such limited liability company agreement.

Officers and Manager of the Surviving Entity

The managers, officers, and authorized signatories, if any, of Merger Sub immediately prior to the merger effective time will be the managers, officers and authorized signatories, if any, respectively, of the surviving entity immediately following the merger effective time until their respective resignation or removal or such time as each of his or her respective successor is duly elected or appointed and qualified in accordance with law and the organizational documents of the surviving entity.

Merger Consideration; Effects of the Merger

Merger Consideration

At the merger effective time, each share of common stock of NorthStar Healthcare issued and outstanding immediately prior to the merger effective time (other than the Excluded Shares) will be cancelled and retired and automatically converted into the right to receive an amount in cash equal to $3.03 per share (as may be adjusted in accordance with the Merger Agreement), without interest and less applicable withholding taxes.

In the event NorthStar Healthcare makes dividends or distributions required for NorthStar Healthcare to maintain its status as a REIT under the Code or to avoid the incurrence of any income or excise taxes by NorthStar Healthcare (a “permitted REIT dividend”), the merger consideration will be appropriately reduced to reflect the full effect of the permitted REIT dividend.

All of the limited liability company interests in Merger Sub issued and outstanding immediately prior to the merger effective time will remain as an issued and outstanding limited liability company interests of the surviving entity and each such limited liability company interest will continue to be owned by Parent.

Effect on Company RSU Awards

Each Company RSU award that is outstanding immediately prior to the merger effective time will, at the merger effective time, fully vest (to the extent unvested) and be cancelled and converted into the right to receive an amount in cash equal to the merger consideration in respect of each share of our common stock underlying such Company RSU award, less any applicable withholding taxes. Any dividend equivalents accrued pursuant to the terms of any Company RSU award that is outstanding and unpaid immediately prior to the merger effective time will be paid in cash, without interest, by NorthStar Healthcare to the holder thereof.

Effect on Company LTIP Awards

The merger constitutes a “change in control” for purposes of the Company LTIP awards. In accordance with the Company LTIP award documents, each Company LTIP award that is outstanding immediately prior to the merger effective time will, at the merger effective time, fully vest and be converted into the right to receive an amount in cash equal to the full amount of the retentive portion of each Company LTIP award, plus an amount in cash based on the Company’s board of directors’ determination of achievement of the performance portion of each Company LTIP award. The final amounts payable in connection with the merger with respect to the Company LTIP awards may not exceed $8,500,000 in the aggregate.

Termination of Company Equity Plans

As of the merger effective time, NorthStar Healthcare will terminate the Company Equity Plan and the Company Fifth Amended and Restated Independent Directors Compensation Plan (the “Independent Directors Compensation Plan”).

Receipt of Merger Consideration

The conversion of NorthStar Healthcare common stock into the right to receive the merger consideration will occur automatically at the merger effective time. In accordance with the Merger Agreement, prior to the merger effective time, Parent and NorthStar Healthcare will have designated a paying and exchange agent to handle the payment and delivery of the merger consideration. At or before the merger effective time, (i) Parent will deposit, or cause to be deposited, with the paying and exchange agent cash in immediately available funds in an amount sufficient to pay the merger consideration for the sole benefit of the holders of shares of NorthStar Healthcare common stock and Company RSU awards, less (a) the amount by which cash in immediately available funds held by NorthStar Healthcare at the corporate level as of the closing date exceeds $20,000,000 or (b) another amount to which the parties mutually agree (such amount, the “Excess Cash”), and (ii) NorthStar Healthcare will deposit, or cause to be deposited, with the paying and exchange agent the Excess Cash for the sole benefit of the holders of shares of NorthStar Healthcare common stock and Company RSU awards. As soon as reasonably practicable after the merger effective time, but in any event within three business days of such time, Parent and the surviving entity will cause the paying and exchange agent to:

•mail to each holder of shares of common stock and shares of Company RSU awards for whom the paying and exchange agent does not have a W-9 on file or certification from the applicable stockholder certifying such stockholder’s taxpayer identification number, a customary instruction request letter, including instructions for effecting the exchange of shares of common stock and Company RSU awards for the merger consideration; and
•make delivery and disbursement of the merger consideration to the holders of record of the shares of common stock and Company RSU awards in accordance with the Merger Agreement and applicable documentation agreed upon by Parent, NorthStar Healthcare and the paying and exchange agent prior to the merger effective time.
After the merger effective time, the holders of shares of common stock and shares underlying Company RSU awards will only hold the right to receive the merger consideration into which those shares of NorthStar Healthcare common stock have been converted and shall cease to have rights with respect to such shares of common stock of NorthStar Healthcare, except as otherwise provided for in the Merger Agreement. No interest will be paid or accrued for the benefit of holders of shares of common stock and shares underlying Company RSU awards on the merger consideration. Parent and the surviving entity will take all other actions necessary following the merger effective time to cause the delivery and disbursement of the merger consideration to the holders of shares of common stock and Company RSU awards in accordance with the Merger Agreement and documentation agreed by Parent, NorthStar Healthcare and the paying and exchange agent prior to the merger effective time.

At the merger effective time, the share transfer books of NorthStar Healthcare shall be closed and thereafter there shall be no further registration of transfers of common stock of NorthStar Healthcare.

Any portion of the funds made available to the paying and exchange agent that remains undistributed to the holders of shares of NorthStar Healthcare common stock or Company RSU awards for twelve months after the closing date shall be delivered to the surviving entity upon demand, and any former holders of shares of NorthStar Healthcare common stock or Company RSU awards will thereafter look only to the surviving entity (and only as general creditors thereof) for payment of the merger consideration. Any amounts remaining unclaimed by former holders of any shares of common stock of NorthStar Healthcare or Company RSU awards immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any governmental authority shall, to the extent permitted by applicable law, become the property of the surviving entity, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

Withholding

All payments under the Merger Agreement are subject to applicable withholding requirements.

No Dissenters’ or Appraisal Rights

In accordance with Section 7.8 of our charter, as permitted by the MGCL, holders of NorthStar Healthcare common stock are not entitled to dissenters’ or appraisal rights, or rights of objecting stockholders, with respect to the merger and the other transactions contemplated by the Merger Agreement and the board of directors of NorthStar Healthcare has not determined that any such rights will be available.
Representations and Warranties
The Merger Agreement contains a number of representations and warranties made by NorthStar Healthcare, Parent, Merger Sub, and Welltower. The representations and warranties of Parent, Merger Sub, and Welltower were made by the parties as of the date of the Merger Agreement and, in some cases, as of the closing date. The representations and warranties do not survive the merger effective time. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement. In addition, certain of NorthStar Healthcare’s representations and warranties are qualified by information NorthStar Healthcare filed with the SEC on or after January 1, 2023 and at least two (2) business days prior to the date of the Merger Agreement, and certain of NorthStar Healthcare’s representations and warranties are qualified by the disclosure letter NorthStar Healthcare delivered in connection with the Merger Agreement.
Representations and Warranties of NorthStar Healthcare
The Merger Agreement includes representations and warranties by NorthStar Healthcare relating to, among other things:
•organization, valid existence, subsidiaries, good standing and qualification to conduct business;

•capital structure;
•due authorization, execution, delivery and validity of the Merger Agreement;
•enforceability of the Merger Agreement (subject to certain applicable creditors’ rights laws and general principles of equity);
•absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;
•permits and compliance with law;
•SEC filings, financial statements and indebtedness;
•absence of certain changes to NorthStar Healthcare’s business between September 30, 2024 and the date of the Merger Agreement;
•absence of undisclosed material liabilities;
•absence of existing defaults or violations under organizational documents or certain other agreements;
•litigation;
•tax matters, including qualification as a REIT;
•NorthStar Healthcare’s employee benefit plans and other agreements with its employees;
•accuracy of information supplied for inclusion in the proxy statement;
•intellectual property;
•privacy and data security;
•environmental matters;
•real property and leases;
•material contracts;
•insurance;
•opinion of financial advisor;
•stockholder vote required in order to approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement;
•broker’s, finder’s and similar fees or commissions;
•inapplicability of the Investment Company Act of 1940, as amended (the “Investment Company Act”);
•exemption of the merger and the other transactions contemplated by the Merger Agreement from any anti-takeover statutes or similar federal or state law;
•related party transactions; and
•compliance with anti-corruption and anti-bribery laws.
Representations and Warranties of Parent and Merger Sub

The Merger Agreement includes representations and warranties by Parent and Merger Sub relating to, among other things:
•organization, valid existence, good standing and qualification to conduct business;
•due authorization, execution, delivery and validity of the Merger Agreement;
•enforceability of the Merger Agreement (subject to certain applicable creditors’ rights laws and general principles of equity);
•absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•litigation;
•accuracy of information supplied for inclusion in the proxy statement in connection with the merger and the other transactions contemplated by the Merger Agreement;
•broker’s, finder’s and similar fees or commissions;
•availability of (i) sufficient funds to pay the merger consideration and any other related fees and expenses and (ii) resources to perform or satisfy the obligations of Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement;
•solvency of Parent and Merger Sub after giving effect to the merger and the other transactions contemplated by the Merger Agreement;
•no equityholder vote being required in order to approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement; and
•absence of any agreements with NorthStar Healthcare related parties or ownership of any shares of NorthStar Healthcare common stock.
Representations and Warranties of Welltower

The Merger Agreement includes representations and warranties by Welltower, as guarantor of Parent and Merger Sub’s obligations set forth in the Merger Agreement, relating to, among other things:
•organization, valid existence, good standing and qualification to conduct business;
•due authorization, execution, delivery and validity of the Merger Agreement;
•absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;
•litigation;
•accuracy of information supplied for inclusion in the proxy statement in connection with the merger and the other transactions contemplated by the Merger Agreement;
•broker’s, finder’s and similar fees or commissions;
•availability of (i) sufficient cash on hand to pay the merger consideration and all other fees and related expenses required to be paid by Parent and absence of restrictions on use of such cash, and (ii) resources to perform or satisfy the obligations of Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement;
•solvency of Welltower after giving effect to the merger and the other transactions contemplated by the Merger Agreement;
•no equityholder vote being required in order for Welltower to perform its obligations under the Merger Agreement;
•absence of any agreements with NorthStar Healthcare related parties or ownership of any shares of NorthStar Healthcare common stock; and
•Welltower’s status as an affiliate of Parent.

Definition of “Company Material Adverse Effect”, “Parent Material Adverse Effect”, and “Guarantor Material Adverse Effect”
Many of the representations of NorthStar Healthcare are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, “company material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence that:
•has had or would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of NorthStar Healthcare and its subsidiaries, taken as a whole, or

•has prevented or materially impaired or materially delayed, or would reasonably be expected to prevent or materially impair or materially delay the ability of NorthStar Healthcare to consummate the merger or any of the other transactions contemplated by the Merger Agreement before the outside date.
However, for purposes of the first bullet above, any event, circumstance, change, effect, development, condition or occurrence will not be considered a company material adverse effect to the extent arising out of or resulting from the following:
•any failure of NorthStar Healthcare to meet any projections or forecasts, or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a company material adverse effect);
•any changes that affect the industries in which NorthStar Healthcare or its subsidiaries participates (including the real estate industry generally or seniors housing real estate industry);
•any changes in the United States or global economy or capital, financial, credit or securities markets generally, including changes in interest or exchange rates, inflation and credit conditions;
•any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world;
•the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism, ransomware or malware, rebellion or insurrection, actions of espionage, cybercrime, sabotage, social protest or social unrest or trade wars;
•the negotiation, execution, delivery and performance of the Merger Agreement or the public announcement of the merger or the other transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, residents, suppliers, lenders, investors (including stockholders), venture partners or employees;
•the taking of any action expressly required by the Merger Agreement, the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action at the request of Parent or expressly prohibited by the Merger Agreement;
•earthquakes, hurricanes, floods or other natural disasters or any acts of God (or escalation or worsening of any such events or occurrences or any action, law, pronouncement or guideline taken or promulgated by any Governmental Authority in response to any of the foregoing);
•changes in law or GAAP (or the interpretation or enforcement thereof);
•the identities of Parent or Merger Sub or any affiliate thereof;
•any effect or change resulting from certain items set forth in the NorthStar Healthcare disclosure letter; or
•any action, made or initiated by any holder of common stock of NorthStar Healthcare, including any derivative claims, arising out of or relating to the Merger Agreement or the transactions contemplated thereby.

However, if any event, circumstance, change, effect, development, condition or occurrence described in the second, third, fourth, fifth, eighth and ninth bullet points above disproportionately affects NorthStar Healthcare and its subsidiaries, taken as a whole, relative to other companies in the industries in which NorthStar Healthcare and its subsidiaries participate, that may be considered for the purpose of determining whether there has been, or would reasonably be expected to be, a company material adverse effect (in which case only the incremental disproportionate adverse effect on NorthStar Healthcare and its subsidiaries shall be taken into account).

Many of the representations of Parent and Merger Sub are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, a “parent material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence that has or would reasonably be expected to prevent or materially impair or materially delay the ability of Parent or Merger Sub to consummate the merger or any of the other transactions contemplated by the Merger Agreement before the outside date.

Many of the representations of Welltower are qualified by a “guarantor material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, a “guarantor material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually in the aggregate, would reasonably be expected to in any way prevent, impede, delay or otherwise increase the risk that Welltower will not be able to absolutely, unconditionally and irrevocably guarantee, as principal and not as surety, to NorthStar Healthcare, the surviving entity, and their successors and assigns the due and punctual payment and performance of each covenant, obligation, debt, duty and liability of Parent and Merger Sub, as applicable, under the Merger Agreement (the “guaranteed obligations”).
Covenants and Agreements
Conduct of Business by NorthStar Healthcare Pending the Merger
NorthStar Healthcare has agreed to certain restrictions on the conduct of its business and that of its subsidiaries until the earlier to occur of the merger effective time and the termination of the Merger Agreement. In general, except to the extent required by law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to the Merger Agreement, or as set forth in the NorthStar Healthcare disclosure letter, NorthStar Healthcare has agreed that it will, and will cause each of its subsidiaries to:
•conduct its business in the ordinary course and in a manner consistent with past practice in all material respects and in compliance with law in all material respects,
•maintain the status of NorthStar Healthcare as a REIT, and
•use its commercially reasonable efforts to
◦maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of NorthStar Healthcare or any of its subsidiaries’ control excepted),
◦preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors, managers, operators, tenants, residents and other significant third parties, and
◦keep available the services of its then-current executive officers.
Without limiting the foregoing, NorthStar Healthcare has also agreed that, subject to certain specified exceptions, including those discussed below, and except to the extent required by law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant the Merger Agreement, or as set forth in the NorthStar Healthcare disclosure letter, NorthStar Healthcare will not, and it will not cause or permit any of its subsidiaries to, do any of the following:
•amend its organizational documents or the equivalent organizational or governing documents of any subsidiary of NorthStar Healthcare, or waive the stock ownership limitations set forth in its organizational documents;
•adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of NorthStar Healthcare or any of its subsidiaries (other than any wholly-owned subsidiary of NorthStar Healthcare);
•authorize, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property, or otherwise) with respect to shares of capital stock or other equity or voting securities or ownership interests in NorthStar Healthcare or any of its subsidiaries, except for
◦the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned subsidiary of NorthStar Healthcare,
◦distributions by any subsidiary of NorthStar Healthcare or any other entity in which NorthStar Healthcare owns an interest that is not wholly-owned, directly or indirectly, by NorthStar Healthcare, in accordance with the requirements of the organizational documents of such subsidiary of NorthStar Healthcare or other entity in which NorthStar Healthcare owns an interest,
◦unpaid distributions with a record date prior to the date of the Merger Agreement,
◦the declaration and payment of dividends on the Company RSU awards in accordance with their terms, or

◦distributions, including under Sections 858 or 860 of the Code, reasonably necessary for NorthStar Healthcare to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise tax under the Code;
•purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of NorthStar Healthcare or any of its subsidiaries, other than
◦the withholding of shares of common stock of NorthStar Healthcare to satisfy withholding tax obligations with respect to awards granted pursuant to the Company Equity Plan,
◦the acquisition by NorthStar Healthcare in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Company Equity Plan upon termination of service of an award holder,
◦the redemption of NorthStar Healthcare partnership units in accordance with the terms of the Amended and Restated Limited Partnership Agreement of NorthStar Healthcare Income Operating Partnership LP, dated as of July 31, 2012 (the “partnership agreement”),
◦in connection with the redemption or repurchase by a wholly-owned subsidiary of NorthStar Healthcare of its own securities (but solely to the extent such securities or equity equivalents are owned by NorthStar Healthcare or one of its wholly-owned subsidiaries), or
◦in connection with redemptions made in accordance with Article VI of the Articles of Amendment and Restatement of Company, dated as of July 30, 2012, in the event that a stockholder becomes the owner of greater than 9.8% of the common stock of the Company;
•except for transactions among NorthStar Healthcare and one or more of its wholly-owned subsidiaries or among one or more of its wholly-owned subsidiaries, or as otherwise contemplated by the third and fourth bullets above and sixth bullet below, offer, authorize for issuance, issue, sell, pledge, dispose or otherwise encumber, any shares, units or other equity or voting interests or capital stock of any class or any other securities or equity equivalents of NorthStar Healthcare or any of its subsidiaries’ (except upon the vesting of the Company RSU awards or to the extent required pursuant to the Company Equity Plan in effect as of the date of the Merger Agreement);
•merge or consolidate with any other person, or make a material investment (whether through acquisition of stock, assets or otherwise) in any other person, or make or agree to make any acquisition (including by merger, consolidation or acquisition of stock or assets) of any real property, material personal property, corporation, partnership, joint venture, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by NorthStar Healthcare or any wholly-owned NorthStar Healthcare subsidiary of or from an existing wholly-owned subsidiary of NorthStar Healthcare, or with respect to certain pending acquisitions;
•sell, license, mortgage, pledge, lease, assign, transfer, dispose of or encumber (other than certain permitted liens), agree to or otherwise effect a deed or assignment in lieu of foreclosure with respect to, or otherwise dispose of, or place or permit any lien (other than certain permitted liens) upon any real property owned or leased by NorthStar Healthcare or its subsidiaries (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property) or any other material assets, except for
◦certain pending dispositions,
◦leases entered into in the ordinary course of business (other than resident agreements that contain a rate lock for more than twelve months),
◦the replacement of personal property in the ordinary course of business with personal property of equal or greater value, or
◦the disposition of worn out or obsolete personal property;
•incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of NorthStar Healthcare or any of its subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than any consolidated subsidiary of NorthStar Healthcare);

•make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, trustees, affiliates, agents or consultants), make any change in its existing lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial statement condition of another entity, other than
◦pursuant to certain material contracts of NorthStar Healthcare or its subsidiaries in effect prior to the execution and delivery of the Merger Agreement,
◦advances of reasonable business expenses to directors, officers and other employees for travel and other reimbursable expenses incurred in the ordinary course of business,
◦as required under the governing documents of any NorthStar Healthcare subsidiary, or
◦to or among NorthStar Healthcare subsidiaries;
•enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any NorthStar Healthcare material contract or any contract that, if existing as of the Merger Agreement date, would be a NorthStar Healthcare material contract, other than
◦any termination or renewal in accordance with the terms of any existing NorthStar Healthcare material contract that occurs automatically without any action (other than notice of renewal) by NorthStar Healthcare or any subsidiary of NorthStar Healthcare, or
◦the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which NorthStar Healthcare or any subsidiary of NorthStar Healthcare is a party as required or necessitated by the Merger Agreement or the transactions contemplated thereby (provided, however, that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect NorthStar Healthcare, any subsidiary of NorthStar Healthcare, Parent or any subsidiary of Parent), or
◦the entry into any commercial leases in the ordinary course of business consistent with past practice;
•waive, release, assign, settle or compromise any claim or action, other than
◦waivers, releases, assignments, settlements or compromises that
▪with respect to the payment of monetary damages, involve only
•the payment of any amounts (including applicable deductibles) payable under an insurance policy insuring NorthStar Healthcare or a subsidiary of NorthStar Healthcare, or
•any monetary damages that are equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of NorthStar Healthcare filed with the SEC and publicly available prior to the date of the Merger Agreement or do not exceed $200,000 individually or $400,000 in the aggregate,
▪do not involve the imposition of injunctive relief against NorthStar Healthcare, any of its subsidiaries or the surviving entity, and
▪do not provide for any material liability or admission of material wrongdoing by NorthStar Healthcare or any of its subsidiaries,
◦any such matter relating to taxes or with any present, former or purported holder or group of holders of common stock of NorthStar Healthcare;
•hire, engage or terminate (other than terminations for cause) any employee, executive officer or director of NorthStar Healthcare or any of its subsidiaries or appoint any person to a position of executive officer or director of NorthStar Healthcare or any of its subsidiaries (other than to replace any officer or employee that departs after the date of the Merger Agreement or in connection with the appointment of directors as may be elected by NorthStar Healthcare’s stockholders at NorthStar Healthcare’s annual meeting);
•increase the amount, rate or terms of compensation or benefits of any of NorthStar Healthcare’s or its subsidiaries’ directors, trustees, officers, employees or individual independent contractors;

•enter into or amend, or adopt or incur any liability under or with respect to, any employment, change of control, bonus, severance, retention or retirement agreement with any employee, director, or officer of NorthStar Healthcare or any subsidiary of NorthStar Healthcare or other compensation or benefit plan;
•grant any rights to severance, retention, change in control or termination pay to any current or former director, individual independent contractor (that is a natural person or an entity solely owned and operated by a natural person) or current or former employee of NorthStar Healthcare or any subsidiary of NorthStar Healthcare;
•establish, adopt, enter into, amend or terminate any benefit plan, collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as is required to comply with Section 409A of the Code;
•take any action to accelerate any payment or benefit to directors, employees or officers of NorthStar Healthcare or its subsidiaries;
•negotiate, enter into, amend or extend collective bargaining agreement, labor-related contract or other labor-related agreement with a trade or labor union, works council, or other bargaining unit representative or recognize or certify any union as the bargaining representative for any employees of NorthStar Healthcare or any subsidiary of NorthStar Healthcare;
•except as required under the terms of the Company Equity Plan or the Independent Directors Compensation Plan, or as set forth on the company disclosure letter, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of NorthStar Healthcare’s or any of its subsidiaries’ capital stock or other voting securities or equity interests;
•fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2024, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;
•enter into any new line of business or form any new subsidiaries of NorthStar Healthcare;
•enter into any agreement that would limit or otherwise restrict NorthStar Healthcare or any of its subsidiaries of their successors from engaging or competing in any line of business or owning property in any geographic area;
•enter into or modify in a manner materially adverse to NorthStar Healthcare any tax protection agreement, make, change or rescind any material election relating to taxes, change a material method of tax accounting, amend any material tax return or file any material tax return inconsistent with past practice other than as required by law, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, surrender any right to claim any material tax refund, or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment (other than in the ordinary course of business);
•take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause NorthStar Healthcare to fail to qualify as a REIT or any entity in which NorthStar Healthcare directly or indirectly owns an interest to cease to qualify or preserve the status as a disregarded entity or partnership for United States federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, in such a way as to have a company material adverse effect;
•adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or bankruptcy reorganization of NorthStar Healthcare or any of its subsidiaries (including undertaking any action that would result in an increase in any taxes, except as otherwise contemplated by the Merger Agreement);
•form any new partnerships or joint ventures;
•make or commit to make any capital expenditures in excess of $250,000 individually, or $1,000,000 in the aggregate, other than
◦in connection with emergency repairs (provided that to the extent reasonably practicable, NorthStar Healthcare will consult with Parent in advance),
◦as required by law or as required pursuant to the terms of any indebtedness or material contract in effect as of the date of the Merger Agreement, or

◦capital expenditures that (in the aggregate) do not exceed the amount equal to the amount allocated for capital expenditures in NorthStar Healthcare’s 2025 budget (which has been made available to Parent prior to the date of the Merger Agreement), plus 10%;
•amend or modify the compensation terms or any other obligations of NorthStar Healthcare contained in the engagement letter with CSCA in a manner materially adverse to NorthStar Healthcare, any subsidiary of NorthStar Healthcare or Parent, or engage other financial advisers in connection with the transactions contemplated by the Merger Agreement;
•permit any material insurance policy naming NorthStar Healthcare or any of its subsidiaries or any of their respective directors or officers as a beneficiary or an insured or a loss payable payee, or Company’s directors and officers liability insurance policy, to be cancelled or terminated without obtaining a replacement policy on substantially similar terms, or allowed to expire without using commercially reasonable efforts to obtain a replacement policy on substantially similar terms;
•sell, assign, transfer, abandon, exclusively license or otherwise license outside the ordinary course of business any material intellectual property; or
•authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

The above restrictions, however, will not prohibit NorthStar Healthcare from taking any action, at any time or from time to time, that in the reasonable judgment of the NorthStar Healthcare board of directors, upon advice of counsel to NorthStar Healthcare, is reasonably necessary for NorthStar Healthcare to avoid or to continue to avoid incurring entity level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the merger effective time, including making dividend or other distribution payments to stockholders of NorthStar Healthcare in accordance with the Merger Agreement or otherwise as permitted pursuant to the bullets above or to qualify or preserve the status of any subsidiary of NorthStar Healthcare as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code. In the event NorthStar Healthcare makes a permitted REIT dividend, the merger consideration will be appropriately reduced to reflect the full effect of the permitted REIT dividend.

Alternative Proposals; No Solicitation

Notwithstanding the non-solicitation provisions described below, until the no-shop period start date, NorthStar Healthcare and its subsidiaries, and their respective representatives, are permitted to directly or indirectly:
•solicit, seek, initiate, encourage or facilitate inquiries, including by providing access to nonpublic information or access to properties or personnel of NorthStar Healthcare or subsidiaries of NorthStar Healthcare pursuant to an acceptable confidentiality agreement (provided that any nonpublic information concerning NorthStar Healthcare or its subsidiaries that is provided to such person (or its representatives) shall, to the extent not previously provided to Parent or its representatives, be provided to Parent or its representatives prior to or substantially concurrently with the time it is provided to such Person);
•engage in, enter into, continue or otherwise participate in, maintain discussions or negotiations with respect to acquisition proposals or potential acquisition proposals with any person or otherwise cooperate with, or assist or facilitate any inquiries; and
•cooperate with or assist or participate in or facilitate any acquisition proposal or any such inquiries or any effort or attempt to make any acquisition proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for an acquisition proposal or amendment to an acquisition proposal to be made to NorthStar Healthcare.
As used in the Merger Agreement, “acceptable confidentiality agreement” means an executed confidentiality agreement on terms that are no more favorable in any material respect to the applicable third party than those contained in the confidentiality agreement between Welltower and NorthStar Healthcare (provided that an acceptable confidentiality agreement (i) need not contain any “standstill” or similar provisions that would prohibit the making or amendment of any acquisition proposal and (ii) will contain provisions that permit NorthStar Healthcare to comply with its go-shop and no-shop obligations. Each confidentiality agreement with NorthStar Healthcare in respect of a possible strategic transaction that was executed no more than one (1) year prior to the date of the Merger Agreement and remains in effect as of the date of the Merger Agreement is deemed to be an acceptable confidentiality agreement.

As used in the Merger Agreement, “acquisition proposal” means any inquiry, proposal or offer from any person or group of persons regarding the following (other than the merger):
•any merger, consolidation, share exchange, business combination or other transaction involving NorthStar Healthcare, in a single transaction or series of related transactions, as a result of which the holders of common stock immediately prior to such transaction or series of related transactions would cease to beneficially own (within the meaning of Section 13 of the Exchange Act) at least 85% of the voting stock or equity interests of any surviving entity;
•any sale, lease, exchange, transfer or other disposition, directly or indirectly, by merger, stock or asset purchase, tender offer, share exchange, consolidation, recapitalization, reorganization or otherwise, of 15% or more of the revenue, net income or net assets (including indebtedness secured by such assets and equity interests in subsidiaries of NorthStar Healthcare) of NorthStar Healthcare and its subsidiaries (taken as a whole), in a single transaction or series of related transactions;
•any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) or securities representing 15% or more of the voting power of, beneficial ownership of, or equity interests in NorthStar Healthcare or its operating partnership; or
•any tender offer or exchange offer for 15% or more of any class of equity security of NorthStar Healthcare or its operating partnership.
Within 36 hours after the no-shop period start date, NorthStar Healthcare must (i) notify Parent in writing of the identity of each person from whom any acquisition proposal was received prior to the no-shop period start date, (ii) provide Parent a list identifying each excluded party as of the no-shop period start date and (iii) provide to Parent a copy of any acquisition proposal made in writing and any other written terms or proposals provided (including financing commitments) to NorthStar Healthcare or any of its subsidiaries in connection with any acquisition proposal and any modifications to the financial and other material terms thereof (which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such acquisition proposal). Additionally, within two business days of the no-shop period start date, NorthStar Healthcare must (i) request that each Person (other than Parent and its affiliates and their respective representatives) that has executed a confidentiality agreement within two years prior to such date, in connection with any inquiry or acquisition proposal or consideration of an acquisition proposal to promptly return or destroy all nonpublic information furnished to such person by or on behalf of NorthStar Healthcare or any of its subsidiaries and (ii) terminate any data room or other diligence access to each such person and its representatives.

From the no-shop period start date until the earlier of the merger effective time and the termination of the Merger Agreement in accordance with its terms, NorthStar Healthcare and its subsidiaries, and each of their respective officers and directors are required, and NorthStar Healthcare must use commercially reasonable efforts to cause its representatives to immediately cease any ongoing solicitations, discussions, negotiations or communications with respect to any acquisition proposal except with respect to any excluded party, and not to, directly or indirectly:
•solicit, entertain, initiate, or knowingly encourage or knowingly facilitate the submission of any inquiry;
•enter into, engage, continue or otherwise participate in any discussions or negotiations with any person (other than Parent and its representatives) relating or otherwise in furtherance of, or that would reasonably be expected to result in an acquisition proposal or inquiry;
•approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) any acquisition proposal;
•furnish or otherwise disclose to any person (other than Parent and its representatives) any information or knowingly grant to any person (other than Parent and its representatives) access to its properties, assets, books, contracts, personnel or records in connection with or in response to any acquisition proposal, including for the purpose of determining whether to make or pursue any inquiries or proposals relating to any acquisition proposal;
•other than an acceptable confidentiality agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar contract, agreement or arrangement with any person providing for or relating to an acquisition proposal or requiring NorthStar Healthcare to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement; or

•propose or agree to do any of the foregoing.

However, NorthStar Healthcare and its representatives may continue, following the no-shop period start date, to take any of the actions described in the first three bullets immediately above with respect to any excluded party.

As used in the Merger Agreement, the term “excluded party” means any person or group of persons that submitted to NorthStar Healthcare after the date of the Merger Agreement and prior to the no-shop period start date a bona fide written acquisition proposal and that the board has determined, in good faith after consultation with its outside legal counsel and financial advisor, prior to the no-shop period start date, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal.

As used in the Merger Agreement, a “superior proposal” means a bona fide written acquisition proposal, substituting “50%” for each reference to “15%” and “85%” in the definition of “acquisition proposal,” that the board in good faith determines, after consultation with its outside legal counsel and its financial advisor, would result in a transaction that, if consummated, is more favorable from a financial point of view to the stockholders of NorthStar Healthcare than the merger, taking into account all factors deemed relevant by the board, including timing and likelihood of consummation (as compared to the merger) and any proposal by Parent to amend the terms of the Merger Agreement in response to such acquisition proposal.

Notwithstanding the foregoing, following the no-shop period start date and prior to obtaining the required vote of NorthStar Healthcare’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, NorthStar Healthcare or the board, directly or indirectly through any representative, in each case in response to an unsolicited written bona fide acquisition proposal that the board, prior to taking any action described below, concludes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal, may, in response to such acquisition proposal:
•furnish nonpublic information regarding NorthStar Healthcare or any of its subsidiaries to, and afford access to the business, properties, books or records of NorthStar Healthcare or any of its subsidiaries to, the person making such acquisition proposal; and
•engage and participate in discussions and negotiations with the person making such acquisition proposal.

NorthStar Healthcare may take such action described in the previous two bullets only if: (i) such acquisition proposal did not result from a breach of NorthStar Healthcare's non-solicitation obligations; and (ii) NorthStar Healthcare furnishes any information to the maker of the acquisition proposal only pursuant to an acceptable confidentiality agreement and to the extent information that has not been made available to Parent is made available to the maker of the acquisition proposal, NorthStar Healthcare provides or makes available such nonpublic information to Parent substantially concurrent with the time that it is provided to such other person.

From and after the no-shop period start date, NorthStar Healthcare must promptly (and in any event within 36 hours) advise Parent of the receipt of any acquisition proposal, request for nonpublic information regarding NorthStar Healthcare or any of its subsidiaries or inquiry from any person seeking to discuss the possibility of making an acquisition proposal, and shall provide Parent with certain information concerning the acquisition proposal and the person making such acquisition proposal, and keep Parent reasonably informed of any change to the material terms and conditions of any such acquisition proposal and shall provide to Parent, as promptly as reasonably practicable, certain updated information concerning any such acquisition proposal.

Adverse Recommendation Change

Subject to the provisions described below, the board has agreed to include herein its recommendation that NorthStar Healthcare's stockholders approve the merger and the other transactions contemplated by the Merger Agreement.

Neither the board nor any committee thereof may:
•withhold, withdraw, modify or qualify in any manner adverse to Parent, or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent, its recommendation that NorthStar Healthcare's stockholders approve the merger and the other transactions contemplated by the Merger Agreement;
•approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any acquisition proposal;

•fail to include the recommendation provided herein (together with actions described in the first and second bullets, a “recommendation change”); or
•approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit NorthStar Healthcare or any of its subsidiaries to enter into, any agreement for or related to an acquisition proposal (other than certain acceptable confidentiality agreements).

However, prior to receipt of the required vote of NorthStar Healthcare's stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, the board may make a recommendation change and/or, in the case of the second bullet below, NorthStar Healthcare may terminate the Merger Agreement in accordance with its terms, as further discussed in “—Termination” if:
•there is a material positive effect, event, change, circumstance, condition or development affecting the business, assets or operations of NorthStar Healthcare and its subsidiaries, taken as a whole, that has occurred, has arisen, or becomes known to the NorthStar Healthcare board of directors after the date of the Merger Agreement but prior to receiving the required vote of NorthStar Healthcare’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement that was not known to the board as of the date of the Merger Agreement or if known, the magnitude or material consequences of which were not known to or understood by the board as of the date of the Merger Agreement, other than (i) the receipt, terms or existence of an acquisition proposal or any matter relating thereto or consequence thereof, or (ii) NorthStar Healthcare or any of its subsidiaries meeting, exceeding or failing to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, results of operations or other financial or operating measures for any period (an “intervening event”), and the board determines in good faith, after consultation with NorthStar Healthcare's outside legal counsel, that the failure of the board to make a recommendation change would be inconsistent with the exercise of the board's fiduciary duties under applicable law; or
•if NorthStar Healthcare has not breached its non-solicitation obligations, an acquisition proposal is made after the date of the Merger Agreement to NorthStar Healthcare by a third party, and such acquisition proposal is not withdrawn, and the board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal.

In both circumstances, before making a recommendation change, or in connection with a superior proposal, terminating the Merger Agreement, NorthStar Healthcare must provide Parent three (3) business days' prior written notice of its intention to take such action, which notice shall, in connection with a superior proposal, include certain information with respect to such superior proposal as specified in the Merger Agreement. After providing such notice and prior to making a recommendation change or, in connection with a superior proposal, terminating the Merger Agreement, NorthStar Healthcare shall negotiate in good faith with Parent during such three (3) business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the board not to make a recommendation change, or in connection with such superior proposal, terminate the Merger Agreement. In connection with that process, the board must have considered in good faith any changes to the Merger Agreement offered in writing by Parent and must have determined in good faith, after consultation with its outside legal counsel and financial advisors and after giving effect to such changes offered in writing by Parent, that the acquisition proposal would continue to constitute a superior proposal or, in light of the intervening event, the failure to make a recommendation change would still be inconsistent with the exercise of the board's fiduciary duties under applicable law. If the applicable acquisition proposal is thereafter modified, NorthStar Healthcare is required to provide written notice to Parent of such modified acquisition proposal and shall again comply with the process described in this paragraph, except that NorthStar Healthcare's advance written notice obligation shall be reduced from three business days to two business days.

The Merger Agreement does not prohibit NorthStar Healthcare or its board of directors from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position.

Proxy Statement; Stockholders Meetings

The Merger Agreement provides that NorthStar Healthcare will, at its expense, prepare and cause to be filed with the SEC this proxy statement in preliminary form as promptly as reasonably practicable and after providing Parent a reasonable opportunity to comment and review. NorthStar Healthcare will cause the definitive proxy statement to be mailed or delivered to its stockholders (but not prior to the no-shop period start date or the cut-off time, if applicable) and promptly circulate amended or supplemental proxy materials as needed. Parent will furnish all information concerning itself, its affiliates, and the holders of its capital stock to NorthStar Healthcare and provide such other assistance as may be reasonably requested by NorthStar Healthcare in connection with the preparation, filing and distribution of the proxy statement. NorthStar Healthcare will include in the proxy statement its recommendation to its stockholders that they approve the merger and the other transactions contemplated by the Merger Agreement and will give notice of, and subsequently hold, the special meeting promptly upon the earlier of receiving notification that the SEC is not reviewing the preliminary proxy statement and the conclusion of the SEC review of the proxy statement(but not prior to the no-shop period start date or the cut-off time, if applicable).

Access to Information; Confidentiality

The Merger Agreement requires NorthStar Healthcare to provide Parent, upon reasonable advance notice and during normal business hours, reasonable access to its properties, offices, books, contracts, personnel and records, and NorthStar Healthcare is required to furnish reasonably promptly to Parent all information (financial or otherwise) concerning its business, properties and personnel as the Parent may reasonably request, subject to certain exceptions.

Parent will hold, and will cause its representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this section, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the confidentiality agreement between Welltower and NorthStar Healthcare, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the provision of the confidentiality agreement providing that it will terminate upon the execution and delivery of the Merger Agreement.

Public Announcements

Each of Parent, NorthStar Healthcare and Merger Sub have agreed, subject to certain exceptions, to consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement. In addition, each of Parent, NorthStar Healthcare and Merger Sub will, subject to certain exceptions, not issue any press release or otherwise make a public statement or filing without obtaining the other party’s consent (not to be unreasonably withheld, conditioned or delayed).

Indemnification; Directors’ and Officers’ Insurance

From and after the merger effective time, pursuant to the terms of the Merger Agreement and subject to certain limitations, Parent and the surviving entity will, jointly and severally, for a period of six (6) years:
•indemnify and hold harmless each person who was as of the date of the Merger Agreement, was previously, or will be prior to the closing date, a manager, director, officer, trustee, or fiduciary of NorthStar Healthcare and its subsidiaries (which we refer to as the indemnified parties), and acting in such capacity against any losses or claims relating to:
◦the indemnified parties’ duties or services as a manager, director, officer, trustee, employee, agent, fiduciary, advisor, or person acting in a similar capacity of NorthStar Healthcare, subsidiaries of NorthStar Healthcare, any other entity, or any benefit plan maintained by any of the foregoing at or prior to the merger effective time; or
◦the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the merger;
•promptly pay on behalf or advance to each of the indemnified parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any of such claims in advance of the final disposition of such claim, including payment on behalf of or advancement to the indemnified party of any such expenses incurred by such indemnified party in connection with enforcing any rights with respect to such indemnification or advancement, subject to certain limitations.

The Merger Agreement provides, that for a period of six (6) years after the merger effective time, the organizational documents of the surviving entity and any applicable subsidiary of NorthStar Healthcare will contain provisions no less favorable with respect to indemnification and limitations on liability of managers, directors, officers, trustees, agents, fiduciaries, advisors or persons acting in similar capacities than are set forth in NorthStar Healthcare’s existing charter, bylaws, the partnership agreement of the operating partnership and the organizational documents of other subsidiaries of NorthStar Healthcare, and that those provisions will not be amended, repealed or otherwise modified during that period in any manner that would affect adversely the rights of any person who at or prior to the merger effective time were our or our subsidiaries’ directors, officers, trustees, employees, agents, or fiduciaries, except as required by law and then only to the minimum extent required by law.

For a period of six (6) years after the merger effective time, Parent or the surviving entity will maintain in effect NorthStar Healthcare’s current directors’ and officers’ liability insurance covering each person covered by such policy as of the date of signing of the Merger Agreement for acts or omissions occurring prior to and through the merger effective time; except that in lieu of Parent’s or the surviving entity’s obligation hereunder,
•Parent or the surviving entity, as applicable, may substitute for such policy policies of an insurance company with the same or better credit rating as NorthStar Healthcare’s or the applicable subsidiary’s current insurance carrier, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than NorthStar Healthcare’ or the applicable subsidiary’s existing policies as of the date of the Merger Agreement, or
•NorthStar Healthcare may obtain extended reporting period coverage under NorthStar Healthcare’s or the applicable subsidiary’s existing insurance programs (to be effective as of the closing) or purchase a “tail” policy for a period of six (6) years after the closing, as applicable, for a cost not in excess of three times the current premiums for such insurance (so long as the surviving entity is not required to pay annual premiums for the applicable tail policy in excess of 300% of the most recent premiums paid by NorthStar Healthcare prior to the date of signing of the Merger Agreement, it being understood that if the premiums of such insurance coverage do exceed such amount, the surviving entity will be obligated to acquire and maintain a tail policy related to NorthStar Healthcare’s current directors’ and officers’ liability insurance policy as may be obtained for such 300% amount).

Appropriate Action; Consents; Filings

Both Parent and NorthStar Healthcare will, and will cause their respective subsidiaries to, use their commercially reasonable efforts to take, or cause to be taken, any and all actions and do, or cause to be done, and to assist and cooperate with the other party in doing all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the Merger Agreement, including taking any and all actions necessary to satisfy the conditions to closing set forth in the Merger Agreement, obtaining all necessary or advisable actions or non-actions, waivers, consents and approvals from governmental authorities or other persons or entities necessary in connection with the merger and the other transactions contemplated by the Merger Agreement, defending any lawsuits or other legal proceedings challenging the Merger Agreement or the merger or other transactions contemplated by the Merger Agreement, and executing and delivering any additional instruments necessary or advisable to consummate the merger and the other transactions contemplated by the Merger Agreement.

Notification of Certain Matters; Transaction Litigation

Subject to applicable law, Parent and NorthStar Healthcare, and their respective representatives, will provide prompt notice to the other party of any notice or other communication received by such party from:
•any governmental authority in connection with the merger or the transactions contemplated by the Merger Agreement, or
•any person or entity alleging that its consent is or may be required in connection with the merger or the transactions contemplated by the Merger Agreement.

Each of Parent and NorthStar Healthcare will provide prompt notice to the other party if any representation or warranty made by it in the Merger Agreement becomes untrue or inaccurate in any material respect such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the outside date, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the Merger Agreement.

Each of Parent and NorthStar Healthcare will provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the Merger Agreement, the merger or the other transactions contemplated by the Merger Agreement. NorthStar Healthcare will allow Parent the opportunity to reasonably participate in the defense and settlement of any such litigation and not agree to a settlement of any such litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Parent and its representatives will keep NorthStar Healthcare reasonably informed regarding the defense and settlement of any litigation against Parent relating to the Merger Agreement and the transactions contemplated by the Merger Agreement.

Debt Payoff or Assumption Cooperation
NorthStar Healthcare will, and will cause its subsidiaries and its respective representatives to, use commercially reasonable efforts to cooperate in connection with the arrangement of the financing arrangements as may be reasonably requested by Parent, including:
•using commercially reasonable efforts to cooperate so that Parent’s counsel is able to deliver legal opinions;
•delivering all documentation and other information as required by any regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations; and
•seeking any amendment to or waiver or consent under, or pursuing any approach reasonably chosen by Parent to the assumption, defeasance, satisfaction and discharge, refinancing, repayment, termination or other treatment of existing indebtedness of NorthStar Healthcare.
Nothing in the Merger Agreement will, however, require such cooperation to the extent it would unreasonably interfere with NorthStar Healthcare or its subsidiaries’ ongoing operation. In addition, Parent will, upon NorthStar Healthcare’s request, reimburse NorthStar Healthcare for all reasonable out-of-pocket costs incurred by NorthStar Healthcare, its subsidiaries and its and their respective representatives in connection with such cooperation. Parent and Merger Sub will, on a joint and several basis, indemnify and hold NorthStar Healthcare, its subsidiaries and its and their respective representatives harmless against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the debt financing.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants related to:
•NorthStar Healthcare taking all such steps to cause any dispositions of NorthStar Healthcare common stock (including derivative securities with respect to NorthStar Healthcare common stock) resulting from the transactions contemplated by the Merger Agreement by certain individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to NorthStar Healthcare to be exempt under Rule 16b-3 promulgated under the Exchange Act;
•the parties using their respective commercially reasonable efforts to take all action necessary so that no takeover statute is or becomes applicable to the merger or any of the other transactions contemplated by the Merger Agreement, and if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute;
•NorthStar Healthcare obtaining the opinion of counsel of Morrison & Foerster LLP and delivering to Morrison & Foerster LLP, special tax counsel to NorthStar Healthcare, Merger Sub, and Hogan Lovells, a tax representation letter, dated as of the closing date and signed by an officer of NorthStar Healthcare, regarding NorthStar Healthcare’s qualification as a REIT under the Code;
•NorthStar Healthcare using commercially reasonable efforts to facilitate certain “like-kind exchanges” under Section 1031 of the Code by Parent; and
•NorthStar Healthcare, after the no-shop period start date, reasonably cooperating with Parent in connection with the transition of certain property management arrangements.
Conditions to Completion of the Merger
Mutual Closing Conditions

The obligation of each of Parent, Merger Sub and NorthStar Healthcare to complete the merger and the other transactions contemplated by the Merger Agreement is subject to the satisfaction or, to the extent permitted by law, waiver by each of the parties, at or prior to the closing, of the following conditions:
•approval of the merger and the other transactions contemplated by the Merger Agreement by the NorthStar Healthcare stockholders obtained in accordance with applicable law and the NorthStar Healthcare charter; and
•the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting or restraining the consummation of the merger or any other transactions contemplated by the Merger Agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that makes the consummation of the merger illegal.

Additional Closing Conditions for the Benefit of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the merger and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Parent, at or prior to the closing, of the following additional conditions:
•the accuracy in all material respects as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the Merger Agreement by NorthStar Healthcare regarding its organization, qualification, certain aspects of its capital structure, authority, financial advisor, stockholder approval, brokers, exemption from the Investment Company Act and the takeover statutes;
•the accuracy in all respects as of the date of the Merger Agreement and as of the effective time of the merger of certain representations and warranties regarding the absence of certain changes and events;
•the accuracy in all but de minimis respects as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the Merger Agreement by NorthStar Healthcare regarding certain aspects of its capital structure;
•the accuracy of all other representations and warranties made in the Merger Agreement by NorthStar Healthcare as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect (as defined above) on NorthStar Healthcare;
•NorthStar Healthcare having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement at or prior to the closing;
•no event, change, or occurrence will exist on the closing date that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect;
•receipt by Parent of an officer’s certificate dated as of the closing date and signed by NorthStar Healthcare’s chief executive officer on behalf of NorthStar Healthcare, certifying that the closing conditions described in the preceding bullets have been satisfied;
•receipt by NorthStar Healthcare and Merger Sub, as successor to NorthStar Healthcare, of the written opinion of Morrison & Foerster LLP, or other counsel reasonably satisfactory to Parent, on which Merger Sub will be entitled to rely, dated as of the closing date to the effect that NorthStar Healthcare has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with the taxable year ended December 31, 2019 through its taxable year ending with the closing; and
•NorthStar Healthcare has effected the distribution of limited partnership interests in its operating partnership held by certain subsidiaries to NorthStar Healthcare.

Additional Closing Conditions for the Benefit of NorthStar Healthcare

The obligations of NorthStar Healthcare to effect the merger and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by NorthStar Healthcare, at or prior to the closing, of the following additional conditions:
•the accuracy in all material respects as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the Merger Agreement by Parent and Merger Sub regarding their organization, qualification, available funds and guarantees and by Welltower regarding available funds;
•the accuracy in all respects as of the date of the Merger Agreement and as of the closing of certain representations and warranties made in the Merger Agreement by Parent regarding authority and brokers;
•the accuracy of all other representations and warranties made in the Merger Agreement by Parent as of the date of the Merger Agreement and as of the closing (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect on Parent; and
•Parent having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement at or prior to the closing;
•receipt by NorthStar Healthcare of a certificate dated as of the closing date and signed by an authorized signatory of Parent on behalf of Parent and Merger Sub, certifying to the effect that the closing conditions described in the preceding bullets have been satisfied.
The Merger Agreement does not contain a financing condition.
Termination of the Merger Agreement
Termination by Mutual Agreement
The Merger Agreement may be terminated at any time before the closing by the mutual written consent of Parent and NorthStar Healthcare.

Termination by Either Parent or NorthStar Healthcare

The Merger Agreement may also be terminated at any time prior to the closing by either Parent or NorthStar Healthcare if:
•the merger has not been consummated on or before the outside date (provided that this termination right will not be available to a party if the failure of such party to comply with any provision of the Merger Agreement has been the principal cause of, or principally resulted in, the failure of the merger to occur on or before such date);
•any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the merger, and such order or other action shall have become final and non-appealable (provided that this termination right will not be available to a party if the failure of such party to comply with any provision of the Merger Agreement has been the principal cause of, or principally resulted in, the issuance of such final, non-appealable order or taking of such other action by such governmental authority); or
•the special meeting (including any adjournments thereof) has been completed and the required vote of the NorthStar Healthcare’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement has not been obtained (provided that this termination right will not be available to a party if the failure to obtain the approval of NorthStar Healthcare’s stockholders is principally caused by, or principally resulted from, any action or failure to act of such party that constitutes a material breach of the Merger Agreement).

Termination by Parent
The Merger Agreement may also be terminated by Parent under the following circumstances:
•at any time prior to closing, if a NorthStar Healthcare Terminating Breach has occurred and is continuing; provided that this termination right will not be available if a Parent Terminating Breach (defined below) has occurred and is continuing at the time Parent delivers notice of its election to terminate the Merger Agreement pursuant to this termination right; or
•at any time prior to obtaining the required vote of NorthStar Healthcare’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, if NorthStar Healthcare’s board or any committee thereof:
◦makes a recommendation change,
◦fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an acquisition proposal within ten (10) business days after the commencement of such tender offer or exchange offer, or
◦fails to publicly reaffirm its recommendation regarding the merger set forth herein within ten (10) business days after the date an acquisition proposal has been publicly announced (or, if the special meeting is scheduled to be held within ten (10) business days of when such acquisition proposal is publicly announced, promptly and in any event prior to the date of the special meeting) (a termination as a result of any of the three scenarios described in this second bullet, a “Section 9.1(c)(ii) Termination”).
Termination by NorthStar Healthcare
The Merger Agreement may also be terminated prior to the closing by NorthStar Healthcare under the following circumstances:
•Parent has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach, either individually or in the aggregate, if continuing on the closing date,
◦would cause the related condition to the Company’s obligation to consummate the merger not to be satisfied, and such breach has not been waived by Company; and
◦is incapable of being cured or, if capable of being cured, is not cured before the earlier of (i) 45 days after written notice of such breach by Company to Parent and (ii) two (2) business days prior to the outside date (a “Parent Terminating Breach”); provided that this termination right will not be available to NorthStar Healthcare if a NorthStar Healthcare Terminating Breach has occurred and is continuing at the time NorthStar Healthcare delivers notice of its election to terminate this agreement pursuant to this termination right);
•at any time on or after the date of Merger Agreement and prior to obtaining the required vote of NorthStar Healthcare’s stockholders to approve the merger and the other transactions contemplated by the Merger Agreement, in order to enter into a definitive agreement with respect to a superior proposal; provided that NorthStar Healthcare (a) has complied in all material respects with its non-solicitation obligations under the Merger Agreement, and (b) previously or concurrently with such termination has paid the termination fee described below under “—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent”.

Termination Fee and Expenses Payable by NorthStar Healthcare to Parent

NorthStar Healthcare will pay to Parent a termination fee in the event that:
•NorthStar Healthcare has terminated the Merger Agreement, at any time prior to the approval of the NorthStar Healthcare stockholders, in order to enter into a definitive agreement for a superior proposal;
•Parent has terminated the Merger Agreement because of a Section 9.1(c)(ii) Termination;
•Either of the following occur:
◦(i) the Merger Agreement is terminated (x) by Parent or NorthStar Healthcare because the merger has not been consummated on or before the outside date, subject to the limitations described above or (y) by Parent because of a NorthStar Healthcare Terminating Breach, and (ii) after the date of the Merger Agreement and prior to the termination of the Merger Agreement, any acquisition proposal (substituting 50% for the 15% and 85% thresholds set forth in the definition of “acquisition proposal”) (such proposal is referred to as a “qualifying acquisition proposal”) is publicly announced and not withdrawn prior to such termination; or
◦(i) the Merger Agreement is terminated by Parent or NorthStar Healthcare because stockholders of NorthStar Healthcare have failed to approve the merger and the other transactions contemplated by the

Merger Agreement, and (ii) prior to the special meeting, a qualifying acquisition proposal is publicly announced and not withdrawn at least five business days prior to the special meeting;
and, within twelve months after either of the immediately preceding scenarios occurs, a transaction in respect of a qualifying acquisition proposal is consummated or NorthStar Healthcare enters into an agreement for an acquisition proposal that is later consummated (such transaction is referred to as an “alternative acquisition transaction”).

The amount of such termination fee will be $22.5 million in cash, except that the amount of the termination fee will be $14.07 million in cash in the event that NorthStar Healthcare has terminated the Merger Agreement to enter into a definitive agreement with respect to a superior proposal made by an excluded party prior to the cut-off time.

If the Merger Agreement is terminated by Parent because of a NorthStar Healthcare Terminating Breach, NorthStar Healthcare must reimburse Parent for all documented, reasonable, out-of-pocket expenses paid in connection with the Merger Agreement, not to exceed $2.25 million in the aggregate, which will be credited to any termination fee that may become payable above.

Guarantee

Pursuant to the Merger Agreement, and subject to the terms and conditions contained therein, Welltower is guaranteeing the guaranteed obligations. The guaranty is a continuing guaranty and accordingly will remain in force until all the guaranteed obligations have been performed or satisfied.
Miscellaneous Provisions
Payment of Expenses
Other than as described above under “—Termination of the Merger Agreement—Termination Fee and Expenses Payable by NorthStar Healthcare to Parent,” the Merger Agreement provides that each party will pay its own fees and expenses in connection with the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled to seek injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity.

Amendment

The parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by each of the parties, which action must be taken or authorized by the NorthStar Healthcare board of directors and Parent, in its capacity as sole member of Merger Sub, at any time before or after receipt of the NorthStar Healthcare stockholder approval and prior to the merger effective time; provided that, after obtaining the approval of the stockholders of NorthStar Healthcare, there will not be
•any amendment of the Merger Agreement that changes the amount or the form of the consideration to be delivered under the Merger Agreement to the holders of common stock of NorthStar Healthcare or Company RSU awards, or which by applicable law requires the further approval of the stockholders of NorthStar Healthcare without such further approval of such stockholders, or
•any amendment or change which applicable law requires the further approval of the stockholders of NorthStar Healthcare without such further approval of such stockholders.

Waiver

Prior to the merger effective time, Parent, NorthStar Healthcare, or Merger Sub, by an instrument in writing signed by the applicable party, may extend the time for performance of any obligations or other acts of the other parties or waive any inaccuracies in the representations and warranties of the other party or, subject to the requirements of applicable law, the other party’s compliance with any agreements or conditions contained in the Merger Agreement.

Governing Law

The filing of the certificate of merger will be governed by the laws of the State of Delaware. Except as provided in the preceding sentence, the Merger Agreement is and all actions based upon, arising out of or related to the Merger Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its conflict of laws principles (whether the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

PROPOSAL 1: PROPOSAL TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT (THE MERGER PROPOSAL)

We are asking our stockholders to vote on a proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

For detailed information regarding this proposal, see the information about the merger throughout this proxy statement, including the information set forth in the sections titled “The Merger” and the “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on this proposal as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares or, if applicable, to instruct your broker, dealer, voting trustee, bank, association or other nominee, and abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, we will not be able to complete the merger.

Recommendation of the Board of Directors:

The board unanimously recommends that our stockholders vote “FOR” the Merger Proposal.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (THE MERGER COMPENSATION PROPOSAL)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a nonbinding, advisory vote to approve certain compensation that will or may be paid by the Company to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal gives the Company’s stockholders the opportunity to vote, on a nonbinding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table under “The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers,” including the footnotes to the table.

This non-binding, advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment or benefit to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements that may be entered into between the Company’s named executive officers and Welltower or any of its affiliates following the merger.
The board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

The board unanimously recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the stockholders of NorthStar Healthcare Income, Inc. hereby approve, on a nonbinding, advisory basis, the compensation that will or may be paid or provided by NorthStar Healthcare Income, Inc. to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table included in the section of the proxy statement titled “The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers” and the related narrative disclosures.”

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the merger is approved and the merger is completed, the compensation will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of the Company’s stockholders.

The above resolution approving the merger-related compensation of the Company’s named executive officers on an advisory basis requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this proposal is a not a condition to the completion of the merger.

Recommendation of the Board of Directors:

The board unanimously recommends a vote “FOR” the Merger Compensation Proposal.

PROPOSAL 3: PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL)

We are asking our stockholders to vote on a proposal to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the Merger Proposal.

If the number of shares of NorthStar Healthcare common stock voting in favor of the Merger Proposal is insufficient to approve such proposal at the time of the special meeting, then NorthStar Healthcare may move to adjourn the special meeting in order to enable the board of directors to solicit additional proxies in favor of such proposal. In that event, stockholders will be asked to vote only upon the Adjournment Proposal, and not on any other proposal, including the Merger Proposal or the Merger Compensation Proposal. If NorthStar Healthcare stockholders approve the Adjournment Proposal, NorthStar Healthcare may adjourn the special meeting one or more times and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the internet or telephone. Among other things, approval of the Adjournment Proposal could mean that, even if NorthStar Healthcare has received proxies representing a sufficient number of votes against the approval of the Merger Proposal such that the proposal would be defeated, NorthStar Healthcare may adjourn the special meeting without a vote on the Merger Proposal and seek to obtain sufficient votes in favor of approval of the Merger Proposal to obtain approval of that proposal.

Approval of this proposal requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this proposal is a not a condition to the completion of the merger.

Recommendation of the Board of Directors:

The board unanimously recommends a vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 1, 2025, the total number and the percentage of shares of our common stock beneficially owned by:
•    each of our directors and each nominee for director;
•    each of our executive officers; and
•    all of our directors and executive officers as a group.
The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock. The percentages of common stock beneficially owned are based on 185,712,103 shares of our common stock outstanding as of March 1, 2025.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number	Percentage
Directors and Executive Officers(2):
Kendall K. Young	—	—
Gregory A. Samay(3)	147,801	*
T. Andrew Smith(3)	113,296	*
Jonathan A. Carnella(4)	111,251	*
Ann B. Harrington	—	—
Nicholas R. Balzo	—	—
All directors and executive officers as a group (6 persons)	372,348	*
Greater than Five Percent Beneficial Owners:
Comrit Investments 1, Limited Partnership(5)	13,654,567	7.4%
________________________
*    Less than one percent.
(1)    Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares: (i) “voting power,” which includes the power to vote or to direct the voting of such security; or (ii) “investment power,” which includes the power to dispose of or direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)    The address of each of the directors and executive officers is 575 Lexington Avenue, 14th Floor, New York, New York 10022.
(3)    Includes 70,792 shares of common stock issuable upon conversion of an equal number of vested restricted stock units and 23,749 shares of common stock issuable upon conversion of an equal number of unvested restricted stock units.
(4)    Includes 87,502 shares of common stock issuable upon conversion of an equal number of vested restricted stock units and 23,749 shares of common stock issuable upon conversion of an equal number of unvested restricted stock units.
(5)    Based solely on information provided in a Schedule 13G/A filed on February 11, 2025, Comrit Investment 1, Limited Partnership, Comrit Investments Ltd. and Ziv Sapir (collectively, “Comrit”) jointly have sole voting and dispositive power over 13,654,567 shares of our common stock and shared voting and dispositive power over 0 shares of our common stock. The address for Comrit, as reported by it in the Schedule 13G/A, is 9 Ahad Ha’am Street, Tel Aviv, Israel 6129101.

NO DISSENTERS’ RIGHTS OF APPRAISAL

Holders of our common stock are not entitled to dissenters’ or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the merger because, as permitted by the MGCL, our charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2025 ANNUAL MEETING
We held our 2024 annual meeting of stockholders on June 20, 2024. If the merger is completed, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2025 annual meeting of stockholders. If the merger is not completed, you will continue to be entitled to attend and participate in stockholder meetings. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Secretary at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022 in writing not later than December 16, 2024. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to have been considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must have been received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be “timely” under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must have been submitted, in accordance with the requirements of our current bylaws, not later than 5:00 p.m., local time, on December 16, 2024 and not earlier than November 16, 2024; provided, however, in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than 30 days from June 20, 2025, a proposal by a stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of: (i) the 120th day prior to the date of such annual meeting; or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

In addition to the notice and information requirements contained in our bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2025 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than our Company’s nominees must provide written notice thereof to our Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 no later than April 21, 2025 unless the date of the 2025 annual meeting of stockholders has changed by more than 30 calendar days from the anniversary date of the 2024 annual meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made by our Company.

For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal or nomination may be excluded from consideration at the meeting.

OTHER MATTERS
We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the board of directors does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the special meeting, then the proxy agents named in the proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.northstarhealthcarereit.com. The information provided on our website, other than copies of the documents listed above that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated within this proxy statement by reference. Further, we will provide copies of these filings without charge to each stockholder upon written request. Requests for copies should be addressed to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attention: Secretary. If you would like to request documents, please do so by [__________], in order to receive them before the special meeting.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares, and we will promptly provide a separate copy. You can notify us by delivering an oral or written request to NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attention: Secretary, or by telephone at (929) 777-3135.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [__________], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A - AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER
AMONG
COMPOUND HOLDCO LLC,
COMPOUND MERGER SUB LLC,
NORTHSTAR HEALTHCARE INCOME, INC.
AND
WELLTOWER OP LLC

DATED AS OF JANUARY 29, 2025

EXHIBIT AND DISCLOSURE LETTERS

Exhibits

Exhibit A – Form of Company REIT Qualification Opinion
Exhibit B – Form of Company Representation Letter

Disclosure Letter

Company Disclosure Letter

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2025 (this “Agreement”), is by and among Compound Holdco LLC, a Delaware limited liability company (“Parent”), NorthStar Healthcare Income, Inc., a Maryland corporation (“Company”), Compound Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the limited purposes set forth in Section 10.14, Welltower OP LLC, a Delaware limited liability company (“Guarantor”). Each of Parent, Merger Sub and Company is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.
WHEREAS, the Parties wish to effect a business combination through the merger of Company with and into Merger Sub (such merger transaction, the “Merger”), with Merger Sub being the surviving company (the “Surviving Entity”) in the Merger, and pursuant to which each share of common stock, $0.01 par value per share, of Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares), will be converted into the right to receive the Per Share Merger Consideration (as may be adjusted in accordance with Section 3.1(b) or Section 6.1(c)), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law, as amended (the “MGCL”), and the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”);
WHEREAS, the Board of Directors of Company (the “Company Board”), on behalf of Company, has unanimously (a) determined that the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of Company and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement, the Merger and the other transactions contemplated by this Agreement, (c) directed that the Merger and the other transactions contemplated by this Agreement be submitted to a vote of the holders of Company Common Stock, and (d) resolved to recommend the approval of the Merger and the other transactions contemplated by this Agreement by Company stockholders;
WHEREAS, (a) the sole member of Parent has approved the execution of this Agreement by Parent and approved and adopted this Agreement and approved the consummation by Parent of the transactions contemplated by this Agreement, and (b) Parent, in its capacity as the sole member of Merger Sub, has approved the execution of this Agreement by Merger Sub and approved and adopted this Agreement and approved the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement;
WHEREAS, the board of directors of Guarantor has approved the execution of this Agreement by Guarantor and approved and adopted this Agreement and approved the consummation by Guarantor of the transactions contemplated by this Agreement;
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Merger; and
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Article 1
DEFINITIONS
Section 1.1    Definitions.
(a)    For purposes of this Agreement:
“Action” means any claim, action, cause of action, suit, litigation, proceeding, arbitration, hearing or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal) brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, equity or equity-based, stock option, restricted stock, profits interest unit, performance award, outperformance, stock purchase, stock or stock-related awards, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, sick or paid time off, perquisite, retirement, profit sharing, pension, or savings or any other remuneration, compensation or employee benefit plan, agreement, program, policy or other arrangement of any kind, whether or not subject to ERISA and whether written or unwritten, or funded or unfunded (a) sponsored, maintained, contributed to or required to be contributed to by Company or any Company Subsidiary, or (b) with respect to which Company or any of the Company Subsidiaries has or would be reasonably expected to have any present or future liability.
“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.
“Certain Properties” means those certain properties listed in Section 1.1(a)(1) of the Company Disclosure Letter.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Acceptable Confidentiality Agreement” means an executed confidentiality agreement on terms that are no more favorable in any material respect to the applicable third party than those contained in the Confidentiality Agreement; provided that a Company Acceptable Confidentiality Agreement (i) need not contain any “standstill” or similar provisions that would prohibit the making or amendment of any Company Acquisition Proposal and (ii) shall contain provisions that permit Company to comply with the provisions of Section 7.3. Each confidentiality agreement with Company in respect of a possible strategic transaction that was executed no more than one (1) year prior to the date of this Agreement and remains in effect as of the date of this Agreement shall be deemed to be a Company Acceptable Confidentiality Agreement.
“Company Acquisition Proposal” means any inquiry, offer or proposal from any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) regarding any of the following (other than the Merger): (i) any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving Company, in a single transaction or series of related transactions, as a result of which the holders of Company Common Stock immediately prior to such transaction or series of related transactions would cease to beneficially own (within the meaning of Section 13 of the Exchange Act) at least eighty- five percent (85%) of the voting stock or equity interests of any surviving entity, (ii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, by merger, stock or asset purchase, tender offer, share exchange, consolidation, recapitalization, reorganization or otherwise, of fifteen percent (15%) or more of the revenue, net income or net assets (in the case of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of Company, Company LP and the other Company Subsidiaries (taken as a whole), in a single transaction or series of related transactions (for the avoidance of doubt, equity interests in Company Subsidiaries shall be considered assets of Company), (iii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifteen percent (15%) or more of the voting power of, beneficial ownership of, or equity interests in Company or Company LP; or (iv) any tender offer or exchange offer for fifteen percent (15%) or more of any class of equity security of Company or Company LP.
“Company Bylaws” means the Fourth Amended and Restated Bylaws of Company, as amended and supplemented and in effect on the date hereof.
“Company Charter” means the Articles of Amendment and Restatement of Company, dated as of July 30, 2012, as amended, supplemented, corrected and in effect on the date hereof.
“Company Data” means the data contained in the Company IT Systems or any databases of Company (including any and all know-how contained therein) or any Company Subsidiary pertaining to Company’s and the Company

Subsidiaries’ business and all other information and data compilations used by, or necessary to Company’s and the Company Subsidiaries’ business as currently conducted or as proposed by Company and the Company Subsidiaries to be conducted that is collected or processed on Company IT Systems and that is owned by Company or any Company Subsidiary, or in which Company or any Company Subsidiary otherwise has rights to use and transfer.
“Company Debt Agreement” means (i) any note or note purchase agreement entered into by Company or any Company Subsidiary, (ii) any credit agreement or credit facility entered into by Company or any Company Subsidiary, (iii) any mortgage, construction loan or other Indebtedness for borrowed money entered into by Company or any Company Subsidiary, (iv) letters of credit and reimbursement obligations in respect thereof and (v) any obligations of Company or any Company Subsidiary under any interest rate cap, swap, collar or similar transaction, any currency hedging transactions or any other hedging derivative transaction of any kind, and any and all other documents now or hereafter executed and/or delivered by Company, Company Subsidiary, or any other Person controlled by (or under common control with) Company or any Company Subsidiary evidencing and/or securing the obligations of Company, any Company Subsidiary or such other Person in connection with any Indebtedness of Company or any Company Subsidiary, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Company Equity Incentive Plan” means the Company Amended and Restated Long Term Incentive Plan, dated as of February 4, 2013.
“Company Intellectual Property” means any Intellectual Property owned or purported to be owned by Company or any Company Subsidiary.
“Company IT Systems” means all IT Systems relating to the Processing of Company Data, as well as the transmission, storage, maintenance, organization, presentation, generation, analysis, or any other Processing of data and information whether or not in electronic format, used in or necessary for Company and the Company Subsidiaries to conduct their respective businesses in the manner in which the businesses are currently being conducted and in the manner in which the businesses are currently proposed to be conducted by Company and the Company Subsidiaries.
“Company Leases” means each lease, sublease (including any ground lease), occupancy agreement, resident agreement, or contract to which Company or the Company Subsidiaries are parties as lessors or sublessors or in a similar capacity and provides for the use or occupancy of any units or other facility, and any provided services rendered, in each case, on or at any Company Property (together with all guaranties, letters of credit, amendments, modifications, supplements, renewals, exercise of options and extensions related thereto).
“Company LP” means NorthStar Healthcare Income Operating Partnership LP, a Delaware limited partnership.
“Company LTIP Award” means a cash-settled long-term incentive award granted pursuant to the Company Equity Incentive Plan.
“Company Material Adverse Effect” means any Event that (i) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company and the Company Subsidiaries, taken as a whole, or (ii) has or would reasonably be expected to prevent or materially impair or materially delay the ability of Company to consummate the Merger or any of the other transactions contemplated by this Agreement before the Outside Date; provided that, for purposes of clause (i), “Company Material Adverse Effect” shall not include any Event to the extent arising out of or resulting from (A) any failure of Company to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided that any Event giving rise or contributing to such failure that is not otherwise excluded pursuant to another clause of this definition may be taken into account in determining whether there has been a Company Material Adverse Effect), (B) any changes that affect the industries in which Company or Company Subsidiaries participate (including the real estate industry generally or seniors housing real estate industry), (C) any changes in the United States or global economy or capital, financial, credit or securities markets generally, including changes in interest or exchange rates, inflation, and credit conditions, (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism ransomware or malware, rebellion or insurrection, acts of espionage, cybercrime, or sabotage, social protest or social unrest, or trade wars, (F) the negotiation, execution, or delivery of this Agreement, or performance in accordance with the terms of this Agreement, or the public announcement of the Merger or the other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with tenants, residents, suppliers, lenders, investors

(including stockholders), venture partners or employees, (G) the taking of any action expressly required by this Agreement, or the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action at the request of Parent or expressly prohibited by this Agreement, (H) earthquakes, hurricanes, floods, other natural disasters, or any acts of God (or escalation or worsening of any such events or occurrences or any action, Law, pronouncement or guideline taken or promulgated by any Governmental Authority in response to any of the foregoing), (I) changes in Law or GAAP (or the interpretation or enforcement thereof), (J) the identities of Parent or Merger Sub or any Affiliate thereof, (K) any effect or change disclosed in Section 1.1(a)(2) of the Company Disclosure Letter, or (L) any Action, made or initiated by any holder of Company Common Stock, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated hereby, which in the case of each of clauses (B), (C), (D), (E), (H) and (I) do not disproportionately affect Company and the Company Subsidiaries, taken as a whole, relative to other companies in the industries in which Company or Company Subsidiaries participate (in which case only the incremental disproportionate adverse effect shall be taken into account for the purpose of determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).
“Company Partnership Agreement” means that certain Amended and Restated Limited Partnership Agreement of Company LP, dated as of July 31, 2012, as such agreement may be amended from to time.
“Company Partnership Unit” means a “Partnership Unit,” as defined in the Company Partnership Agreement.
“Company Permitted Liens” means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment not yet delinquent or which may be paid without interest or penalties, or being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP; (ii) Liens that are a cashier’s, landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established; (iii) Liens that are a zoning regulation, entitlement or other land use or environmental regulation by any Governmental Authority that do not materially impair the current use or occupancy of the applicable Company Property; (iv) Liens that are disclosed on Section 1.1(a)(3) of the Company Disclosure Letter; (v) Liens that are disclosed on the most recent consolidated balance sheet of Company or notes thereto (or securing liabilities reflected on such balance sheet); (vi) Liens arising under any Company Material Contracts, or any leases, ground leases, subleases, licenses or other agreements to third parties for the occupation of portions of Company Properties by such third parties in the ordinary course of the business of Company or any Company Subsidiary; (vii) Liens not securing Indebtedness to the extent such Liens are recorded in the public record, have been disclosed to Parent prior to the date hereof, or do not, individually or in the aggregate, interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used); (viii) Liens disclosed on (A) any of the title commitments issued to Parent within the past thirty (30) days by Fidelity National Title Insurance Company for any of the Company Properties, or (B) any of the surveys issued by American National, LLC, to Parent within the past thirty (30) days for any of the Company Properties; and (ix) Liens that are terminated or fully released in accordance with the terms thereof on or before the Closing.
“Company Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee, by Company or any Company Subsidiary (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property), but excluding the Certain Properties.
“Company RSUs” means a restricted stock unit award granted pursuant to the Company Equity Incentive Plan.
“Company Share Repurchase Program” means the Company’s Share Repurchase Program, effective August 7, 2012.
“Company Stockholder Approval” means affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote approving the Merger and the other transactions contemplated by this Agreement.
“Company Stockholder Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which Company directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions (or, if there are no voting interests, more than a majority of the equity interests in such legal entity), but excluding FC Domino Investors, LLC. For the avoidance of doubt, the term Company Subsidiary shall include Company LP.
“Company Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “fifteen percent (15%)” and “eighty-five percent (85%)” shall be replaced by “fifty percent (50%)”) made by a third party on terms that the Company Board determines in good faith, after consultation with Company’s outside legal counsel and financial advisors, would result, if consummated, in a transaction that is more favorable to Company’s stockholders from a financial point of view than the Merger, with the Company Board taking into account (as applicable) the financial, legal, regulatory and any other aspects of such proposal, (A) the likelihood and timing of consummation (as compared to the Merger) and (B) any changes to the terms of this Agreement proposed by Parent pursuant to Section 7.3 of this Agreement.
“Company Termination Fee” means an amount equal to $22,500,000; provided that the Company Termination Fee shall be $14,070,000 in the event this Agreement is terminated by Company pursuant to Section 9.1(d)(ii) prior to the Cut-Off Time in order to enter into a definitive agreement with an Excluded Party providing for the implementation of a Company Superior Proposal.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of October 4, 2024, between Guarantor and Company.
“Cut-Off Time” means 11:59 p.m. (New York City time) on March 20, 2025; provided that, if the foregoing time would be during a Notice of Change Period (including any new Notice of Change Period pursuant to the last sentence of Section 7.3(f)) with respect to Company’s intention to terminate this Agreement pursuant to Section 9.1(d)(ii) to enter into a definitive agreement with respect to a Company Acquisition Proposal that the Company Board has determined (in accordance with Section 7.3(e)) constitutes a Company Superior Proposal, then the Cut-Off Time shall be extended, solely with respect to the Excluded Party making such Company Acquisition Proposal (and solely with respect to such Company Acquisition Proposal) to the later of (x) 11:59 p.m. (New York City time) on the date that is the next Business Day after the conclusion of such Notice of Change Period (the “Excluded Party Response Period”) and (y) in the event such Excluded Party makes any amendment to the financial terms or any other material amendment of such Company Acquisition Proposal prior to the expiration of the Excluded Party Response Period, 11:59 p.m. (New York City time) on the date that is three (3) Business Days following the expiration of the Excluded Party Response Period (an “Extended Excluded Party Response Period”); provided that a new Notice of Change Period as provided in the last sentence of Section 7.3(f) has not commenced at or before the expiration of the Extended Excluded Party Response Period. For the avoidance of doubt, (A) if no new Notice of Change Period commences at or before the expiration of the Extended Excluded Party Response Period, then there shall be no further Extended Excluded Party Response Periods with respect to such Excluded Party, but (B) if a new Notice of Change Period commences at or before the expiration of the Extended Excluded Party Response Period, then there shall be successive Extended Excluded Party Response Periods until no new Notice of Change Period commences prior to the conclusion of the last Extended Excluded Party Response Period, at which time the “Cut-Off Time” shall be 11:59 p.m. (New York City time) on the date that is the last day of the last Extended Excluded Party Response Period.
“DSOS” means the Secretary of State of the State of Delaware.
“Environmental Law” means any Law relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (solely as such matters relate to Hazardous Substances) and Laws relating to the manufacture, generation, processing, distribution, recycling, removal, remediation, response, recovery, reporting, management, labeling, licensing, use, handling, transportation, treatment, storage, Release, or threatened release of Hazardous Substances.
“Environmental Permit” means any permit, waiver, allowance, exemption, identification number, approval, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with such Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.
“Event” means an effect, event, change, development, circumstance, condition or occurrence.
“Excess Cash” means (i) the amount (if any) by which cash in immediately available funds held by Company at the corporate level as of the Closing Date exceeds $20,000,000 or (ii) such other amount as the Parties mutually agree.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Party” means any Person or group of Persons from whom Company or any of its Representatives has received a written bona fide Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which written Company Acquisition Proposal the Company Board has determined in good faith prior to the No-Shop Period Start Date (after consultation with its outside legal counsel and its financial advisor) constitutes or would reasonably be expected to lead to a Company Superior Proposal; provided, that in order to continue to be deemed an Excluded Party following the Cut-Off Time, Company will have commenced, at or prior to the Cut-Off Time, a Notice of Change Period with respect to its intention to terminate this Agreement pursuant to Section 9.1(d)(ii) to enter into a definitive agreement providing for the implementation of such Company Acquisition Proposal that the Company Board has determined (in accordance with Section 7.3(e)) constitutes a Company Superior Proposal; provided, further that a Person or group of Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person or group of Persons) upon the earliest to occur of the following (i) such Company Acquisition Proposal made by such Person or group of Persons prior to the No-Shop Period Start Date expires, is withdrawn or terminated (it being understood that any amendment, modification or replacement of such Company Acquisition Proposal shall not, in and of itself, be deemed a withdrawal, termination or expiration of such Company Acquisition Proposal), (ii) in the case of a group, if the Persons in such group as of the time such group submitted such Company Acquisition Proposal that most recently rendered such group an Excluded Party, cease to constitute in the aggregate at least seventy-five (75%) of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that constituted an Excluded Party prior to the No-Shop Period Start Date and (iii) the Cut-Off Time.
“Expense Amount” means an amount, not to exceed $2,250,000 in the aggregate, equal to the sum of all documented, reasonable, out-of-pocket Expenses paid or payable by Parent in connection with this Agreement, the Merger or any of the other transactions contemplated hereby.
“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts, consultants and other advisors to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, any other filings with the SEC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.
“GAAP” means the United States generally accepted accounting principles.
“Governmental Authority” means the United States (federal, state or local) government or any non-U.S. government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self- regulatory organization, arbitration panel or similar entity exercising the power of government.
“Guarantor Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which Guarantor directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions (or, if there are no voting interests, more than a majority of the equity interests in such legal entity).

“Hazardous Substances” means (i) any “hazardous substance” as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, (ii) any “hazardous waste” as that term is defined under the Resource Conservation and Recovery Act, (iii) any substances, materials and wastes listed or regulated under, or which may form the basis of liability under, any Environmental Law and (iv) petroleum and petroleum products, including crude oil and any fractions thereof, polychlorinated biphenyls, per- and poly-fluoroalkyl substances (“PFAS”), asbestos, friable asbestos and radon.
“HIPAA” means collectively: (a) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), including its implementing rules and regulations with respect to privacy, security, breach notification, and transactions and code sets, 45 CFR Parts 160, 162, and 164, as modified and updated; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) related guidance from the United States Department of Health and Human Services.
“Indebtedness” means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (other than trade payables incurred in the ordinary course of such Person’s business), (iv) all obligations under finance leases required to be capitalized in accordance with GAAP, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, (vii) all obligations of such Person secured by a Lien on such Person’s assets, (viii) all obligations in respect of prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations that would arise if any of the Indebtedness described in the foregoing clauses (i) through (vii) were prepaid or unwound and settled, (ix) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, and (x) any agreement pursuant to which such Person may be required to incur any of the foregoing. For purposes of clause (vi) of this definition of “Indebtedness”, such obligations shall be valued at the termination value thereof.
“Independent Directors Compensation Plan” means the Company Fifth Amended and Restated Independent Directors Compensation Plan, effective as of January 1, 2023.
“Intellectual Property” means all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers (with respect to each of the foregoing, whether registered or unregistered), together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights, copyrightable works and database rights, (iv) trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, along with any improvements to any of the foregoing and all documentation to the extent embodying any of the foregoing, (v) rights in IT Systems, (vi) all rights in the foregoing and in other similar intangible assets and (vii) all applications and registrations for the foregoing clauses (i), (ii) and (iii).
“Intervening Event” means a material positive Event affecting the business, assets or operations of the Company and the Company Subsidiaries, taken as a whole, that has occurred, has arisen, or becomes known to the Company Board after the date of this Agreement but prior to the receipt of the Company Stockholder Approval, that was not known by the Company Board as of the date hereof or, if known by the Company Board as of the date hereof, the material consequences of which (or the magnitude of the consequences of which) were not known or reasonably foreseeable to the Company Board as of the date hereof; provided that in no event shall any of the following constitute an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (i) the receipt, terms or existence of a Company Acquisition Proposal or any matter relating thereto or consequence thereof, or (ii) Company or any of the Company Subsidiaries meeting, exceeding or failing to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, results of operations or other financial or operating measures for any period; provided, however, that, with respect to this clause (ii), the underlying causes of such meeting, exceedance or failure may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not otherwise falling into the foregoing clauses (i) and (ii) of this definition.
“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service or any successor agency.
“IT Systems” means all information technology and computer systems (including software, systems, servers, computers, hardware, firmware, middleware, networks, data processing assets, routers, hubs, switches, cloud storage and services, and backups).
“Knowledge” means, with respect to Company, the actual knowledge, after due and reasonable inquiry of the employees of Company and the Company Subsidiaries, of the persons named in Section 1.1(b) of the Company Disclosure Letter.
“Law” means any and all federal, state, local or non-U.S. law (including common law), statute, code, directive, ordinance, rule, regulation, or interpretations having the form of law, permits, Orders or other pronouncement having the effect of law of any Governmental Authority.
“Lien” means, with respect to any asset (including any security), any mortgage, deed of trust, claim, covenant, license, lien, pledge, charge, security interest, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, encroachment, conditional sale, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
“Merger Consideration” means the aggregate consideration payable to all holders of Company Common Stock and Company RSUs, as determined pursuant to Section 3.1 and Section 3.5.
“Off-the-Shelf Software” means an item of generally available, non-customized, off-the- shelf software or software provided as a service for which the annual fees or other aggregate consideration paid or payable by Company or any Company Subsidiary for such item with respect to the business is less than $200,000.
“Order” means any judgment, writ, order, stipulation, award, injunction, settlement or decree issued, promulgated or entered into by or with any Governmental Authority.
“Organizational Documents” means (i) with respect to Company, the Company Charter and the Company Bylaws, (ii) with respect to Company LP, the Company Partnership Agreement, and (iii) with respect to any other Company Subsidiary, any similar organizational documents or agreements.
“Parent Material Adverse Effect” means any Event that has or would reasonably be expected to prevent or materially impair or materially delay the ability of Parent or Merger Sub to consummate the Merger or any of the other transactions contemplated by this Agreement before the Outside Date.
“Parent Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which Parent directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions (or, if there are no voting interests, more than a majority of the equity interests in such legal entity).
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).
“Personal Information” means information or data, in any form, that is capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, describe, contact or locate, a natural Person, device or household, and/or is considered “personally identifiable information,” “personal information,” “personal data” or any similar term as defined by any Privacy and Data Security Laws.
“Privacy and Data Security Laws” mean any and all Laws relating to the protection or Processing of Personal Information that are applicable to Company or any Company Subsidiary, including, but not limited to HIPAA; U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; state consumer data privacy Laws and state consumer health data privacy Laws; and all other Laws and binding regulations relating to data protection, information security, cybercrime, Security Incident notification, Social Security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions.
“Processing,” “Process,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing of Company Data.
“Property Permit” means any certificate, variance, permit, approval, license (including food permits, liquor licenses, and healthcare licenses) or other authorization (including building permits and certificates of occupancy) required from any Governmental Authority having jurisdiction over the applicable Company Property for Company or any Company Subsidiary to operate its respective business at the applicable Company Property substantially as the Company Property is being conducted as of the date hereof.
“Proxy Statement” means a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting, together with any amendments thereof or supplements thereto.
“REIT” means a “real estate investment trust” within the meaning of Sections 856 through 860 of the Code.
“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of Hazardous Substances from any source into or upon the indoor or outdoor environment.
“Representative” means, with respect to any Person, one or more of such Person’s directors, officers, trustees, members, managers, partners, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents, other representatives or controlled Affiliates.
“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.
“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any unauthorized Processing of Personal Information, any unauthorized access or disruption to Company IT Systems, or any incident that may require notification to any Person, Governmental Authority, or any other entity under Privacy and Data Security Laws.
“Tax” or “Taxes” means any federal, state, local and non-U.S. income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts, in each case, imposed by and payable to any Governmental Authority.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.
(b)    The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Terms	Location of Definition
Adverse Recommendation Change	Section 7.3(e)
Agreement	Preamble
Alternative Acquisition Agreement	Section 7.3(b)

Articles of Merger	Section 2.3
Chosen Courts	Section 10.9
Claim	Section 7.5(a)
Claim Expenses	Section 7.5(a)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Acquisition Proposal	Section 9.3(b)(i)
Company Board	Recitals
Company Board Recommendation	Section 4.3(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article 4
Company DRIP	Section 4.2(i)
Company Financial Advisor	Section 4.20
Company Insurance Policies	Section 4.19
Company Material Contract	Section 4.18(b)
Company Pending Acquisitions	Section 6.1(b)(vi)
Company Permits	Section 4.5(a)
Company Preferred Stock	Section 4.2(a)
Company Privacy Requirements	Section 4.15(a)
Company Related Party Agreement	Section 4.25
Company SEC Documents	Section 4.6(a)
Company Subsidiary Partnership	Section 4.11(i)
Company Tax Protection Agreements	Section 4.11(i)
Company Terminating Breach	Section 9.1(c)(i)
Company Third Party	Section 4.17(g)
Company Title Insurance Policy(ies)	Section 4.17(i)
Qualifying Income	Section 9.4(a)
Registered Intellectual Property	Section 4.14(a)
Section 9.3 Amount	Section 9.4(a)
Solvent	Section 5.8
SOX Act	Section 4.6(b)
Surviving Entity	Recitals
Takeover Statutes	Section 4.24
Taxable REIT Subsidiary	Section 4.11(b)
Transfer Taxes	Section 7.15
Union	Section 4.12(d)
willful and material breach	Section 9.2
Section 1.2    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)    when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement;

(b)    the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(d)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(e)    references to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein (and, in the case of statutes, include any rules and regulations promulgated under the statute);
(f)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(g)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms;
(h)    references to a Person are also to its successors and permitted assigns;
(i)    except when used together with the word “either”, the term “or” has the inclusive meaning represented by the phrase “and/or”;
(j)    all uses of currency or the symbol “$” in this Agreement refer to U.S. dollars;
(k)    where this Agreement states that a party hereto “shall,” “will” or “must” perform in some manner, it means that the party hereto is legally obligated to do so under this Agreement;
(l)    any reference to “days” means calendar days unless Business Days are expressly specified. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;
(m)    unless the context clearly requires otherwise, when used herein, (A) “any” will have the same meaning as “any and all,” (B) the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (C) the phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement, and (D) if a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb);
(n)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; and
(o)    the phrases “furnished,” “provided,” “delivered,” “made available” and similar terms when used with respect to information, materials or documents mean that such information, materials or documents have been physically or electronically delivered to the relevant party or posted to the electronic data site established by Company for purposes of due diligence of Company and the Company Subsidiaries and their respective businesses in connection with the transactions contemplated by this Agreement, in each case on or before January 28, 2025, except as set forth on Section 1.2(o) of the Company Disclosure Letter.
Article 2
THE MERGER
Section 2.1    The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions of this Agreement, and in accordance with the MGCL and the Delaware LLC Act, at the Effective Time, Company and Merger

Sub shall consummate the Merger pursuant to which (i) Company shall be merged with and into Merger Sub, whereupon the separate existence of Company shall cease, and (ii) Merger Sub shall continue as the Surviving Entity. The Merger shall have the effects provided in this Agreement and as specified in the applicable provisions of the MGCL and the Delaware LLC Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, immunities, powers, licenses, authority and franchises of Company and Merger Sub, and all of the claims, obligations, liabilities, restrictions, debts and duties of Company and Merger Sub shall become the claims, obligations, liabilities, restrictions, debts and duties of the Surviving Entity.
Section 2.2    Closing. Unless this Agreement shall have been terminated in accordance with Article 9 hereof, the closing of the Merger (the “Closing”) will take place at the offices of Hogan Lovells US LLP, 555 13th Street NW, Washington, DC 20004 on the date that is the third (3rd) Business Day after all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), unless such date is extended by mutual agreement of the Parties; provided that in no event shall the Closing take place earlier than the date that is seventy-five (75) days following the No-Shop Period Start Date (or, solely in the event there is an Excluded Party, the Cut-Off Time), unless otherwise agreed mutually by the Parties. The actual date of the Closing shall be referred to herein as the “Closing Date.”
Section 2.3    Effective Time. The Parties shall cause the Merger to be consummated as soon as practicable on the Closing Date. Prior to the Closing, Merger Sub and Company shall prepare and, on the Closing Date, Merger Sub and Company shall (i) cause articles of merger with respect to the Merger (the “Articles of Merger”) to be duly executed and filed with the SDAT as provided under the MGCL, (ii) cause a certificate of merger with respect to the Merger (the “Merger Certificate”) to be duly executed and filed with the DSOS as provided under the Delaware LLC Act and (iii) make any other filings, recordings or publications required, if any, under the MGCL or Delaware LLC Act in connection with the Merger. The Merger shall become effective upon the later of such time as the Articles of Merger have been accepted for record by the SDAT and the Merger Certificate has been accepted for record by the DSOS, or such later time that the Parties shall have agreed upon and designated in the Articles of Merger in accordance with the MGCL and the Merger Certificate in accordance with the Delaware LLC Act as the effective time of the Merger (the “Effective Time”).
Section 2.4    Governing Documents. Without limiting Parent’s obligations pursuant to Section 7.5, at the Effective Time, (a) the certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Entity and (b) the limited liability company operating agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the limited liability company operating agreement of the Surviving Entity, in each case, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of organization and limited liability company operating agreement.
Section 2.5    Management of the Surviving Entity. From and after the Effective Time, (a) the managers, if any, of Merger Sub immediately prior to the Effective Time shall be the managers of the Surviving Entity and (b) the officers (if any) or authorized signatories of Merger Sub immediately prior to the Effective Time shall be the officers or authorized signatories of the Surviving Entity, in each case until his or her respective resignation or removal or such time as his or her respective successor is duly elected or appointed and qualified in accordance with Law, in each case in accordance with the Organizational Documents of the Surviving Entity.
Section 2.6    Tax Consequences. Each of the Parties hereby agrees to treat, for U.S. federal and applicable state income tax purposes, (i) the Merger as a taxable sale or exchange by Company of all of its assets to and the assumption of all of its liabilities by Merger Sub, followed by a liquidation of Company under Section 331 of the Code (which shall be deemed to give rise to a distribution under Section 562(b) of the Code), and (ii) this Agreement as a “plan of liquidation” of Company for U.S. federal income tax purposes. The Parties shall not take any position contrary to the preceding sentence in any U.S. federal income Tax Return or tax proceeding unless otherwise required by Law.
Section 2.7    Pre-Closing Restructuring. Prior to the Closing, Company shall cause (i) TRS NT-HCI, LLC to distribute 100% of its interests in each of NorthStar Healthcare Income Advisor, LLC and NorthStar Healthcare Income OP Holdings, LLC to Company LP, and (ii) Company LP to distribute 100% of such interests in each of NorthStar Healthcare Income Advisor, LLC and NorthStar Healthcare Income OP Holdings, LLC to Company (collectively, the “Pre-Closing Restructuring”). Company shall provide or cause to be provided to Parent drafts of any agreements, resolutions, certificates, amendments to Organizational Documents and other material documentation in connection with the Pre-Closing Restructuring reasonably in advance of effecting the Pre-Closing Restructuring, and will incorporate therein the reasonable comments of Parent. The Parties agree that the transactions described in this Section 2.7 shall result in Company LP being treated as a disregarded entity of Company for U.S. federal (and applicable state and local) Tax purposes. The consummation of the Pre-Closing Restructuring shall be contingent upon all of the conditions set forth in Article 8 having been satisfied (or, with respect to Section 8.2, waived) and receipt by Company of a written notice from Parent stating that Parent and Merger Sub are prepared to proceed immediately with the Closing. Parent shall promptly upon request by Company, reimburse Company or Company Subsidiaries for all reasonable and documented out-of-pocket costs incurred by Company or the applicable Company Subsidiaries in connection with any actions taken by Company or Company Subsidiaries in accordance with this Section 2.7 (including reasonable fees and expenses of their Representatives). Parent and Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions in accordance with this Section 2.7; provided, however, that the foregoing indemnity shall not apply with respect to any losses arising out of or resulting from the bad faith, gross negligence, or willful misconduct by Company, Company Subsidiaries, or any of its or their respective Affiliates or Representatives. Without limiting the foregoing, none of the representations, warranties or covenants of Company shall be deemed to apply to, or deemed breached or violated by, any of the actions contemplated by this Section 2.7.
Article 3
EFFECTS OF THE MERGER
Section 3.1    Effects on Shares of Common Stock.
(a)    At the Effective Time and by virtue of the Merger and without any further action on the part of Company, Parent, Merger Sub or the holders of any securities of Company, Parent or Merger Sub:
(i)    each share of Company Common Stock then held by Parent, Merger Sub, Company or any wholly owned Parent Subsidiary or wholly owned Company Subsidiary immediately prior to the Effective Time, if any, shall automatically be cancelled and retired and shall cease to exist (such shares to be so cancelled and retired, the “Excluded Shares”), and no Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the Merger;
(ii)    each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be cancelled and retired and automatically converted into the right to receive an amount in cash equal to $3.03, as may be adjusted in accordance with Section 3.1(b) or Section 6.1(c) (the “Per Share Merger Consideration”), without interest, but subject to any withholding required under applicable Tax Law; and
(iii)    all of the limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as limited liability company interests in the Surviving Entity and such limited liability company interests shall continue to be owned by Parent.
(b)    In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the capitalization of Company, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then the Per Share Merger Consideration shall be proportionally and appropriately adjusted to provide the holders of such Company Common Stock the same economic effect as contemplated by this Agreement prior to such event. The Per Share Merger Consideration, as so adjusted, shall, from and after the date of such event, be the Per Share Merger Consideration, subject to further adjustment in accordance with this Section 3.1(b); provided, however, that nothing set forth in this Section 3.1(b) shall be construed to supersede or in any way limit the prohibitions set forth in Section 6.1 hereof.
(c)    From and after the Effective Time, the share transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the Effective Time, Persons who held shares of Company Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares of Company Common Stock, except as otherwise provided for in this Agreement.

Section 3.2    Exchange Fund; Exchange Agent.
(a)    Prior to the Effective Time, Parent shall appoint a nationally recognized bank or trust company to act as paying and exchange agent (the “Exchange Agent”) and enter into an agreement with the Exchange Agent with respect thereto, the identity and terms of appointment of which shall be reasonably acceptable to Company, for the payment or exchange in accordance with Section 3.1(a)(ii) of the Per Share Merger Consideration. Parent shall pay, or cause to be paid, the fees and expenses of the Exchange Agent.
(b)    At or before the Effective Time, (i) Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount equal to the Merger Consideration less the amount of the Excess Cash (the “Parent Exchange Fund Contribution”) and (ii) Company shall deposit with the Exchange Agent the Excess Cash (such cash amount, together with the Parent Exchange Fund Contribution, the “Exchange Fund”) for the sole benefit of the holders of shares of Company Common Stock and Company RSUs. As soon as reasonably practicable after the Effective Time (but in any event within three (3) Business Days after the Effective Time), Parent and the Surviving Entity shall cause the Exchange Agent to (i) mail to each holder of shares of Company Common Stock and Company RSUs for whom the Exchange Agent does not have either a W-9 on file or a certification from the applicable Company stockholder certifying such stockholder’s taxpayer identification number, an instruction request letter (which shall be in customary form and have such other provisions as Parent and Company shall reasonably agree), including instructions for effecting the exchange of shares of Company Common Stock and Company RSUs for the Merger Consideration and (ii) subject to the provisions of this Section 3.2(b) and the receipt of the requirements thereof, make, and the Exchange Agent shall make, delivery and disbursement of the Merger Consideration out of the Exchange Fund to the holders of shares of Company Common Stock and Company RSUs in accordance with this Agreement (including, with respect to the Company RSUs, the provisions of Section 3.5) and the applicable documentation agreed upon by Parent, Company and the Exchange Agent immediately prior to the Effective Time, which documentation shall, for the avoidance of doubt, require that all Excess Cash be returned to the Company in the event this Agreement is terminated prior to the Effective Time. The Exchange Fund shall not be used for any other purpose. Parent and the Surviving Entity shall take all other actions necessary following the Effective Time to cause such deliveries and disbursements of the Merger Consideration out of the Exchange Fund to the holders of shares of Company Common Stock and Company RSUs in accordance with this Agreement and the applicable documentation agreed upon by Parent, Company and the Exchange Agent immediately prior to the Effective Time.
(c)    Prior to the Effective Time, Parent will enter into an exchange and paying agent and nominee agreement with the Exchange Agent or an amendment to Company’s existing transfer agency agreement with the Exchange Agent, in either case, in a form reasonably acceptable to Parent and Company (the “Exchange Agent Agreement”), setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 3.2 and with investment instructions with respect to any investment of the Exchange Fund, as directed by Parent; provided that such investments shall be in obligations of or fully guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Interest and other income on the Exchange Fund shall be the sole and exclusive property of the Surviving Entity and shall be paid to the Surviving Entity as the Surviving Entity directs. No investment of the Exchange Fund shall relieve the Surviving Entity or the Exchange Agent from making the payments required by this Article 3, and following any losses from any such investment, Parent and the Surviving Entity shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy the payment obligations hereunder for the benefit of the holders of shares of Company Common Stock and Company RSUs, which additional funds will be deemed to be part of the Exchange Fund.
(d)    At any time after the Effective Time, the holders of shares of Company Common Stock and Company RSUs shall only hold the right to receive the Per Share Merger Consideration (as may be adjusted in accordance with Section 3.1(b) or Section 6.1(c)) as contemplated by this Article 3. No interest shall be paid or accrued for the benefit of holders of shares of Company Common Stock or Company RSUs on the Per Share Merger Consideration.
(e)    Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock or Company RSUs for twelve (12) months after the Closing Date shall be delivered to the Surviving Entity upon demand, and any former holders of shares of Company Common Stock or Company RSUs who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Entity (and only as general creditors thereof) for payment of the Merger Consideration.
(f)    None of Parent, Company, the Surviving Entity, the Exchange Agent or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the Merger Consideration if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by former holders of any shares of Company Common Stock or of Company RSUs immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.
Section 3.3    Withholding Rights. Each of the Parties, each of their respective Representatives and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement or deemed paid for Tax purposes to any holder of Company Common Stock or holder of Company RSUs, or any such other Person, such amounts as it is required to deduct and withhold with respect to such payments under the Code, and the rules and regulations promulgated thereunder, or any other provision of state, local or non-U.S. Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.4    Dissenters Rights. As provided for by the Company Charter, no dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Merger or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL.
Section 3.5    Effect on Company RSUs. All of the provisions of this Section 3.5 shall be effectuated without any action on the part of the holder of any Company RSU:
(a)    At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied) and shall be cancelled and automatically converted into the right to receive the Per Share Merger Consideration (as may be adjusted in accordance with Section 3.1(b) or Section 6.1(c)); provided that the portion of the Merger Consideration to be paid to the holders of Company RSUs with respect thereto shall be reduced by any amount required to be withheld under applicable Tax Law, and such withheld amount shall be treated as having been paid to such holders in respect of whom such withholding was made. Any dividend equivalents accrued pursuant to the terms of any Company RSU that is outstanding immediately prior to the Effective Time and that are unpaid as of the Effective Time shall be paid in cash, without interest, by the Company to the holder thereof, with such amount being delivered to the Exchange Agent at or prior to the Closing and shall be paid to the holder of the Company RSU in accordance with Section 3.2.
(b)    No later than three (3) Business Days prior to the Effective Time, Company shall deliver to Parent a schedule setting forth the Per Share Merger Consideration (as may be adjusted in accordance with Section 3.1(b) or Section 6.1(c)) to be paid to the holders of Company RSUs pursuant to Section 3.5(a).
(c)    Prior to the Effective Time, Company, the Company Board and/or its compensation committee, as applicable, shall adopt any resolutions and take any other actions as may be required by the Company Equity Incentive Plan, the Independent Directors Compensation Plan, or applicable Law no later than immediately prior to the Effective Time, to (i) effectuate the provisions of this Section 3.5 and (ii) terminate the Company Equity Incentive Plan and the Independent Directors Compensation Plan effective as of the Effective Time.
Section 3.6    Effect on LTIP Awards. The Parties hereby acknowledge and agree that the transactions contemplated by this Agreement shall constitute a Change in Control (as defined in the Company Equity Incentive Plan) for purposes of the Company LTIP Awards. In accordance with the Company LTIP Award documents, the Company Board shall have the authority to determine the level of achievement of the performance goals in respect of the Company LTIP Awards, determine the final amounts payable with respect to the Company LTIP Awards and pay such final amounts in connection with the Closing; provided that the final amounts payable in connection with Closing with respect to the Company LTIP Awards shall not exceed $8,500,000 in the aggregate.

Article 4
REPRESENTATIONS AND WARRANTIES OF COMPANY
Except (a) subject to Section 10.15, as set forth in the disclosure letter prepared by Company and delivered by Company to Parent concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), or (b) as disclosed in the Company SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2023 and at least two (2) Business Days prior to the date of this Agreement (excluding any risk factor disclosures (excluding statements of historical fact) contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article 4); provided that nothing set forth or disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.2, Section 4.3, and Section 4.7(b), Company hereby represents and warrants to Parent and Merger Sub that:
Section 4.1    Organization and Qualification; Subsidiaries.
(a)    Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Company has the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)    Each Company Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c)    Section 4.1(c) of the Company Disclosure Letter sets forth a true, complete and correct list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by Company in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than Company or a Company Subsidiary in each Company Subsidiary and (iv) the classification for United States federal income tax purposes of each Company Subsidiary and whether such Company Subsidiary is a Qualified REIT Subsidiary or a Taxable REIT Subsidiary.
(d)    Except as set forth on Section 4.1(d) of the Company Disclosure Letter, neither Company nor any Company Subsidiary directly owns any equity or debt securities in any Person (other than in the Company Subsidiaries as set forth in Section 4.1(c) of the Company Disclosure Letter and investments in short-term investment securities). With respect to each Person set forth on Section 4.1(d) of the Company Disclosure Schedule, Section 4.1(d) of the Company Disclosure Schedule sets forth the U.S. federal income tax status of such Person as a Qualified REIT Subsidiary, Taxable REIT Subsidiary, corporation, partnership or entity disregarded from its owner.
(e)    With respect to each of Safanad Senior Care Investment Partner V, LP and FC Domino Investors, LLC, none of Company or Company Subsidiaries are obligated to make any capital contributions to either such entity as a result of their direct or indirect interests in either such entity, and neither such entity directly or indirectly owns any real property.
Section 4.2    Capital Structure.
(a)    The authorized capital stock of Company consists of 400,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”). At the close of business on January 28, 2025, (i) 185,712,103 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) 300,333 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company RSUs. Except as set forth in the immediately preceding sentence, at the close of business on January 28, 2025, Company does not have any shares of beneficial interests, shares of capital stock, equity-based awards or other rights with respect to shares of Company’s stock or other equity or voting interests issued and outstanding (including under the Company Equity Incentive Plan) (or which are convertible into or exercisable or exchangeable for such shares of capital stock or other equity or voting interests). Since January 28, 2025 to the date of this Agreement, no shares of capital stock of Company have been issued or reserved for issuance other than, in each case, with respect to shares of Company Common Stock reserved for issuance as described in clause (iii) above.
(b)    All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. All shares of Company Common Stock reserved for issuance as described in Section 4.2(a)(iii) shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote (whether together with such stockholders or as a separate class).
(c)    All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries that may be issued upon exercise of outstanding options, conversion rights or exchange rights are duly authorized and, upon issuance will be validly issued and, if applicable, fully paid and nonassessable. Except as set forth on Section 4.1(c) of the Company Disclosure Letter, Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all Liens, claims, call rights, options, limitations on Company’s or any Company Subsidiary’s voting rights, charges or other encumbrances of any nature whatsoever (except as set forth in the Organizational Documents of such Company Subsidiary).
(d)    Other than pursuant to the Company Equity Incentive Plan (including in connection with the satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Equity Incentive Plan in the event that the grantees fail to satisfy withholding Tax obligations), the Independent Directors Compensation Plan, or the Organizational Documents of Company or the Company Subsidiaries, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating Company or any of the Company Subsidiaries to (i) issue, deliver, transfer or sell or create, or cause to be issued, delivered, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.
(e)    Other than pursuant to the Organizational Documents of Company, the Company Subsidiaries or other entities in which Company directly or indirectly owns an interest or the Company Debt Agreements, neither Company nor any Company Subsidiary is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock or other equity interests of Company or any of the Company Subsidiaries or which restrict the transfer of any such shares.
(f)    Company does not have a “poison pill” or similar stockholder rights plan or anti-takeover plan in effect.
(g)    Except as set forth on Section 4.2(g) of the Company Disclosure Letter, neither Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.
(h)    Section 4.2(h) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the close of business on January 28, 2025, of all outstanding Company RSU awards and the number of unvested

Company RSUs subject to each Company RSU award. All Company RSUs were (i) granted, accounted for, reported and disclosed in accordance with applicable Laws and accounting rules, (ii) granted in accordance with the terms of the Company Equity Incentive Plan and (iii) validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) and recorded on Company’s financial statements in accordance with GAAP. The treatment of the Company RSU awards contemplated in Section 3.5 complies with the terms of the Company Equity Incentive Plan and applicable award agreements.
(i)    All dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any non-wholly- owned Company Subsidiary that have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). At the close of business on January 28, 2025, (i) 10,401,843 shares of Company Common Stock remained available for sale pursuant to the Company Amended and Restated Distribution Reinvestment Plan, effective as of April 8, 2016 (the “Company DRIP”), and (ii) 1,539,734 shares of Company Common Stock remained available for future issuance under the Company Equity Incentive Plan.
(j)    Company is the general partner of Company LP. As of the date of this Agreement, Company owns, directly or indirectly through a wholly owned Company Subsidiary, one hundred percent (100%) of the Company Partnership Units. The partnership interests owned by Company are subject only to the restrictions on transfer set forth in the Company Partnership Agreement and those imposed by applicable securities Laws. Except as set forth in the Company Partnership Agreement, there are no outstanding contractual obligations of Company LP to repurchase, redeem or otherwise acquire any partnership interests of Company LP. All issued and outstanding Company Partnership Units are duly authorized, validly issued and free of preemptive rights (other than statutory preemptive rights).
Section 4.3    Authority.
(a)    Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which Company is a party, including the Merger. Assuming the accuracy of Parent’s representations and warranties set forth in Section 5.10, the execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject to (i) the receipt of the Company Stockholder Approval, (ii) the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT and (iii) the filing of the Merger Certificate with, and acceptance for record of the Merger Certificate by, the DSOS. This Agreement has been duly authorized, executed and delivered by Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legally valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)    The Company Board, at a duly held meeting, has, on behalf of Company, unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of Company and its stockholders, (ii) authorized and approved the execution, delivery and performance of this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) directed that the Merger and the other transactions contemplated by this Agreement be submitted to a vote of the holders of Company Common Stock, and (iv) resolved to recommend the approval of the Merger and the other transactions contemplated by this Agreement by Company stockholders (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.
Section 4.4    No Conflict; Required Filings and Consents.
(a)    Subject to receipt of the Company Stockholder Approval, and assuming that all consents, approvals, authorizations and permits described in Section 4.4(b) have been obtained, all filings and notifications described in Section 4.4(b) have been made and any waiting periods thereunder have terminated or expired, and except as set forth on Section 4.4(a) of the Company Disclosure Letter, the execution and delivery of this Agreement by Company does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of (A) the Company Charter or the Company Bylaws (B) the Company Partnership Agreement or (C) any equivalent Organizational Document of any other Company Subsidiary, (ii) conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound, or (iii) require any consent or approval (except as contemplated by Section 4.4(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Company or any Company Subsidiary under, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under, or result in the creation of a Lien on any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Company or any Company Subsidiary, except, as to clauses (i)(C), (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)    The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement in preliminary and definitive form, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL, (iii) the filing of the Merger Certificate with, and the acceptance for record of the Merger Certificate by, the DSOS pursuant to the Delaware LLC Act, (iv)    such filings as may be required in connection with state and local Transfer Taxes, (v) such filings as may be required under state securities or state “blue sky” Laws, (vi) as set forth in Section 4.4(b) of the Company Disclosure Letter, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.5    Permits; Compliance with Law.
(a)    Except for the Environmental Permits and the Property Permits, which are addressed in Section 4.16 and Section 4.17, respectively, Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, consents, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority necessary for the ownership of the material assets, operation of the Company Properties or lawful conduct of their respective businesses (such permits, excluding Environmental Permits and Property Permits, the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of such Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Company and each of the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary has received any written notice nor has any Knowledge indicating that it currently is not in compliance in any material respect with the terms of any Company Permit. To Company’s Knowledge, none of Company or any Company Subsidiary has received written notice that any Company Permit cannot be renewed in the ordinary course of business.
(b)    None of Company or any Company Subsidiary is or in the past three (3) years has been in conflict with, or in default or violation of (i) any Law applicable to it or by which any property or asset of it is bound (except for Laws addressed in Section 4.11, Section 4.14, Section 4.16, Section 4.17 or Section 4.26 which are addressed in those Sections), or (ii) any Company Permits, except, in the case of clauses (i) and (ii), for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c)    There is no material property or obligation of Company or any entity in which Company owns a direct or indirect interest, including uncashed checks to vendors, tenants, or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that are, or may become, escheatable or reportable as unclaimed property to any Governmental Authority under any applicable escheatment, unclaimed property or similar applicable Laws.

Section 4.6    SEC Documents; Financial Statements.
(a)    Company has timely filed with, or furnished to (on a publicly available basis), the SEC all forms, documents, statements, schedules and reports required to be filed by Company with the SEC since January 1, 2022 (the forms, documents, statements, schedules and reports filed with the SEC since January 1, 2022, including any amendments thereto, the “Company SEC Documents”). As of their respective dates (or, if amended or superseded prior to the date of this Agreement, the date of the last such filing, or, in the case of registration statements, as of the effectiveness of), (i) the Company SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To Company’s Knowledge, Company does not have any outstanding and unresolved comments from the SEC with respect to any Company SEC Documents. As of the date of this Agreement, no Company Subsidiary is separately required to file any form or report with the SEC pursuant to the Exchange Act. Company has made available to Parent reports generated by its banking institutions setting forth unreconciled bank account balances of Company and Company Subsidiaries as of the most recent practicable date prior to the date of this Agreement, and such reports are, to the Company’s Knowledge, true, correct and complete in all material respects as of their respective dates. Section 4.6(a)(i) of the Company Disclosure Letter sets forth the cash balance, as of the Business Day immediately prior to the date hereof, of each of the accounts listed on Section 4.6(a)(i) of the Company Disclosure Letter. The principal amount of all outstanding Indebtedness for borrowed money of Company and the Company Subsidiaries as of December 31, 2024, is set forth on Section 4.6(a)(ii) of the Company Disclosure Letter and, since such date, Company has not made any voluntary or non-scheduled prepayments.
(b)    Company has made available to Parent true, complete and correct copies of all written correspondence between the SEC, on one hand, and Company, on the other hand, since January 1, 2022. At all applicable times, Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “SOX Act”) and the rules and regulations thereunder, as amended from time to time. Without limiting the generality of the foregoing: (i) based on Company management’s most recently completed evaluation of Company’s internal control over financial reporting, there have been no significant deficiencies or material weakness in Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, Company’s internal control over financial reporting, and there has not been any change in its internal control over financial reporting that has occurred that would reasonably be expected to materially adversely affect Company’s internal control over financial reporting, (ii) since January 1, 2022, Company has designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to Company and required to be disclosed by Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure, (iii) Company’s management has completed an assessment of the effectiveness of Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation, (iv) based on Company management’s most recently completed evaluation of Company’s internal control over financial reporting, Company does not have any Knowledge of any fraud, whether or not material, that involves management who have a significant role in Company’s recording, processing, summarizing and reporting financial information and internal control over financial reporting, and (v) the principal executive officer and principal financial officer of Company have made all certifications required by the SOX Act and the regulations of the SEC promulgated thereunder and the statements contained in all such certifications were, as of their respective dates made, true, complete and correct in all material respects. To Company’s Knowledge, Company has disclosed to Company’s independent registered public accounting firm and the audit committee of the Company Board (A) all known significant deficiencies and material weaknesses in the design or operation of Company’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect Company’s ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. Since the end of Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in Company’s internal control over financial reporting (whether or not remediated) and no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company’s internal control over financial reporting.

(c)    Since January 1, 2022, (A) none of Company, any of the Company Subsidiaries nor, to Company’s Knowledge, any Representative of Company or any of the Company Subsidiaries has received in writing any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any of the Company Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2022, including any material complaint, allegation, assertion or claim that Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (B) to Company’s Knowledge, no attorney representing Company or any of the Company Subsidiaries has reported to the Company Board or any committee thereof evidence of a material violation of securities Laws or breach of fiduciary duty relating to periods after January 1, 2022, by Company, any of the Company Subsidiaries or any of their respective officers, directors, employees or agents.
(d)    The consolidated financial statements, consolidated statements of operations, comprehensive income, stockholders’ equity or partners’ capital, as applicable, and cash flows of Company and the Company Subsidiaries included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments), the consolidated financial position of Company and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Company and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement.
(e)    Neither Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off- balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company or any Company Subsidiary in Company’s or such Company Subsidiary’s audited financial statements or other Company SEC Documents.
Section 4.7    Absence of Certain Changes or Events. From the date of Company’s most recent balance sheet included in the Company SEC Documents through the date of this Agreement and except as set forth on Section 4.7 of the Company Disclosure Letter and except for events giving rise to, and the discussion and negotiation of this Agreement or any strategic transaction process by Company, (a) Company and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been any Company Material Adverse Effect or any Event that, individually or in the aggregate with all other Events, would reasonably be expected to result in a Company Material Adverse Effect.
Section 4.8     No Undisclosed Material Liabilities. Except as set forth on Section 4.8 of the Company Disclosure Letter, there are no material liabilities of Company or any of the Company Subsidiaries of any nature that would be required under GAAP to be set forth on the financial statements of Company or the notes thereto, other than: (a) liabilities reflected or reserved against as required by GAAP on Company’s most recent consolidated balance sheet (or notes thereto) included in the Company SEC Documents; (b) liabilities incurred in connection with the transactions contemplated by this Agreement; (c) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2023, or (d) liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.9     No Default. Neither Company nor any of the Company Subsidiaries is in default or violation of any term, condition or provision of (a) (i) the Company Charter or the Company Bylaws, (ii) the Company Partnership Agreement or (iii) the comparable Organizational Documents of any of the other Company Subsidiaries, or (b) except as set forth on Section 4.9 of the Company Disclosure Letter, any loan or credit agreement, note, or any bond, mortgage or indenture, to which Company or any of the Company Subsidiaries is a party or by which Company or any of the Company Subsidiaries or any of their respective properties or assets is bound, except in the case of clause (a)(iii) and this clause (b)

for defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.10    Litigation. Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect or as set forth on Section 4.10 of the Company Disclosure Letter, as of the date of this Agreement, (a) there is no Action pending or, to Company’s Knowledge, threatened against Company or any Company Subsidiary, and (b) neither Company nor any Company Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.
Section 4.11    Taxes.
(a)    Company and each Company Subsidiary has timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were true, complete and correct in all material respects. Company and each Company Subsidiary has duly and timely paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return.
(b)    Company (i) for all taxable years commencing with its taxable year ended December 31, 2013 through its taxable year ended December 31, 2024, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2025 to the date hereof, and will continue to operate until the Closing, in a manner consistent with the requirements for qualification and taxation as a REIT; and (iii) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to Company’s Knowledge, threatened. No entity in which Company or any Company Subsidiary directly or indirectly owns an interest is or has been a corporation for U.S. federal income tax purposes, other than (i) a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or (ii) a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”). Section 4.1(c) and Section 4.1(d) of the Company Disclosure Letter set forth a true, correct and complete list of each entity in which Company or any Company Subsidiary directly owns an interest and the U.S. federal income tax status of such entity as a Qualified REIT Subsidiary, Taxable REIT Subsidiary, corporation, partnership or entity disregarded from its owner. Company does not own a direct or indirect interest in any entity that is treated as a REIT for U.S. federal (and applicable state and local) income tax purposes. Company has satisfied the requirement under Section 856(c)(4)(B)(ii) of the Code with respect to all Taxable REIT Subsidiaries (including any entities with respect to which a protective Taxable REIT Subsidiary election was made).
(c)    (i) There are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to Company’s Knowledge, threatened with regard to any material Taxes or Tax Returns of Company or any Company Subsidiary; (ii) no material deficiency for Taxes of Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to Company’s Knowledge, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies that are being contested in good faith; (iii) none of Company or any Company Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) none of Company or any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) none of Company or any Company Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law). No claim has been made by a Governmental Authority in a jurisdiction where Company or a Company Subsidiary does not file Tax Returns that Company or such Company Subsidiary is or may be subject to taxation in that jurisdiction.
(d)    Each entity in which Company or any Company Subsidiary directly or indirectly owns an interest that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for U.S. federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for U.S. federal income tax purposes.
(e)    Neither Company nor any entity in which Company or any Company Subsidiary directly or indirectly owns an interest holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7 (or similar rules), nor have they disposed of any such asset during their current taxable year.

(f)    For all taxable years commencing with their first taxable years, Company has not incurred (i) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 857(f), 860(c) or 4981 of the Code or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, or (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs). None of Company or any entity in which Company or any Company Subsidiary directly or indirectly owns an interest has incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, ad valorem and similar property Taxes), or (B) transfer or similar Taxes arising in connection with sales of property. To the Company’s Knowledge, no Event has occurred, and no condition or circumstances exists, that presents a material risk that any material liability for Taxes described clause (i) of the first sentence of this paragraph or the preceding sentence or any liability for Taxes described in clause (ii) of the first sentence of this paragraph will be imposed upon Company or any entity in which Company or any Company Subsidiary directly or indirectly owns an interest.
(g)    Company does not have any earnings and profits attributable to a non- REIT year of any predecessor or any other corporation.
(h)    Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and non-U.S. Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(i)    There are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to Company’s Knowledge threatened to raise, a material claim against Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, “Company Tax Protection Agreements” means any written agreement to which Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a Company Subsidiary Partnership, Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means each of Company LP and any other Company Subsidiary that is a partnership for United States federal income tax purposes.
(j)    There are no Tax Liens upon any property or assets of Company or any Company Subsidiary, except (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or (ii) the Company Permitted Liens.
(k)    There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Company or any Company Subsidiary (other than customary arrangements under commercial contracts, leases or borrowings entered into in the ordinary course of business)
(l)    Neither Company nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes, in each case which is still binding on Company or any Company Subsidiary.
(m)    Neither Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the group the common parent of which was Company) or (ii) has any liability for the Taxes of any Person (other than Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, or by contract.
(n)    Except for ordinary course transactions that may be “reportable transactions” solely on account of the recognition of a tax loss, neither Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(o)    Neither Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.
(p)    No written power of attorney that has been granted by Company or any Company Subsidiary (other than to Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.
(q)    All “qualified health care properties” within the meaning of Section 856(e)(6)(D) of the Code owned, directly or indirectly, by Company are owned and operated in compliance with Section 856(d)(8)(B) of the Code, and, to Company’s Knowledge, the contractors that operate such facilities are actively engaged in the trade or business of operating qualified health care properties for third parties.
(r)    Solstice Senior Living, LLC does not own, manage or operate any “qualified health care properties” within the meaning of Section 856(e)(6)(D) of the Code.
This Section 4.11 contains the sole and exclusive representations and warranties of Company and the Company Subsidiaries with respect to Taxes and Tax matters (other than those matters described in Section 4.12).
Section 4.12    Benefit Plans; Employees.
(a)    Prior to October 21, 2022, neither Company nor any Company Subsidiary, directly or indirectly, employed or engaged any employees.
(b)    Section 4.12(b) of the Company Disclosure Letter sets forth a true and complete list of each material Benefit Plan. Neither Company nor any Company Subsidiary has any contract, plan or commitment, whether or not legally binding, to adopt or sponsor any Benefit Plan (except as set forth on Section 4.12(b) of the Company Disclosure Letter or pursuant to this Agreement). For each material Benefit Plan, Company has provided or made available to the extent applicable (i) correct and complete copies of the plan documents and all amendments thereto (or, to the extent no such copy exists, an accurate description) and (ii) summary plan descriptions and summaries of material modifications.
(c)    Company has provided a true and complete list of all employees as of the date hereof employed by, and all individuals currently engaged on an independent contractor basis by, Company or any Company Subsidiary, specifying their (i) employing entity or the entity they are engaged by, (ii) principal work location, (iii) job title or, for independent contractors, brief description of services, (iv) treatment as exempt or non-exempt from overtime and minimum wage (if applicable), (v) annual base salary/fee or hourly rate and any target incentive compensation, (vi) start date; (vii) leave of absence status including expected date of return to work; and (viii) accrued leave balance as of January 15, 2025.
(d)    Neither Company nor any Company Subsidiary is or, within the past three (3) years has been, a party to, or bound by, any collective bargaining agreement, labor-related contract or other labor-related agreement with a trade or labor union, works council, or other bargaining unit representative (each, a “Union,” and such an agreement or arrangement with a Union, a “Labor Agreement”), nor are there any negotiations or discussions currently pending or threatened between Company, or any of the Company Subsidiaries, and any Union regarding any Labor Agreement, nor is Company or any of the Company Subsidiaries under an obligation to negotiate with any Union. There is, and in the past three (3) years there has been, no unfair labor practice charge, labor arbitration, grievance, or other labor Action pending or, to Company’s Knowledge, threatened against Company or any of the Company Subsidiaries relating to or affecting their business. To Company’s Knowledge, there are, and in the past three (3) years there have been, no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving any employees of Company or any of the Company Subsidiaries with respect to their employment with the Company or any Company Subsidiaries.
(e)    There are no (i) strikes or lockouts with respect to any employees of Company or any Company Subsidiary pending or, to Company’s Knowledge, threatened, (ii) slowdowns or work stoppages or other material labor disputes or disruptions, in effect or, to Company’s Knowledge, threatened with respect to employees of, Company or any

Company Subsidiary, nor has Company or any Company Subsidiary experienced any events described in clauses (i) and (ii) hereof within the past three (3) years. Neither Company nor any Company Subsidiary is required to notify or consult with any Union relating to the transactions contemplated by this Agreement.
(f)    There are no, and in the prior three (3) years there have not been any unfair labor practices, labor arbitrations, or other labor or employment-related Actions pending or, to Company’s Knowledge, threatened against Company or any of the Company Subsidiaries by or on behalf of any present or former employee of Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing labor, employment, or terms and conditions of employment, including the termination of employment, or any other discriminatory, wrongful or tortious conduct on the part of Company or any of the Company Subsidiaries in connection with the employment relationship.
(g)    To Company’s Knowledge, in the past three (3) years, there has been no allegation, complaint, charge or claim (whether formal or otherwise) on the basis of gender, race, sex, sexual harassment, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination or other similar unlawful behavior made against any Person who is or was an officer, director or employee of the Company or any Company Subsidiary (a “Misconduct Allegation”). In the past three (3) years, Company and the Company Subsidiaries have investigated all Misconduct Allegations of which they are or were aware and have taken all reasonable and necessary corrective actions with respect to such allegations. Neither Company nor any Company Subsidiary has entered into any settlement agreement, tolling agreement, non- disparagement agreement, confidentiality agreement or non-disclosure agreement, or any contract or provision similar to any of the foregoing, relating directly or indirectly to any Misconduct Allegation against Company, any Company Subsidiary or, to the Company’s Knowledge, any Person who is or was an officer, director or employee of Company or any Company Subsidiary. Neither Company nor any Company Subsidiary has ever been the subject of any audit or investigation by any Governmental Authority with respect to any of its employment policies or practices and neither Company nor any Company Subsidiary is party to, and is not otherwise bound by, any consent decree with, or any citation or other order, writ, judgment, injunction, decree, determination by, any Governmental Authority relating to any employment practice.
(h)    To Company’s Knowledge, Company and the Company Subsidiaries have for the past three (3) years been and are in material compliance (1) with all applicable Laws respecting employment and employment practices, including all Laws relating to terms and conditions of employment, equal employment opportunity and equal pay, background checks, worker classification as employees and independent contractors and as exempt or non-exempt under the Fair Labor Standards Act and comparable state laws, collective bargaining and labor relations, disability, accommodations, identity and employment eligibility verification, immigration, health and safety, wages (including meal times and rest breaks), hours and benefits, harassment, discrimination, retaliation, record retention, notice and posting requirements, leaves of absence (including paid sick leave), contractors and temporary employees, workers’ compensation, termination, plant closings and layoffs (including under WARN and comparable state, local or other laws), unemployment compensation, and any other employment related matters and (2) with all obligations of Company and the Company Subsidiaries under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any other employment or labor-related agreement or understanding. To Company’s Knowledge, all current and former independent contractors or other individual engaged in any other non-employee role by Company or any Company Subsidiaries are and have for the past three (3) years been at all times properly classified in all material respects as such for purposes of all Laws, including Laws with respect to employee benefits, and all current and former employees of Company or any Company Subsidiaries are and have been at all times properly paid under the FLSA. During the preceding three (3) years, Company and the Company Subsidiaries have not effectuated a “plant closing” or “mass layoff” (each as defined in the WARN Act) or any other action that has or, to the Company’s Knowledge, is reasonably anticipated to incur liability or obligations under the WARN Act. As of the date hereof, no employees of Company or any Company Subsidiaries are involuntarily on temporary layoff or working hours that have been reduced by fifty percent (50%) or more.
(i)    Neither Company nor any of the Company Subsidiaries is subject to Executive Order 11246, Section 503 of the Rehabilitation Act, or the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, or other Laws administered by the Department of Labor Office of Federal Contract Compliance Programs, whether serving as a prime contractor or subcontractor.
(j)    None of Company, any Company Subsidiary or any of their respective ERISA Affiliates maintains, contributes to, or participates in, or has in the past six (6) years maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (iv) a “multiple-employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(k)    Except as set forth on Section 4.12(k) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event (other than a subsequent change in control)) will (i) result in the payment pursuant to any Benefit Plan in effect as of the date hereof of any amount that would, individually or in combination with any other such payment, be a “parachute payment” within the meaning of Section 280G of the Code, (ii) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, or director of Company or any Company Subsidiary except as provided by this Agreement, (iii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of Company or any Company Subsidiary, (iv) limit Company’s, any Company Subsidiary’s or Parent’s or Merger Sub’s right to amend, modify or terminate any Benefit Plan, or (v) require any contributions or payments to fund any obligations under any Benefit Plan.
(l)    To Company’s Knowledge, the Benefit Plans (and each related trust, insurance contract or fund) are and have been established, operated and administered in compliance, in all material respects, with their terms and with the requirements of ERISA, the Code and all other applicable Laws.
(m)    No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to Company’s Knowledge, threatened with respect to any Benefit Plan and, to Company’s Knowledge, there is no reasonable basis for any such litigation or proceeding.
(n)    None of the Benefit Plans provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement in effect as of the date hereof).
(o)    Each Benefit Plan that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has, up to the date hereof, been operated and maintained, in all material respects, in operational compliance with its terms, with Section 409A of the Code and all applicable Treasury Regulations promulgated thereunder so as to avoid any Tax, penalty or interest under Section 409A of the Code.
(p)    Except (i) as would not reasonably be expected to give rise to a material liability of Company and the Company Subsidiaries, taken as a whole, or (ii) as set forth on Section 4.12(p) of the Company Disclosure Letter, to Company’s Knowledge, there are no claims pending or threatened against any existing operator or manager of any Company Property (the “Existing Manager”) by any current or former employees of such Existing Manager for which Company or any Company Subsidiary has or would reasonably be expected to have an obligation to indemnify such Existing Manager.
Section 4.13    Information Supplied. None of the information relating to Company and the Company Subsidiaries or that is provided by Company and the Company Subsidiaries in writing that will be contained in the Proxy Statement will, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation or warranty is made hereunder with respect to statements made or incorporated by reference by, or with respect to, Parent or Merger Sub.
Section 4.14    Intellectual Property.
(a)    Section 4.14(a) of the Company Disclosure Letter sets forth a true and complete list of all Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority or domain name registrar (the “Registered Intellectual Property”). All material Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. None of the material Registered Intellectual Property is subject to any pending written challenge received by Company or any Company Subsidiary relating to the ownership, use, registrability, patentability, validity or enforceability of such Registered Intellectual Property (excluding ordinary course office actions at the U.S. Patent & Trademark Office or similar Governmental Authorities).
(b)    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, Company and the Company Subsidiaries own all right, title and interest in, or have enforceable rights to use, the Company Intellectual Property and all other Intellectual Property necessary to conduct the business of Company and the Company Subsidiaries as currently conducted.
(c)    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, there are no pending Actions brought by Company or any Company Subsidiary against any Company Third Party alleging infringement of Company Intellectual Property and, to Company’s Knowledge and within the past three (3) years, no Company Third Party has infringed any material Company Intellectual Property.
(d)    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, there are no claims pending or, to Company’s Knowledge, threatened in writing against Company or any Company Subsidiary alleging a violation by Company or any Company Subsidiary of any Company Third Party’s Intellectual Property rights and, to the Company’s Knowledge, the conduct of the business of Company and the Company Subsidiaries as currently conducted does not infringe upon any Company Third Party’s Intellectual Property rights.
(e)    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, to Company’s Knowledge, there has been no unauthorized access, unauthorized acquisition or disclosure, or any loss or theft, of any material Company trade secret held by Company or any Company Subsidiary.
Section 4.15    Privacy and Data Security. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect:
(a)    Company and the Company Subsidiaries have since January 1, 2022 complied with all applicable (i) Privacy and Data Security Laws, (ii) written public policies, notices, and/or statements related to Personal Information and (iii) contractual commitments related to the processing of Personal Information (collectively, “Company Privacy Requirements”). Company and the Company Subsidiaries have all lawful bases, authorizations, rights, consents, permissions, data processing agreements and data transfer agreements and have provided all notices as required under Privacy and Data Security Laws to Process the Company Data in Company’s or any of the Company Subsidiaries’ possession or under its or their respective control. Since January 1, 2022, Company and the Company Subsidiaries have performed security risk assessments to the extent required by the Company Privacy Requirements and addressed and fully remediated all material threats and deficiencies identified in those security risk assessments.
(b)    Company and the Company Subsidiaries have established an information security program that both includes reasonable administrative, technical, and physical safeguards designed to protect the security, confidentiality, availability, and integrity of all Company Data and Company IT Systems and is appropriately implemented and maintained, and there have been no material violations of such information security program. Company has assessed its and the Company Subsidiaries’ information security program, which has proven compliant with Company Privacy Requirements in all material respects. All Personal Information and Company Data will continue to be available for Processing by Company and the Company Subsidiaries following the Closing Date on substantially the same terms and conditions as existed immediately before the Closing Date.
(c)    Company and each Company Subsidiary have at all times since January 1, 2022 used their commercially reasonable efforts to implement and maintain, commercially reasonable measures to protect Personal Information against any Security Incident. Since January 1, 2022, neither Company nor any Company Subsidiary has experienced a Security Incident, and neither Company nor any Company Subsidiary is currently investigating a potential Security Incident. In relation to any Security Incident and/or Company Privacy Requirement, none of Company or the Company Subsidiaries, have been notified or been required to notify any Person under Privacy and Data Security Laws. Since January 1, 2022, none of Company or any of the Company Subsidiaries have received any written notice, claim, or complaint, or been the subject of any investigation or enforcement action by, any Person with respect to Company’s

Processing of Personal Information. The Company and Company Subsidiaries also require third parties processing Personal Information on behalf of Company or any Company Subsidiary or otherwise receiving from, or sharing with, Company or a Company Subsidiary to comply in all material respects with applicable Privacy and Data Security Laws and for these third parties to timely notify the Company or the Company Subsidiaries of any Security Incident that affects the Company IT Systems.
(d)    The Company IT Systems are configured in accordance with, and perform, and have at all times since January 1, 2022, performed, in compliance with industry standards. The Company IT Systems have been maintained in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use. The Company IT Systems (i) are in good repair and operating condition to effectively perform all information technology operations necessary to conduct Company’s and the Company Subsidiaries’ business, (ii) do not contain any viruses or other computer code intentionally designed to disrupt, disable, or harm in any manner the operation of, or to provide unauthorized access to, any Company IT System, and (iii) do not contain unauthorized code. There has not been since January 1, 2022 any error, failure, breakdown, security breach or continued substandard performance of any Company IT Systems that has caused a material disruption or interruption in or to the operation of Company’s business. Company and the Company Subsidiaries have implemented and tested reasonable backup, security and disaster recovery technology, plans, procedures and facilities consistent with industry practice. Neither Company nor any of the Company Subsidiaries is in breach in any material respect of any contract relating to any Company IT System, or is aware of any event that, with the passage of time or the giving of notice, or both, would constitute a breach in any material respect of any contract relating to any Company IT System.
Section 4.16    Environmental Matters.
(a)    Except as set forth in Section 4.16(a) of the Company Disclosure Letter:
(i)    Company and each Company Subsidiary are and have for the last three (3) years been in material compliance with all Environmental Laws;
(ii)    Company and each Company Subsidiary have obtained and maintain all material Environmental Permits necessary to conduct their current operations and are in material compliance with such Environmental Permits, all of which are in full force and effect, and there are no proceedings pending or, to Company’s Knowledge, threatened, that seek the revocation, cancellation, suspension or material modification of any such Environmental Permit;
(iii)    neither Company nor any Company Subsidiary has received within the last three (3) years or earlier if unresolved, (A) any written request for information from any Governmental Authority pursuant to Environmental Laws, (B) any written notice, demand, letter or claim from any Person alleging that it is in material violation of, or has material liability under, any Environmental Law or with respect to Hazardous Substances, or (C) any Order issued against it. There is no Action pending, or, to Company’s Knowledge, threatened against Company or any Company Subsidiary under any Environmental Law or with respect to Hazardous Substances except as would not reasonably be expected to give rise to or result in a material liability of Company and the Company Subsidiaries (taken as a whole);
(iv)    except as would not reasonably be expected to give rise to or result in a material liability of Company and the Company Subsidiaries (taken as a whole) neither Company nor any Company Subsidiary owns or operates, and to Company’s Knowledge, none of the following are present at, on, in, or under the Company Property or Contract Property (as defined herein): (A) underground storage tanks, (B) dumps or landfills, (C) surface impoundments, (D) other units for the treatment, storage or disposal of Hazardous Substances, (E) asbestos, (F) polychlorinated biphenyls, (G) PFAS, (H) lead-based paint, or (I) toxic mold;
(v)    neither Company nor any Company Subsidiary has entered into or agreed to any Order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances; and
(vi)    (A) to the Company’s Knowledge, there has been no Release of a Hazardous Substance at, on, in, or under the Company Property, the Certain Property or any Contract Property and (B) neither Company nor any

Company Subsidiary has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location, except in the case of each of (A) and (B) as has not and would not reasonably be expected to give rise to or result in a material liability of Company and the Company Subsidiaries (taken as a whole).
(b)    Company and the Company Subsidiaries have made available to Parent all reports, site assessments, audits and material documents, in each case in their possession that relate to Company’s or any Company Subsidiary’s compliance with Environmental Laws during the past three (3) years or to the environmental condition of the Company Property, the Certain Property, the Contract Property or any real property formerly owned, operated or leased by Company or any Company Subsidiary.
Section 4.17    Properties.
(a)    Section 4.17(a)(i) of the Company Disclosure Letter sets forth a true, complete and correct list of the address and facility name of each Company Property as of the date of this Agreement. Section 4.17(a)(ii) of the Company Disclosure Letter sets forth a list of each real property that, as of the date of this Agreement, is under contract by Company or a Company Subsidiary for purchase by Company or such Company Subsidiary or that is required under a binding contract to be leased or subleased by Company or a Company Subsidiary as lessee or sublessee after the date of this Agreement (each, a “Contract Property”). Except as set forth in Section 4.17(a)(ii) of the Company Disclosure Letter, there are no written agreements to which either Company or any Company Subsidiary is a party pursuant to which either Company or any Company Subsidiary is obligated to buy, lease or sublease any real properties at some future date.
(b)    Either Company or a Company Subsidiary owns good and valid fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens.
(c)    Company and each Company Subsidiary has in effect all Property Permits or agreements, easements or other rights that are necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties, except for such failures to have in effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received (i) written notice that any Property Permit or any agreement, easement or other right that is necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties is not in full force and effect as of the date of this Agreement (or of any pending written threat of modification or cancellation of any of same), except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.
(d)    No condemnation, eminent domain or similar proceeding is pending with respect to any owned Company Property, and neither Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of Company Properties or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property, in each case, which condemnation, rezoning, eminent domain or similar proceeding, violation or any enforcement action related thereto or violation of any other Law would, individually or in the aggregate, reasonably be expected to have a material adverse effect on any Company Property or Company and the Company Subsidiaries (taken as a whole).
(e)    Except for discrepancies, errors or omissions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the information set forth in the rent rolls, together with the supporting schedules, for each Company Property, as of December 31, 2024, which rent rolls and supporting schedules have previously been made available to Parent (i) are true and correct as of such date, (ii) identify the rent payable and, where applicable, security deposit amounts currently held under the Company Leases as of such date, and (iii) indicate if discounted rates, free rent and rate locks are in effect as of such date. Other than the Company Leases set forth in the applicable rent roll for each Company Property or as otherwise disclosed in Section 4.17(e) of the Company Disclosure Letter, as of the date hereof, there are no leases, subleases, or other agreements which grant any party any right to occupy any Company Property, other than residential leases that were entered with residents of the applicable Company Property after the date of the applicable rent roll for each Company Property and prior to the date hereof, in each case in the ordinary course of business.
(f)    There are no ground leases under which Company or any Company Subsidiary is the lessee or a sublessee.
(g)    Except for Company Permitted Liens or as set forth in the Company Leases or Company Title Insurance Policies (as defined below) provided or otherwise made available to Parent (to the extent the applicable documents setting forth the rights and/or Liens referenced herein are made available to Parent) prior to the date hereof or as set forth in the Organizational Documents of the Company Subsidiaries and other entities in which Company or the Company Subsidiaries own an interest or as set forth in Section 4.17(g) of the Company Disclosure Letter, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other similar preferential rights to purchase or otherwise acquire any Company Property or any material portion thereof, and (ii) there are no other outstanding rights, agreements or letters of intent to enter into any contract for sale or ground lease to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than Company or a Company Subsidiary (a “Company Third Party”).
(h)    Except pursuant to a Company Lease, or any ground lease affecting any Company Property or as disclosed in Section 4.17(h) of the Company Disclosure Letter, neither Company nor any Company Subsidiary is a party to any agreement pursuant to which Company or any Company Subsidiary manages the development of any real property for any Company Third Party.
(i)    For each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by Company or the applicable Company Subsidiary with respect to the Company Properties that are not subject to the ground leases, and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that Company or the applicable Company Subsidiary holds with respect to each Company Property that is subject to a ground lease (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A copy of each Company Title Insurance Policy in Company’s possession has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, that, individually or in the aggregate, would be material to any Company Property.
(j)    To Company’s Knowledge, Section 4.17(j) of the Company Disclosure Letter lists each Company Property that is (i) under material development as of the date hereof (other than normal repair and maintenance), or (ii) subject to a binding agreement for material development or construction by Company or a Company Subsidiary, in each case other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.
(k)    Section 4.17(k) of the Company Disclosure Letter lists the parties (other than Company or a Company Subsidiary) currently providing third-party property management services to Company or a Company Subsidiary and identifies the Company Properties currently managed by each such party. True, complete and correct copies (in all material respects) of all agreements providing for such services (the “Property Management Agreements”) have been provided to Parent prior to the date hereof.
(l)    To Company’s Knowledge, the Company Properties (x) are supplied with utilities and other services as reasonably required for their continued operation as they are now being operated, and (y) are, to Company’s Knowledge, either (A) in good working order sufficient for their normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent or (B) scheduled for maintenance or repair in the ordinary course of business.
(m)    To Company’s Knowledge, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.
(n)    Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all material personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants or residents and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of Company’s or any of the Company Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that would not reasonably be expected to have a Company Material Adverse Effect.
(o)    Neither Company nor any Company Subsidiary has received written notice that Company or any Company Subsidiary is in violation or default under any material reciprocal easement agreement or other similar agreements to which Company or any Company Subsidiary is a party, except for violations or defaults that have been cured or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary has delivered a written default notice to a party under any reciprocal easement agreement or other similar agreements to which a member of Company or any Company Subsidiary is a party, except for defaults that have been cured or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.18    Material Contracts.
(a)    Except (i) for contracts filed as exhibits to the Company SEC Documents (ii) as set forth in Section 4.18(a) of the Company Disclosure Letter and (iii) for contracts that are terminable upon not more than thirty (30) days’ notice without a penalty or premium, neither Company nor any Company Subsidiary is a party to or bound by any contract, agreement or understanding, whether written or oral, that, as of the date hereof:
(i)    is required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Items 601(b)(2) and (10) of Regulation S-K promulgated under the Securities Act;
(ii)    obligates Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $500,000, except for any Company Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Company Property;
(iii)    contains any non-compete, non-solicit or exclusivity provisions (in each case, other than those contained in agreements with employees or independent contractors that do not contractually bind Company or any Company Subsidiary with any such non-compete, non-solicit, or exclusivity provisions) with respect to any line of business or geographic area that materially restricts the business of Company or any Company Subsidiary, or that otherwise materially restricts the lines of business conducted by Company or any Company Subsidiary or the geographic area in which Company or any Company Subsidiary may conduct business or provides for “most favored nation” rights that restrict existing or future Affiliates of Company;
(iv)    prohibits the pledging of the capital stock of Company or any Company Subsidiary or prohibits the issuance of guarantees by any Company Subsidiary;
(v)    is an agreement (other than the Organizational Documents of Company or a Company Subsidiary) that obligates Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, and employees of Company or any Company Subsidiary pursuant to which Company or a Company Subsidiary is the indemnitor;
(vi)    constitutes or governs an Indebtedness obligation of Company or any Company Subsidiary with a principal amount, individually or in the aggregate, greater than $1,000,000 or relates to the sale, securitization or servicing of loans or loan portfolios of Company or any Company Subsidiary with a principal amount, individually or in the aggregate, greater than $1,000,000;
(vii)    requires Company or any Company Subsidiary to dispose of or acquire material assets or material properties (other than in connection with the expiration of a Company Lease or a ground lease pursuant to which any third party is a lessee or sublessee on any Company Property), or involves any pending merger, consolidation or similar business combination transaction, except for any Company Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Company Property;

(viii)    for the acquisition or disposition (by merger, consolidation, purchase or sale of stock or assets or otherwise) of any entity, business, or material assets that, after the date hereof, could result in liabilities on the part of Company or any Company Subsidiary in respect of any (A) purchase price adjustment, earn-outs or contingent purchase price obligations or (B) solely in respect of any acquisition or disposition of any entity, business, or assets that constitute a business or division of Company, indemnity obligations;
(ix)    constitutes a Property Management Agreement;
(x)    constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;
(xi)    constitutes a joint venture, partnership or limited liability company or strategic alliance agreement between Company or any Company Subsidiary, on the one hand, and any third party, on the other hand;
(xii)    constitutes a loan to any Person (other than a Company Subsidiary) by Company or any Company Subsidiary (other than advances or rent relief made, in connection with or pursuant to and expressly disclosed in the Company Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties);
(xiii)    obligates Company to make any capital commitment or capital expenditure (including pursuant to any renovation, construction or development project) in excess of $250,000 per annum, other than (A) pursuant to a Company Lease or a ground lease pursuant to which any third party is a lessee or sublessee on any Company Property, (B) pursuant to a Property Management Agreement, or (C) pursuant to a Company Debt Agreement;
(xiv)    that is an employment agreement with any employee of Company or any Company Subsidiary on a full-time, part-time, temporary or other basis;
(xv)    provides for the engagement of any individual independent contractor (that is a natural person or an entity solely owned and operated by a natural person) of the Company or any Company Subsidiary providing for more than $100,000 per year in compensation;
(xvi)    is a Labor Agreement;
(xvii)    is an agreement with any professional employer organization;
(xviii)    is with a Governmental Authority;
(xix)    includes an inbound license grant under, in or to any Intellectual Property, other than licenses for Off-the-Shelf Software, any open source or free software used by Company, any licenses of Intellectual Property granted under agreements with employees or licenses of Intellectual Property that are incidental to a services or other agreement or arrangement, the primary purpose of which is something other than the grant of rights under Intellectual Property (including agreements with independent contractors and non- disclosure agreements); or
(xx)    involves any settlement of any actual litigation or arbitration which has not been fully performed or accrued for, other than, in each case, any such contracts, agreements or understandings concerning the routine collection of debts entered into in the ordinary course of business and other than, in each case, providing solely for payments under any such contract, agreement or understanding by Company or any Company Subsidiary in an amount less than $150,000.
(b)    Each contract in any of the categories set forth in Section 4.18(a) to which Company or any Company Subsidiary is a party or by which it is bound is referred to herein as a “Company Material Contract.” For the avoidance of doubt, the term “Company Material Contract” does not include any Company Leases. A true, complete and correct, in all material respects, copy of each Company Material Contract, as of the date of this Agreement, has been made available to Parent prior to the date of this Agreement.

(c)    Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable against Company and each Company Subsidiary that is a party thereto and, to Company’s Knowledge, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Company and each of the Company Subsidiaries and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Company Material Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be excepted to have a Company Material Adverse Effect. Except as set forth on Section 4.18(c) of the Company Disclosure Schedule, none of Company or any Company Subsidiary, or, to Company’s Knowledge, any other party thereto, is in breach or violation of, or default under, any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such violation, breach or default is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2022 and through the date hereof, neither Company nor any Company Subsidiary has received written notice of any material violation or material default under any Company Material Contract.
Section 4.19    Insurance. Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks which Company believes are adequate for the operation of its business and the protection of its assets. Except as set forth on Section 4.19 of the Company Disclosure Letter, as of the date hereof, there is no material claim by Company or any Company Subsidiary pending under any such insurance policies that has been denied or disputed by the insurer. Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for all Company Properties (the “Company Insurance Policies”). Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, all premiums due and payable under all Company Insurance Policies have been paid, and Company and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all Company Insurance Policies. To Company’s Knowledge, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. Since January 1, 2022 through the date hereof, no written notice of cancellation or termination has been received by Company or any Company Subsidiary with respect to any such policy that has not been replaced.
Section 4.20    Opinion of Financial Advisor. The Company Board has received an opinion of CSCA Capital Advisors, LLC (“Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Company Financial Advisor as set forth in such opinion, the Per Share Merger Consideration to be received in the Merger by the holders of Company Common Stock (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders, which opinion will be made available to Parent solely for informational purposes within two (2) Business Days after the date hereof.
Section 4.21    Approval Required. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.10, the Company Stockholder Approval is the only vote of holders of securities of Company required to approve the Merger and the other transactions contemplated by this Agreement.
Section 4.22    Brokers. Except for the fees and expenses payable to the Company Financial Advisor, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company or any Company Subsidiary.
Section 4.23    Investment Company Act. None of Company or any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.
Section 4.24    Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.10, the Company Board has taken all action necessary to render inapplicable to the Merger and the other transactions contemplated by this Agreement, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.10, to Company’s Knowledge, no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.
Section 4.25    Related Party Transactions. Except for this Agreement or as set forth in the Company SEC Documents filed from January 1, 2022 through and including the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 4.25 of the Company Disclosure Letter sets forth each agreement between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand (each, a “Company Related Party Agreement”).
Section 4.26    Anti-Corruption and Anti-Bribery. None of Company, any Company Subsidiary, any other Affiliate of Company or any director, officer, manager or employee of Company, any Company Subsidiary or any other Affiliate of Company nor, to Company’s Knowledge, any consultant, agent or other third party acting for or on behalf of Company, any Company Subsidiary or any other Affiliate of Company has, directly or indirectly, in connection with the conduct of any activity of Company, any Company Subsidiary or any other Affiliate of Company: (a) made, offered, promised or authorized any payment, loan or transfer of anything of value, including any reward, bribe, payoff, influence payment, kickback, rebate, contribution, gift, entertainment, advantage or benefit of any kind, to or for the benefit of any Person, for the purpose of (i) influencing any act or decision of such or other Person, (ii) inducing such or other Person to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature or (v) otherwise securing any improper advantage; (b) established or maintained any unlawful fund of corporate monies or other properties; (c) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; (d) in connection with any applicable Law relating to anti-corruption and/or anti-bribery matters (i) conducted or initiated any review, audit or internal investigation, (ii) made a voluntary, directed or involuntary disclosure to any Governmental Authority or (iii), in the past five (5) years, received any written notice, request or citation from any Person alleging noncompliance relating to anti-corruption and/or anti-bribery matters; or (e) violated (i) any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., (ii) the principles set out in the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or (iii) any other applicable Law relating to anti-corruption and/or anti-bribery matters. In the past five (5) years, to the Knowledge of the Company, there has been no condition or circumstance that would reasonably be expected to give rise to any liability relating to noncompliance with any applicable Law relating to anti-corruption and/or anti-bribery matters.
Section 4.27    No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 4, neither Company nor any other Person has made any representation or warranty, expressed or implied including, with respect to Company or the Company Subsidiaries or the Affiliates thereof, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company or the Company Subsidiaries, and Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Company in this Article 4, neither Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence of Company and the Company Subsidiaries, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
Article 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to Company that:
Section 5.1        Organization and Qualification. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Parent is an Affiliate of Guarantor. Merger Sub is a wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.
Section 5.2    Authority.
(a)    Each of Parent and Merger Sub has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which each of Parent and Merger Sub is a party, including the Merger. The execution and delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company action and no other limited liability company proceedings on the part of Parent and Merger Sub, respectively, are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Merger, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT and the filing of the Merger Certificate with, and acceptance for record of the Merger Certificate by, the DSOS. This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub and assuming due authorization, execution and delivery by Company, constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)    The sole member of Parent has taken all actions required for the execution of this Agreement by Parent and to approve and adopt this Agreement and to approve the consummation by Parent of the transactions contemplated by this Agreement. In addition, Parent, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement.
Section 5.3    No Conflict; Required Filings and Consents.
(a)    Assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, the execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Parent or Merger Sub, (ii) conflict with or violate any Law applicable to each of Parent and Merger Sub or by which any property or asset of each of Parent and Merger Sub is bound or (iii) require any consent or approval (except as contemplated by Section 5.3(b)) under, result in any breach of any obligation of Parent or Merger Sub under, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent or Merger Sub is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(b)    The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with, and the acceptance of the Articles of Merger for record by, SDAT pursuant to the MGCL, (iii) the filing of the Merger Certificate with, and the acceptance of the Merger Certificate for record by, the DSOS pursuant to the Delaware LLC Act, (iv) such filings as may be required in connection with state and local Transfer Taxes, (v) such filings as may be required under state securities or state “blue sky” Laws, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.4    Litigation. Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the actual knowledge of Parent, threatened against Parent, Merger Sub or any Parent Subsidiary, and (b) none of Parent, Merger Sub or any Parent Subsidiary, or any of their respective properties, is subject to any outstanding Order of any Governmental Authority.
Section 5.5    Information Supplied. None of the information supplied by Parent, Merger Sub and the Parent Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.6    Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 5.7    Available Funds. Parent will have on the Closing Date (i) sufficient cash on hand to pay the Merger Consideration and all fees and related expenses required to be paid by Parent and there will not be on the Closing Date any restriction on the use of such cash for such purpose on the terms and conditions contained in this Agreement and (ii) the resources and capabilities (financial or otherwise) to perform and satisfy the obligations of Parent and Merger Sub set forth in this Agreement, including in connection with the Merger and other transactions contemplated hereby. Parent does not have and will not have, as of the Closing Date, incurred any obligation, commitment, restriction or liability of any kind that would prevent or substantially adversely affect such resources. Each of Parent and Merger Sub acknowledges that the obligations of each of Parent and Merger Sub hereunder are not subject to any conditions regarding the ability of Parent or Merger Sub to obtain financing for the consummation of the transactions contemplated by this Agreement or otherwise.
Section 5.8    Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Assuming the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to consummate the Merger, as of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article 3 in connection with or as a result of the Merger and the other transactions contemplated by this Agreement and all related fees and expenses of Parent, Company, and their respective subsidiaries in connection therewith), the Surviving Entity will be Solvent. As used in herein, the term “Solvent” shall mean, with respect to a Person on a particular date, that on such date (i) such Person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (ii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.9    No Vote of Parent Equityholders. Except for the adoption of this Agreement by the sole equityholder of Parent, and by Parent as the sole equityholder of Merger Sub, no vote of the equityholders of Parent or Merger Sub, or the holders of any other securities of any of them (equity or otherwise), is required in order for Parent or Merger Sub to consummate the Merger and other transactions contemplated by this Agreement.
Section 5.10    Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective subsidiaries owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Company Common Stock or other securities of Company (other than as contemplated by this Agreement).
Section 5.11    Certain Arrangements. There are no contracts, undertakings, commitments or obligations, whether written or oral and whether or not legally binding, between Parent or any of its Affiliates, on the one hand, and any member of Company’s management or the Company Board or any beneficial owner of Company Common Stock, on the other hand, (a) relating in any way to the equity or capital of Company or any Company Subsidiary, the transactions contemplated by this Agreement, or the management of the Surviving Entity after the Effective Time or (b) pursuant to which any stockholder of Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or agrees to vote in favor of this Agreement and the transactions contemplated by this Agreement or agrees to vote against or otherwise oppose any Company Acquisition Proposal. Neither Parent nor Merger Sub, nor any of their respective Affiliates, has entered into any contract, arrangement or understanding expressly prohibiting any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person in connection with a transaction relating to Company or any Company Subsidiary.
Section 5.12    No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 5, none of Parent, Merger Sub or any other Person has made any representation or warranty, expressed or implied, including, with respect to Parent or Merger Sub or the Affiliates thereof, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent or Merger Sub, and Parent and Merger Sub hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this Article 5, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty to Company or any of its Affiliates or Representatives with respect to, any oral or written information presented to Company or any of its Affiliates or Representatives in the course of their due diligence of Parent and Merger Sub, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
Article 6
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1    Conduct of Business by Company.
(a)    Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (i) to the extent required by Law, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated, required or permitted pursuant to this Agreement, or (iv) as set forth in Section 6.1 of the Company Disclosure Letter, Company shall, and shall cause each of the Company Subsidiaries to (A) conduct its business in the ordinary course and in a manner consistent with past practice in all material respects and in compliance with Law in all material respects, (B) maintain the status of Company as a REIT, and (C) use commercially reasonable efforts to (1) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company or any Company Subsidiary’s control excepted), (2) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors, managers, operators, tenants, residents, and other significant third parties and (3) keep available the services of its then-current executive officers. No action by Company or a Company Subsidiary with respect to matters set forth in any provision of Section 6.1(b) for which Parent has expressly provided consent in writing or that expressly does not require Parent’s prior written consent shall be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of such relevant provision of Section 6.1(b).
(b)    Without limiting the generality of foregoing, Company covenants and agrees that, during the Interim Period, except (i) to the extent required by Law, (ii) as may be consented to in writing by Parent (which consent shall not in any case be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated, required or permitted by this Agreement, or (iv) as set forth in Section 6.1 of the Company Disclosure Letter, Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:
(i)    amend the Organizational Documents of Company, Company LP or any other Company Subsidiary, or waive the stock ownership limit under the Organizational Documents of Company;
(ii)    adjust, split, combine, reclassify or subdivide any shares of capital stock, other equity or voting securities or ownership interests of Company or any Company Subsidiary (other than any wholly owned Company Subsidiary);

(iii)    authorize, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Company or any Company Subsidiary or other equity or voting securities or ownership interests in Company or any Company Subsidiary, except for (A) the declaration and payment of dividends or other distributions by any directly or indirectly wholly owned Company Subsidiary, (B) distributions by any Company Subsidiary or any other entity in which Company owns an interest that is not wholly owned, directly or indirectly, by Company in accordance with the requirements of the Organizational Documents of such Company Subsidiary or other entity in which Company owns an interest, (C) the payment of dividends in accordance with Section 7.9, (D) the declaration and payment of any dividends or other distributions on Company RSUs pursuant to the terms thereof, and (E) in accordance with Section 6.1(c);
(iv)    purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity or voting interests of Company or a Company Subsidiary, other than (A) the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Equity Incentive Plan, (B) the acquisition by Company in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Company Equity Incentive Plan upon termination of employment or service of an award holder, (C) the redemption or purchase of Company Partnership Units to the extent required under the terms of the Company Partnership Agreement, (D) in connection with the redemption or repurchase by a wholly owned Company Subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Company or a wholly owned Company Subsidiary) or (E) in connection with redemptions made in accordance with Article VI of the Company Charter in the event that a stockholder becomes the owner of greater than 9.8% of the Company Common Stock;
(v)    except for transactions among Company and one or more wholly owned Company Subsidiaries or among one or more wholly owned Company Subsidiaries, exchanges of Company Partnership Units for Company Common Stock in accordance with the Company Partnership Agreement, or as otherwise contemplated in Section 6.1(b)(iii), Section 6.1(b)(iv), and Section 6.1(b)(vi), offer, authorize for issuance, issue, sell, pledge, dispose or otherwise encumber, any shares, units or other equity or voting interests or capital stock of any class or any other securities or equity equivalents of Company or any of the Company Subsidiaries; provided, however, that Company may issue shares of Company Common Stock (A) upon the vesting of any Company RSUs, and (B) pursuant to the Company Equity Incentive Plan to the extent required under the terms of the Company Equity Incentive Plan as in effect as of the date of this Agreement;
(vi)    merge or consolidate with any other Person or make a material investment (whether through the acquisition of stock, assets or otherwise) in any other Person, or make or agree to make any acquisition (including by merger, consolidation or acquisition of stock or assets) of any real property, material personal property, corporation, partnership, joint venture, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by Company or any wholly owned Company Subsidiary of or from an existing wholly owned Company Subsidiary or (B) any pending acquisitions set forth in Section 6.1(b)(vi) of the Company Disclosure Letter (the “Company Pending Acquisitions”);
(vii)    sell, license, mortgage, pledge, lease, assign, transfer, dispose of or encumber (other than a Company Permitted Lien), agree to or otherwise effect a deed or assignment in lieu of foreclosure with respect to, or otherwise dispose of any Company Properties (or real property that if owned by Company or any Company Subsidiaries on the date of this Agreement would be a Company Property) or any other material assets, or place or permit any Lien (other than a Company Permitted Lien) thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except for (A) dispositions set forth in Section 6.1(b)(vii) of the Company Disclosure Letter, (B) Company Leases entered into in the ordinary course of business; provided that no resident agreement may contain a rate lock whereby a resident’s rental rate is maintained for more than twelve (12) months, (C) the replacement of personal property in the ordinary course of business with personal property of equal or greater value or (D) the disposition of worn out or obsolete personal property that is not required;
(viii)    incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a consolidated Company Subsidiary);

(ix)    make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, trustees, Affiliates, agents or consultants), or make any change in its existing lending arrangements for or on behalf of such Persons, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another Person, other than (A) pursuant to Company Material Contracts in effect prior to the execution and delivery of this Agreement and set forth in Section 6.1(b)(ix) of the Company Disclosure Letter, (B) advances of reasonable business expenses to directors, officers and other employees for travel and other reimbursable expenses incurred in the ordinary course of business, (C) as required under the Organizational Documents of any Company Subsidiary, and (D) to or among Company Subsidiaries;
(x)    enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would be a Company Material Contract), except (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by Company or any Company Subsidiary, (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Company or any Company Subsidiary is a party as required or necessitated by this Agreement or the transactions contemplated hereby; provided, however, that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect Company, any Company Subsidiary or Parent or any Parent Subsidiary, or (C) the entry into any commercial leases in the ordinary course of business consistent with past practice;
(xi)    waive, release, assign, settle or compromise any Action or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would restrict the operations of Company, any Company Subsidiary or their respective businesses after the Effective Time, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only (I) the payment of any amounts (including applicable deductibles) payable under an insurance policy insuring Company or a Company Subsidiary or (II) monetary damages that (x) are equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement or (y) do not exceed $200,000 individually or $400,000 in the aggregate, (B) do not involve the imposition of injunctive relief against Company, any Company Subsidiary, Parent or the Surviving Entity, and (C) do not provide for any material liability or admission of wrongdoing by Company or any of the Company Subsidiaries (for the avoidance of doubt, this Section 6.1(b)(xi) does not apply to (x) any such matter relating to Taxes, which shall be covered by Section 6.1(b)(xvii), or (y) Actions with any present, former or purported holder or group of holders of Company Common Stock, which shall be governed by Section 7.7(b);
(xii)    (A) hire, engage or terminate (other than terminations for cause) any employee, executive officer or director of Company or any Company Subsidiary or appoint any Person to a position of executive officer or director of Company or any Company Subsidiary (other than to replace any officer or employee that departs after the date of this Agreement or in connection with the appointment of directors as may be elected by Company’s stockholders at Company’s annual meeting), (B) increase the amount, rate or terms of compensation or benefits of any of Company’s directors, trustees, officers, employees or individual independent contractors (that are natural persons or entities solely owned and operated by a natural person) of Company or any Company Subsidiary, (C) enter into or amend, or adopt or incur any liability under or with respect to, any employment, change of control, bonus, retirement, retention or severance agreement with any employee, director, or officer of Company or any Company Subsidiary or other compensation or Benefit Plan, (D) grant any rights to severance, retention, change in control or termination pay to any current or former director, individual independent contractor (that is a natural person or an entity solely owned and operated by a natural person) or current or former employee of Company or any Company Subsidiary, (E) establish, adopt, enter into, amend or terminate any Benefit Plan, collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as is required to comply with Section 409A of the Code, or (F) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any directors, employees or officers of Company or any Company Subsidiary;
(xiii)    negotiate, enter into, amend or extend any Labor Agreement or recognize or certify any Union as the bargaining representative for any employees of Company or any Company Subsidiary;

(xiv)    except (A) as required under the terms of the Company Equity Incentive Plan or Independent Directors Compensation Plan, or (B) as set forth in Section 6.1(b)(xiv) of the Company Disclosure Letter, grant, confer, award or modify the terms of any options, warrants, convertible securities, restricted stock, phantom shares, equity- based compensation or other rights to acquire, or denominated in, any of Company’s or any of the Company Subsidiaries’ capital stock or other voting securities or equity interests;
(xv)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2024, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;
(xvi)    enter into any new line of business or form any new Company Subsidiaries;
(xvii)    enter into any agreement that would limit or otherwise restrict Company or any of the Company Subsidiaries or any of their successors from engaging in or competing in any line of business or owning property in, whether or not restricted to, any geographic area;
(xviii)    (A) enter into or modify in a manner materially adverse to Company any Company Tax Protection Agreement, (B) make, change or rescind any material election relating to Taxes, (C) change a material method of Tax accounting, (D) amend any material Tax Return or file any material Tax Return inconsistent with past practice other than as required by applicable Law, (E) settle or compromise any material federal, state, local or non-U.S. Tax liability, audit, claim or assessment, (F) enter into any material closing agreement related to Taxes, (G) surrender any right to claim any material Tax refund, or (H) consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than in the ordinary course of business);
(xix)    take any action that would, or fail to take any action the failure of which to be taken would, reasonably be expected to cause (A) Company to fail to qualify as a REIT or (B) any entity in which Company directly or indirectly owns an interest to cease to be treated as any of (x) a partnership or disregarded entity for federal income tax purposes, or (y) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, in the case of clause (B)(x), which action or failure would have a Company Material Adverse Effect;
(xx)    adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Company or any Company Subsidiaries (including undertake any action as part of a pre-Closing step or restructuring that would result in an increase in any Taxes, except as otherwise contemplated by this Agreement);
(xxi)    form any new partnerships or joint ventures;
(xxii)    make or commit to make any capital expenditures in excess of $250,000 individually, or $1,000,000 in the aggregate, other than (A) in conjunction with emergency repairs (provided that, to the extent reasonably practicable, Company shall consult with Parent in advance regarding the nature and estimated amount of any such capital expenditures), (B) as required by Law or as required pursuant to the terms of any Indebtedness, lease or Company Material Contract in effect as of the date of this Agreement or otherwise permitted by this Section 6.1(b), or (C) capital expenditures that (in the aggregate) do not exceed the amount equal to the amount allocated for capital expenditures in Company’s 2025 budget, which has been made available to Parent prior to the date hereof, plus ten percent (10%);
(xxiii)    amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with Company Financial Advisor in a manner materially adverse to Company or any Company Subsidiary or Parent, or engage other financial advisers in connection with the transactions contemplated by this Agreement;
(xxiv)    permit any material insurance policy naming Company or any Company Subsidiary or any of their respective directors or officers as a beneficiary or an insured or a loss payable payee, or Company’s directors and officers liability insurance policy, to be (A) canceled or terminated unless such entity shall have obtained an

insurance policy with substantially similar terms and conditions to the canceled or terminated policy, or (B)    allowed to expire unless such entity shall have used commercially reasonable efforts to obtain an insurance policy with substantially similar terms and conditions to the expired policy; provided that, with respect to any renewal of any such policy, Company shall (A) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (B) provide Parent a reasonable opportunity to review and consider the terms of any such policy and consider in good faith any comments Parent may provide to Company with respect to the terms of any such policy;
(xxv)    sell, assign, transfer, abandon, exclusively license or otherwise license outside of the ordinary course of business, any material Intellectual Property of Company or any Company Subsidiaries; or
(xxvi)    authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
(c)    Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company from taking any action or refraining to take any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to Company, is reasonably necessary for Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including, making dividend or other distribution payments to stockholders of Company or holders of Company Partnership Units in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) or to qualify or preserve the status of any entity in which Company directly or indirectly owns an interest as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code; provided that prior to taking any such action pursuant to this Section 6.1(c), Company and the Company Subsidiaries shall inform Parent in writing of such action and shall consult with and cooperate with Parent in good faith to minimize the adverse effect of such action to Company and Parent. In the event Company makes dividends or distributions required for Company to maintain its status as a REIT under the Code or to avoid the incurrence of any income or excise Taxes by Company pursuant to this Section 6.1(c) (a “Permitted REIT Dividend”), the Per Share Merger Consideration shall be appropriately reduced to reflect the full effect of the Permitted REIT Dividend.
Section 6.2    Other Actions. Each Party agrees that, during the Interim Period, except as contemplated by this Agreement, such Party shall not, directly or indirectly, without the prior written consent of the other Parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.
Section 6.3    No Control of Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct Company or any of Company’s operations prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent and no consent of Company shall be required with respect to any matter set forth in Article 6 or elsewhere in the Agreement to the extent that the requirement of such consent would violate any applicable Law.
Article 7
ADDITIONAL COVENANTS
Section 7.1    Preparation of the Proxy Statement; Stockholders Meeting.
(a)    As promptly as reasonably practicable following the date of this Agreement, Company shall prepare the Proxy Statement and, after providing Parent a reasonable opportunity to review and comment upon such Proxy Statement, which comments Company shall consider in good faith, file the preliminary Proxy Statement with the SEC. Company shall use commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement. Company shall, promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, (i) in accordance with applicable Law and the Organizational Documents of Company, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting and (ii) cause the definitive Proxy Statement to be mailed to Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by Company without affording Parent an opportunity to review and comment, and Company shall consider in good faith any comments on such materials reasonably proposed by Parent; provided, further, however, that notwithstanding anything to the contrary in this Agreement, in no event, prior to the No-Shop Period Start Date (or, solely in the event there is an Excluded Party, the Cut-Off Time), shall Company be required to (x) establish a record date for, duly call, give notice of, convene or hold the Company Stockholder Meeting or (y) file the Proxy Statement in definitive form or mail the Proxy Statement to Company stockholders. Company will promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the other transactions contemplated by this Agreement. Prior to responding to any comments of the SEC or members of its staff, Company shall provide Parent with a reasonable opportunity to consult and review such response and Company shall consider in good faith any comments on such response reasonably proposed by Parent. Parent and Merger Sub will cooperate with Company in connection with the preparation of the Proxy Statement, including promptly furnishing to Company any and all information regarding Parent and Merger Sub and their respective affiliates (including Guarantor) as may be required to be disclosed therein. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 7.3. Notwithstanding the foregoing provisions of this Section 7.1(a), if, on a date for which the Company Stockholder Meeting is scheduled, Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, Company shall make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies to obtain quorum or votes in favor of the approval of this Agreement; provided that the Company Stockholder Meeting shall not be postponed or adjourned to a date that is more than ten (10) Business Days prior to the Outside Date.
(b)    If, at any time prior to the receipt of the Company Stockholder Approval, Company or Parent discovers any information relating to Company or Parent, or any of their respective Affiliates, that, in the reasonable judgment of Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Company. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.14, Section 5.5, and this Section 7.1, any information concerning or related to Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.
Section 7.2    Access to Information; Confidentiality.
(a)    During the Interim Period, to the extent permitted by applicable Law and contracts, and subject to the reasonable restrictions imposed from time to time upon advice of counsel, Company shall, and shall cause each of Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel and records and, during such period, Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent and its Representatives all information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, Company shall not be required by this Section 7.2(a) to provide Parent or its Representatives with access to or to disclose information in Company’s reasonable judgment (A) would be subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement (if Company has used commercially reasonable efforts to obtain permission or consent of such third party to such disclosure), (B) the disclosure of which would violate any Law applicable to Company, the Company Subsidiaries or any of their Representatives, or (C) would be subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of loss of privilege to Company or the Company Subsidiaries. Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of Company and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Prior to the Effective Time, except as permitted in accordance with Section 7.19 and Section 7.21, Parent shall not, and shall cause its respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which Company or any Company Subsidiary has a business relationship (including tenants/subtenants) regarding the business of Company and the Company Subsidiaries or this Agreement and the transactions contemplated hereby without the prior written consent of Company (provided that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict Parent and its Representatives and Affiliates from contacting such parties in pursuing the business of Parent operating in the ordinary course). Prior to the Eﬀective Time, neither Parent nor Merger Sub, nor any of their respective Representatives, shall have the right to conduct invasive environmental testing or sampling at any of the facilities or properties of Company or any Company Subsidiaries without Company’s consent.
(b)    Parent will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information relating to Company and the Company Subsidiaries, including any such information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect with respect to such information pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.
Section 7.3    No Solicitation; Company Acquisition Proposals.
(a)    Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. (New York City time) on March 10, 2025 (the “No-Shop Period Start Date”), Company and the Company Subsidiaries and their Representatives shall have the right to: (i) solicit, seek, initiate, encourage or facilitate any inquiries or the submission or announcement of or other making of any bid, proposal or offer from, any Person with respect to, or that could reasonably be expected to lead to, a Company Acquisition Proposal (an “Inquiry”), including by providing information (including nonpublic information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, Company and the Company Subsidiaries to any Person (and its Representatives, including potential financing sources and operating partners) pursuant to a Company Acceptable Confidentiality Agreement; provided, however, that any nonpublic information concerning Company or the Company Subsidiaries that is provided to such Person (or its Representatives) shall, to the extent not previously provided to Parent or its Representatives, be provided to Parent or its Representatives, or Parent and its Representatives shall be provided access to such nonpublic information, prior to or substantially concurrently with the time it is provided to such Person (and in any event within thirty-six (36) hours thereafter), (ii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources and operating partners) with respect to a Company Acquisition Proposal or potential Company Acquisition Proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any Inquiries, and (iii) cooperate with or assist or participate in or facilitate any Company Acquisition Proposal or any such Inquiries or any effort or attempt to make any Company Acquisition Proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for a Company Acquisition Proposal or amendment to a Company Acquisition Proposal to be made to Company. Within thirty-six (36) hours after the No-Shop Period Start Date, Company shall (x) notify Parent in writing of the identity of each Person from whom Company received a Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, (y) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date and (z) provide to Parent a copy of any Company Acquisition Proposal made in writing and any other written terms or proposals provided (including financing commitments) to Company or any of the Company Subsidiaries in connection with any Company Acquisition Proposal and any modifications to the financial and other material terms thereof (which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal). Promptly after the No-Shop Period Start Date (and, in any event, within two (2) Business Days thereafter), Company shall (I) except if Company has already done so in respect of the applicable confidentiality agreement, request each Person (other than Parent, its affiliates and their respective Representatives) that has executed (within two (2) years prior to the date hereof) a confidentiality agreement in connection with any Inquiry, Company Acquisition Proposal or its consideration of any Company Acquisition Proposal to promptly return or destroy all nonpublic information furnished to such Person by or on behalf of Company or any of the Company Subsidiaries prior to the No-Shop Period Start Date and (II) terminate any data room or other diligence access to each such Person (and its Representatives); provided that Company shall not be required to take any such action in respect of any Excluded Party unless and until such Person or group ceases to be an Excluded Party (in which case all references in this sentence to the No-Shop Period Start Date shall be read as the date on which such Person or group ceases to be an Excluded Party).

(b)    Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by this Section 7.3, from and after the No- Shop Period Start Date, Company agrees that it shall, and shall cause each of the Company Subsidiaries and its and their respective officers and directors to, and shall direct its and their other Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal. Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by this Section 7.3, from the No-Shop Period Start Date until the earlier of the termination of this Agreement in accordance with Article 9 and the Effective Time, Company agrees that it shall not, and shall cause each of the Company Subsidiaries and its and their respective officers and directors not to, and shall not authorize and shall use commercially reasonable efforts to cause its and their other Representatives, not to, directly or indirectly through another Person, (i) solicit, entertain, initiate or knowingly encourage or knowingly facilitate any Inquiry, (ii) enter into, engage, continue or otherwise participate in any discussions or negotiations with any Person (other than Parent and its Representatives) relating to or otherwise in furtherance of, or that would reasonably be expected to lead to, any Company Acquisition Proposal or Inquiry, (iii) approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) any Company Acquisition Proposal, (iv) furnish or otherwise disclose to any Person (other than Parent and its Representatives) any information or knowingly grant any Person (other than Parent and its Representatives) access to its properties, assets, books, contracts, personnel or records in connection with or in response to any Company Acquisition Proposal, including for the purpose of determining whether to make or pursue any inquiries or proposals relating to any Company Acquisition Proposal, (v) other than a Company Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar contract, agreement or arrangement with any Person providing for or relating to a Company Acquisition Proposal or requiring Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (v), other than a Company Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (vi) propose or agree to do any of the foregoing. Notwithstanding the commencement of Company’s obligations under Section 7.3(b)(i), (ii), (iv) and (vi) (with respect to clause (vi) solely in respect of clauses (i), (ii), and (iv)) on the No-Shop Period Start Date, the Parties agree that Company and its Representatives may continue to engage in the activities described in Section 7.3(a) with respect to each Excluded Party (for so long as such Person or group is an Excluded Party) following the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, including with respect to any amended or revised Company Acquisition Proposal submitted by an Excluded Party following the No-Shop Period Start Date and the restrictions in Section 7.3(b)(i), (ii), (iv) and (vi) (with respect to clause (vi) solely in respect of clauses (i), (ii), and (iv)) shall not apply with respect to an Excluded Party (for so long as such Person or group is an Excluded Party).
(c)    Notwithstanding anything to the contrary in this Agreement, at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, Company and the Company Subsidiaries may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Company Acquisition Proposal by a third party (including any Person or group of Persons who has ceased to be an Excluded Party, after such Person or group of Persons has ceased to be an Excluded Party, and such Company Acquisition Proposal shall not be deemed to be solicited by reason of the fact that such Person or group of Persons was solicited while an Excluded Party) made after the date of this Agreement (that did not result from a breach of this Section 7.3, it being agreed that Company may correspond in writing with any Person making such a written Company Acquisition Proposal to request clarification of the terms and conditions thereof solely so as to determine whether such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and may inform such Person of the provisions of this Section 7.3) (i) furnish information to such third party (and such third party’s Representatives, including potential financing sources and operating partners) making such Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, Company receives from the third party an executed Company Acceptable Confidentiality Agreement, and (B) any information concerning Company or the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent or its Representatives, be provided to Parent or its Representatives, or Parent and its Representatives shall be provided access to such nonpublic information, prior to or substantially concurrently with the time it is provided to such Person (and in any event within thirty-six (36) hours thereafter), and (ii) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s Representatives, including potential financing sources and operating partners) with respect to the Company Acquisition Proposal if, in the case of each of clauses (i) and (ii), the Company Board determines in good faith, after consultation with its outside legal counsel and its financial advisors, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal. It is understood and agreed that any disclosures, discussions or negotiations expressly permitted under this Section 7.3(c), if conducted in compliance with this

Section 7.3(c), shall not constitute an Adverse Recommendation Change or otherwise constitute a basis for Parent to terminate this Agreement.
(d)    From and after the No-Shop Period Start Date, Company shall notify Parent promptly (but in no event later than thirty-six (36) hours) after receipt of any Company Acquisition Proposal or any request for nonpublic information regarding Company or any Company Subsidiary by any third party that informs Company that it is considering making, or has made, a Company Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with Company regarding a possible Company Acquisition Proposal. Such notice shall be made in writing and shall identify the Person making such Company Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Company Acquisition Proposals or Inquiries, to the extent known (including, if applicable, providing copies of any written Company Acquisition Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). From and after the No-Shop Period Start Date, Company shall also promptly (and in any event within thirty-six (36) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides nonpublic information to any Person in each case in accordance with Section 7.3(c)(i), and of any change to the financial and other material terms and conditions of any Company Acquisition Proposal and shall otherwise keep Parent reasonably informed of the status and terms of any Company Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or material correspondence relating thereto (which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). Neither Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidential or similar agreement that would prohibit it from providing such information to Parent.
(e)    Except as permitted by this Section 7.3(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), the Company Board Recommendation, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement (any of the actions described in clauses (i), (ii) and (iii) of this Section 7.3(e), an “Adverse Recommendation Change”), or (iv) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit Company or any Company Subsidiary to enter into, any Alternative Acquisition Agreement (other than a Company Acceptable Confidentiality Agreement entered into in accordance with this Section 7.3). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may (A) effect an Adverse Recommendation Change if an Intervening Event has occurred and the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its duties under applicable Law, or (B) if Company has not breached this Section 7.3(e) or Section 7.3(f) (other than, in the case of Section 7.3(f), any breach that has a de minimis effect) and has not breached the other subsections of this Section 7.3 in any material respect, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(d)(ii) if the Company Board has received a Company Acquisition Proposal that the Company Board in good faith determines, after consultation with outside legal counsel and financial advisors, constitutes a Company Superior Proposal, after having complied (other than any non-compliance that has a de minimis effect) with, and giving effect to all of the adjustments which may be offered by Parent pursuant to Section 7.3(f), and such Company Acquisition Proposal is not withdrawn.
(f)    The Company Board shall only be entitled to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(d)(ii) as permitted under Section 7.3(e) if (i) Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that Company intends to take such action, identifying the Person making the Company Superior Proposal and describing the material terms and conditions of the Company Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Company Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by Company shall not constitute an Adverse Recommendation Change and shall not permit Parent to terminate this Agreement), (ii) during the three (3) Business Day period following Parent’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such third (3rd) Business Day (the “Notice of Change Period”), Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Company Superior Proposal ceases to constitute a Company Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such

Adverse Recommendation Change; and (iii) following the end of the Notice of Change Period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and its financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Company Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Company Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect an Adverse Recommendation Change would be inconsistent with its duties under applicable Law. Any amendment to the financial terms or any other material amendment of such a Company Superior Proposal shall require a new Notice of Change of Recommendation, and Company shall be required to comply again with the requirements of this Section 7.3(f); provided, however, that the Notice of Change Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such second (2nd) Business Day.
(g)    Nothing contained in this Agreement shall prohibit Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Company that is required by applicable Law or if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change); provided, however, that neither Company nor the Company Board shall be permitted to recommend that the stockholders of Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 7.3(e).
(h)    Company shall not, and shall not permit any Company Subsidiary to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which Company or any Company Subsidiary is a party, except solely to allow the applicable party to make a non-public Company Acquisition Proposal to the Company Board or to allow the disclosure of information to financing sources and operating partners. Other than in connection with the consummation of the Merger or the other transactions contemplated by this Agreement, Company and the Company Board shall not take any actions to exempt any person from the “Common Share Ownership Limit” or “Aggregate Share Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 9.1(d)(ii).
(i)    Company shall not submit to the vote of its stockholders any Company Acquisition Proposal other than the Merger prior to the termination of this Agreement in accordance with its terms.
(j)    Parent acknowledges and agrees that no actions taken by Representatives of any third parties that hold interests in Company Subsidiaries shall be a breach of this Section 7.3, so long as Company has not authorized or directed, and has caused each of the Company Subsidiaries and its and their respective officers and directors not to authorize or direct, directly or indirectly through another Person, such third parties to take such actions in violation of this Section 7.3.
Section 7.4    Public Announcements. Except with respect to any Adverse Recommendation Change or, solely to the extent permitted pursuant to Section 7.3(g), Company Acquisition Proposal (or release, announcement or disclosure in connection therewith), or any action taken pursuant to, and in accordance with, Section 7.3, so long as this Agreement is in effect, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and, except as otherwise permitted or required by this Agreement, none of the parties hereto shall issue any such press release or make any such public statement or filing prior to obtaining the consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed); provided that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement as may be required by Law, Order or the applicable rules of any stock exchange, in which case such Party shall consult with the other Party before making such public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement, except to the extent it is not reasonably practicable to do so. The Parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement, and shall make such joint press release no later than one (1) Business Day following the date on which this Agreement is signed.

Section 7.5    Indemnification; Directors’ and Officers’ Insurance.
(a)    From and after the Effective Time, Parent and the Surviving Entity shall, jointly and severally, for a period of six (6) years from the Effective Time: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Closing Date, serving as a manager, director, officer, trustee, or fiduciary of Company or any of the Company Subsidiaries and acting in such capacity (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, as provided in the Organizational Documents or as provided in indemnification agreements of Company or any of the Company Subsidiaries in all cases in connection with any Claim with respect to matters occurring on or before the Effective Time and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified; provided that Parent shall not be liable for any amounts paid in settlement effected without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). As used in this Section 7.5(a), (I) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to (x) matters that relate to such Indemnified Party’s duties or service as a manager, director, officer, trustee, employee, agent, fiduciary, advisor or Person acting in a similar capacity of Company or any of the Company Subsidiaries or, to the extent such Person is or was serving at the request or for the benefit of Company or any of the Company Subsidiaries, any other entity or any Benefit Plan maintained by any of the foregoing at or prior to the Closing, and (y) this Agreement or any of the transactions contemplated hereby, including the Merger; and (II) the term “Claim Expenses” means all reasonable and documented out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.5(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Parent shall not settle, compromise or consent to the entry of any judgment in any actual or threatened Claim in respect of which indemnification has been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, or such Indemnified Party otherwise consents thereto in writing.
(b)    Without limiting the foregoing, Parent and the Surviving Entity agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, now existing in favor of the current or former managers, directors, officers, trustees, agents, fiduciaries, advisors or Persons acting in similar capacities of the Indemnified Parties as provided in the Organizational Documents and indemnification agreements of Company or any of the Company Subsidiaries shall survive and continue in full force and effect in accordance with their terms for a period of six (6) years following the Effective Time. For a period of six (6) years following the Effective Time, the organizational documents of the Surviving Entity and any applicable Company Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of managers, directors, officers, trustees, agents, fiduciaries, advisors or Persons acting in similar capacities than are set forth in the Organizational Documents of each of Company and the Company Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Effective Time in any manner that would affect adversely the rights thereunder of any Indemnified Party, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.
(c)    For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Entity to maintain in effect Company’s current directors’ and officers’ liability insurance covering each Person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the Effective Time; provided that in lieu of Parent’s obligation hereunder, (i) Parent may substitute therefor policies of an insurance company with the same or better credit rating as Company’s or the applicable Company Subsidiary’s current insurance carrier the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than Company’s or the applicable Company Subsidiary’s existing policies as of the date hereof, or (ii) Company may obtain extended reporting period coverage under Company’s or the applicable Company Subsidiary’s existing insurance programs (to be effective as of the Closing) or purchase a “tail” policy for a period of six (6) years after the Closing, as applicable, for a cost not in excess of three (3.0) times the current premiums for such insurance; and provided, further, that in no event shall Parent be required to pay premiums for insurance under this Section 7.5(c) in excess of three hundred percent (300%) of the most recent premiums paid by Company or the applicable Company Subsidiary, as applicable, prior to the date of this Agreement for such purpose, it being understood that if the premiums of such insurance coverage exceed such amount, Parent shall nevertheless be obligated to provide such coverage as may be obtained for such three hundred percent (300%) amount.
(d)    If Parent or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.
(e)    Parent shall, and shall cause the Surviving Entity to, pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.5; provided that such Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under applicable Law.
(f)    The provisions of this Section 7.5 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 7.5), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent, Company and the Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.5 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise. Nothing in this Agreement, including this Section 7.5, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Company, any of its Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 7.5 is not prior to, or in substitution for, any such claims under any such policies. The provisions of this Section 7.5 shall survive the consummation of the Mergers.
Section 7.6    Appropriate Action; Consents; Filings.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of Company and Parent shall and shall cause the Company Subsidiaries, Merger Sub and the other Parent Subsidiaries, respectively, and their respective Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, any and all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the taking of any and all actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, the giving of any notices to Governmental Authorities or other Persons and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, including complying expeditiously with any and all information and document requests by any Governmental Authority in connection with any investigation of the transactions contemplated hereby, (iii) subject to Section 7.7(c), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or restraining order entered by any court or other Governmental

Authority vacated or reversed, and the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.
(b)    Each of the Parties shall, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable and legally permitted, the Parties or their Representatives shall have the right to review in advance, and each of the Parties will consult the others on, all the information relating to such Parties and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.6 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, none of Company, Parent or Merger Sub shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority (except that confidential, competitively sensitive business information may be excluded from such a meeting or conversation).
Section 7.7    Notification of Certain Matters; Transaction Litigation.
(a)    Subject to applicable Law, Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement.
(b)    Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, if (i) any representation or warranty made by it contained in Article 4 or Article 5, as applicable, becomes untrue or inaccurate in any material respect such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification (or failure to give such notification) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by Company, Parent or their respective Representatives to provide such prompt notice under Section 7.7(b) or Section 7.7(d) shall not constitute a failure to perform or comply for purposes of Section 8.2(b), Section 8.3(b) or Section 9.1(b)(i).
(c)    Subject to applicable Law, Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of any Action commenced relating to or involving such Party or any Company Subsidiary, Parent Subsidiary or any Affiliate thereof, respectively, that relates to this Agreement, the Merger or the other transactions contemplated by this Agreement. Company and its Representatives shall give Parent the opportunity to reasonably participate in the defense and settlement of any litigation against Company or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Parent, Company or any Parent Subsidiary or Company Subsidiary other than the payment of money and the amount of such settlement shall be fully covered by insurance proceeds. Parent and its Representatives shall give Company the opportunity to reasonably participate in the defense and settlement of any litigation against Parent relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Parent, Company or any Parent Subsidiary or Company Subsidiary other than the payment of money.
(d)    Each of Company and Parent agrees to give prompt written notice to the other Party upon obtaining Knowledge of the occurrence or impending occurrence of any Event relating to it or any Parent Subsidiary or Company Subsidiary, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.
Section 7.8    Section 16 Matters. Prior to the Effective Time, Company shall take all such steps as may be reasonably necessary or advisable to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.9    Dividends. In the event that a distribution with respect to the shares of Company Common Stock or Company Partnership Units permitted under the terms of this Agreement has a record date prior to the Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of Company Common Stock or Company Partnership Units on the Closing Date immediately prior to the Effective Time.
Section 7.10    Company DRIP; Company Share Repurchase Program. The Company Board shall not adopt any resolutions or take any other actions to lift the suspension of either (a) the Company DRIP or (b) the Company Share Repurchase Program prior to the Effective Time, and shall adopt such resolutions or take such other actions as may be required to terminate each of (a) the Company DRIP and (b) the Company Share Repurchase Program as of the Effective Time; provided that, for the avoidance of doubt, such terminations shall be conditioned on the consummation of the Merger.
Section 7.11    Termination of 401(k) Plan Participation. If requested in writing by Parent no later than ten (10) Business Days prior to the Closing Date, the Company Board (or the appropriate governing body) shall adopt such resolutions or take such other actions as may be required to terminate participation as an adopting employer of the TriNet Select 401(k) Plan, effective as of the day immediately prior to the Closing Date. The form and substance of such resolutions and any other actions taken in connection with the foregoing termination shall be subject to the review and approval of Parent (which approval is not to be unreasonably withheld, conditioned, or delayed).
Section 7.12    Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.
Section 7.13    Tax Representation Letters. Company shall use reasonable best efforts to (i) obtain or cause to be provided the opinion of counsel referred to in Section 8.2(e), and (ii) deliver to Merger Sub, Hogan Lovells US LLP and Morrison & Foerster LLP, tax counsel to Company (or other counsel to Company reasonably satisfactory to Company and Parent), a tax representation letter, dated as of the Closing Date and signed by an officer of Company, substantially in the form of Exhibit B or otherwise reasonably acceptable to such Company tax counsel and Parent, containing representations of Company reasonably necessary or appropriate to enable such tax counsel to Company (or other counsel to Company reasonably satisfactory to Company and Parent) to render the opinion described in Section 8.2(e).
Section 7.14    Merger Sub; Subsidiaries. Parent shall cause Merger Sub (and after the Closing, the Surviving Entity) and any other applicable Parent Subsidiary or Affiliate thereof to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub to consummate the Merger on the terms and subject to the conditions set forth in this Agreement. Company shall cause each of the Company Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement.

Section 7.15    Transfer Taxes. Parent and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Closing, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Stock, all Transfer Taxes.
Section 7.16    Deregistration of Company Securities. Parent and the Surviving Entity shall use their commercially reasonable efforts to cause the Company Common Stock to be de- registered under the Exchange Act promptly following the Effective Time.
Section 7.17    Payments at Closing. At least two (2) Business Days prior to the Closing Date, Company shall deliver to Parent reasonably satisfactory documentation setting forth the amounts of all fees, costs and expenses payable by Company or any Company Subsidiary to their respective advisors for their services in connection with the transactions contemplated hereby that will remain unpaid on the Closing Date (including the identity of each recipient, dollar amounts, wire instructions and any other information necessary for Parent to effect the final payment in full thereof) (the “Company Transaction Expenses”), and indicating that upon receipt of such amounts that all such Company Transaction Expenses shall have been paid in full (the “Payoff Instructions”). At the Closing, Parent shall pay by wire transfer of immediately available funds to the accounts designated in the Payoff Instructions the full amount of the Company Transaction Expenses, as set forth in, and in accordance with, the Payoff Instructions. Notwithstanding anything to the contrary in this Agreement, Company’s breach of any of the covenants required to be performed by it under this Section 7.17 shall not be considered in determining the satisfaction of the condition set forth in Article 8.
Section 7.18    Other Transactions. During the Interim Period, Company shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) identify certain assets that Parent may desire to be purchased by one or more Parent Subsidiaries or Affiliates of Parent from one or more Company Subsidiaries as part of one or more “like-kind exchanges” under Section 1031 of the Code by such Parent Subsidiaries, (b) identify certain assets that Parent may desire to be purchased by one or more Company Subsidiaries from one or more Parent Subsidiaries or Affiliates of Parent as part of one or more “like-kind exchanges” under Section 1031 of the Code by such Company Subsidiaries, (c) cause such purchases or sales referred to in the foregoing clauses (a) and (b) to be completed pursuant to such terms as may be designated by Parent and as may be necessary for such purchases or sales to constitute part of one or more like-kind exchanges under Section 1031 of the Code, (d) sell or cause to be sold Company Properties, stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by Company or one or more Company Subsidiaries at a price and on such other terms as designated by Parent (including selling or causing to be sold one or more Company Properties (or one or more Company Subsidiaries that own Company Properties) identified by Parent to Parent or one or more Parent Subsidiaries or Affiliates of Parent in one or more sales structured as a taxable cash sale prior to the Merger), (e) form new Company Subsidiary entities and cooperate with Parent in making entity classification elections on IRS Form 8832 for such entities and (f) subject to Section 7.19, exercise any right of Company or a Company Subsidiary to terminate or cause to be terminated any contract to which Company or a Company Subsidiary is a party (any action or transaction described in clause (a) through (f), a “Parent-Approved Transaction”); provided that (i) neither Company nor any of the Company Subsidiaries shall be required to take any action in contravention of (A) any Organizational Document of Company or any of the Company Subsidiaries, (B) any Company Material Contract or Company Lease, or (C) applicable Law, (ii) any such exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of Company or Company Subsidiaries to incur any liabilities with respect thereto, shall (A) be contingent upon all of the conditions set forth in Article 8 having been satisfied (or, with respect to Section 8.2, waived) and receipt by Company of a written notice from Parent stating that Parent and Merger Sub are prepared to proceed immediately with the Closing and (B) with respect to the transactions described in clause (f) above, not occur prior to the Closing (it being understood that in any event the transactions described in clauses (a), (b), (c), (d) and (e) above will be deemed to have occurred prior to the Closing); provided that if the Closing does not occur, the Parties shall take all action necessary to reverse or otherwise not consummate any such transactions, without any liability to Company or any Company Subsidiary), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent or Merger Sub under this Agreement, including the amount of or timing of payment of the applicable Merger Consideration or the obligation to complete the Merger in accordance with the terms of this Agreement and (iv) neither Company nor any Company Subsidiaries shall be required to take any such action that could adversely affect the classification as a REIT prior to the Effective Time of Company or could subject Company to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes) or would be reasonably likely to prevent counsel from delivering the opinion described in Section 8.2(e). Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of Company or any of the Company Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 7.18. Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute a Company Acquisition Proposal for purposes of Section 9.3(b)(i). Parent shall promptly upon request by Company, reimburse Company or Company Subsidiaries for all reasonable and documented out-of-pocket costs incurred by Company or Company Subsidiaries in connection with any actions taken by Company or Company Subsidiaries in accordance with this Section 7.18 (including reasonable and documented fees and expenses of their Representatives). Parent and Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions in accordance with this Section 7.18; provided, however, that the foregoing indemnity shall not apply with respect to any losses arising out of or resulting from the bad faith, gross negligence, or willful misconduct by Company, Company Subsidiaries, or any of its or their respective Affiliates or Representatives.
Section 7.19    Cooperation with Manager Transitions. After the No-Shop Period Start Date (or, solely in the event there is an Excluded Party, the Cut-Off Time), upon the written request of Parent, Company shall reasonably cooperate with Parent in taking any or all of the actions set forth on Section 7.19 of the Company Disclosure Letter. Parent shall promptly upon request by Company, reimburse Company or Company Subsidiaries for all reasonable and documented out-of-pocket costs incurred by Company or the applicable Company Subsidiaries in connection with any actions taken by Company or Company Subsidiaries in accordance with this Section 7.19 (including reasonable fees and expenses of their Representatives). Parent and Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions in accordance with this Section 7.19; provided, however, that the foregoing indemnity shall not apply with respect to any losses arising out of or resulting from the bad faith, gross negligence, or willful misconduct by Company, Company Subsidiaries, or any of its or their respective Affiliates or Representatives. Without limiting the foregoing, none of the representations, warranties or covenants of Company shall be deemed to apply to, or deemed breached or violated by, any of the actions contemplated by this Section 7.19.
Section 7.20    Resignation of Directors and Officers. Except as set forth in Section 7.20 of the Company Disclosure Letter, prior to the Effective Time, Company shall cause each member of the Company Board and each director, manager and officer of Company and each Company Subsidiary (other than any directors, managers and officers designated by Parent in writing to Company prior to the Closing) to execute and deliver a letter effectuating his or her resignation as a director, manager and/or officer (but not as an employee) of Company or any Company Subsidiary, as applicable, effective immediately prior to, and subject to the occurrence of, the Effective Time.
Section 7.21    Debt Payoff or Assumption Cooperation.
(a)    Company shall use its commercially reasonable efforts to provide, and shall cause the Company Subsidiaries to, and shall cause its and their respective Representatives to use their respective commercially reasonable efforts to, provide, subject to the obligations of Parent and Merger Sub to reimburse and indemnify Company as set forth in Section 7.21(e), all cooperation reasonably requested by Parent in writing that is reasonably necessary in arranging any financing arrangements (including assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations or prepayments of existing financing arrangements) in connection with the completion of the Merger or the other transactions contemplated hereby; provided that Parent shall control all decisions with respect to such financing arrangements. Such requested cooperation by Company and the Company Subsidiaries shall include (i) using commercially reasonable efforts to cooperate with Parent and Parent’s counsel so that Parent or Parent’s counsel is able to deliver legal opinions required to be delivered in connection with Parent’s financing arrangements, and (ii) to the extent requested in writing at least five (5) Business Days prior to the required date, delivering all documentation and other information with respect to Company and the Company Subsidiaries that are required by any regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. It is understood and agreed that a failure to consummate any financing shall not, in and of itself, constitute a failure by Company to satisfy its obligations under this Section 7.21(a).
(b)    Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to, as soon as reasonably practicable after (and not prior to) the receipt of a written request from Parent to do so, on the terms and conditions specified by Parent and in compliance with all applicable terms and conditions of the applicable Company Debt Agreement, seek any amendment to or waiver or consent under any of the Company Debt Agreements or pursue any approach reasonably chosen by Parent to the assumption, defeasance, satisfaction and discharge, constructive satisfaction and discharge, refinancing, repayment, repurchase, redemption, termination, amendment, guarantee, purchase, unwinding or other treatment of, the Company Debt Agreements and the indebtedness incurred pursuant thereto (any such transaction, a “Debt Transaction”), and Company hereby authorizes Parent and its Representatives to discuss any such Debt Transaction with such lenders and counterparties in connection with such Debt Transaction; provided that Parent provide Company reasonable prior written notice of any such substantive discussion and provide Company or its Representatives the opportunity to attend (whether by telephone, videoconference or in person) any such substantive discussion. Company shall use commercially reasonable efforts to, and shall cause the Company Subsidiaries to use commercially reasonable efforts to, cause its and their respective Representatives to provide cooperation and assistance reasonably requested by Parent in writing in connection with the Debt Transactions (including taking all corporate (or comparable) action reasonably necessary to authorize the execution and delivery of any documentation necessary or desirable to implement the Debt Transactions that is approved or provided by Parent (the “Debt Transaction Documents”) to be entered into prior to Closing and delivering all officer’s certificates and legal opinions required to be delivered in connection therewith); provided that the effectiveness of any such Debt Transaction Documents or, in the case of a notice of prepayment or redemption, such prepayment or redemption, shall be expressly conditioned on the Closing unless otherwise mutually agreed by the Parties.
(c)    For any Indebtedness for borrowed money that Parent reasonably requests in a written notice to be terminated by Company (such notice to be delivered to Company as soon as practicable after the date hereof but in no event later than ten (10) days prior to Closing), Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions to facilitate the termination at the Effective Time of such Indebtedness for borrowed money (the “Payoff Indebtedness”), the repayment in full on the Closing Date of all obligations in respect of the Payoff Indebtedness thereunder, and the release on the Closing Date of any Liens securing such Payoff Indebtedness (including guarantees) in connection therewith; provided, however, that the foregoing shall not apply (and Company and the Company Subsidiaries shall not be obligated to take such actions) if such actions are not permitted by the applicable Company Debt Agreement; provided, however, further, that neither Company nor the Company Subsidiaries shall be required to take any such action that is not conditioned upon the occurrence of the Closing. In furtherance and not in limitation of the foregoing, Company and the Company Subsidiaries shall use commercially reasonable efforts to deliver to Parent (i) a draft payoff letter (a “Payoff Letter”) with respect to the Payoff Indebtedness and (ii) at least three (3) Business Days prior to the Closing Date, an executed Payoff Letter with respect to the Payoff Indebtedness, in form and substance reasonably satisfactory to Parent and customary for transactions of this type, from the Persons (or the applicable agent on behalf of the Persons) to whom such Payoff Indebtedness is owed, which Payoff Letters together with any related release documentation shall, among other things, (x) include the payoff amount and (y) provide that Liens (and guarantees), if any, granted in connection with such Payoff Indebtedness relating to the assets, rights and properties of Company and the Company Subsidiaries securing or relating to such Indebtedness, shall, upon the payment of the amount set forth in the applicable Payoff Letter at or prior to the Effective Time, be released and terminated.
(d)    Notwithstanding anything to the contrary in this Agreement, in connection with the cooperation set forth in Section 7.21(a)-Section 7.21(c), (A) such requested cooperation shall not (i) materially or unreasonably disrupt the operations of Company and the Company Subsidiaries or (ii) cause material competitive harm to Company and the Company Subsidiaries if the transactions contemplated by this Agreement are not consummated, (B) nothing in this Section 7.21 shall require cooperation to the extent that it would (y) cause any condition to the Closing set forth in Article 8 to not be satisfied or (z) cause any breach of this Agreement, (C) none of Company or any Company Subsidiary shall be required to (1) pay any commitment or other similar fee or reimburse any expense related to a financing arrangement prior to the Effective Time that is not advanced by Parent and Merger Sub, (2) approve any document or other matter, enter into any agreement or commitment or incur or assume any liability of any kind, in each case, in connection with any financing arrangements prior to the Effective Time, (3) deliver or obtain opinions of internal or external counsel or provide any other certification that would be effective prior to the Effective Time, (4) provide access to or disclose information where Company determines that such access or disclosure could jeopardize the attorney-client or similar privilege or contravene any Law or Material Contract, (5) take any action that would conflict with, contravene or violate Company or any Company Subsidiary’s Organizational Documents, any Material Contract or any Law, (6) deliver any financial statements to the extent not already available to Company or readily produced by the Company without material burden or out-of-pocket expense, (7) waive or amend any terms of this Agreement or any other contract to which Company or any Company Subsidiary is party, (8) make any representations, warranties or certifications as to which Company or any Company Subsidiary has, in its good faith, determined is not true or (9) provide any cooperation or information that does not pertain to Company or any Company Subsidiaries, (D) none of the directors of Company, acting in such capacity shall be required, (i) with respect to any new financing arrangement which does not relate to a Company Debt Agreement, to execute, deliver or enter into or perform any agreement, document or instrument or adopt any resolutions approving the agreements, documents and instruments pursuant to which the financing arrangement is obtained, and (ii) with respect to any financing arrangement which relates to a Company Debt Agreement, to execute, deliver or enter into or perform any agreement, document or instrument which modifies, amends, or terminates any Company Debt Agreement, prior to the Effective Time; and (E) none of Company nor any Company Subsidiary nor their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument (other than the authorization and representation letters contemplated above, and any pre-negotiation agreement or other agreement which is (i) required by a lender under any Company Debt Agreement, and (ii)    does not modify the terms of such Company Debt Agreement) with respect to the financing arrangement that is not contingent upon the Closing or that would be effective prior to the Effective Time and the directors and managers of the Company Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the financing arrangement is obtained, in each case which are effective prior to the Closing. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 7.21 represent the sole obligation of Company, the Company Subsidiaries, their Affiliates and their respective directors, officers or employees with respect to cooperation in connection with the arrangement of the financing arrangement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall Company be in breach of any of Section 7.21(a), Section 7.21(b) and Section 7.21(c) because of its failure to deliver any financial or other information that is not currently available or readily preparable in the ordinary course of business at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants. Notwithstanding anything to the contrary in this Agreement, Company’s breach of any of the covenants required to be performed by it under this Section 7.21 shall not be considered in determining the satisfaction of the conditions set forth in Article 8, unless such breach is a willful and material breach. In no event shall the receipt or availability of any funds or any financing (including any financing contemplated by Section 7.21(a)) by Parent, Merger Sub or any of their respective Affiliates or any other financing be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.
(e)    All material non-public or otherwise confidential information regarding Company and the Company Subsidiaries obtained by Parent, Merger Sub or any of their respective Representatives pursuant to this Section 7.21 shall be kept confidential in accordance with the Confidentiality Agreement; provided that Company agrees that Parent may share non- public or otherwise confidential information with actual or potential financing sources subject to confidentiality protections customary for such transactions. Parent shall promptly upon request by Company, reimburse Company or Company Subsidiaries for all reasonable and documented out-of-pocket costs incurred by Company or Company Subsidiaries in connection with any actions taken by Company or Company Subsidiaries in accordance with this Section 7.21 (including reasonable fees and expenses of their Representatives, but excluding any costs arising out of or resulting from the Indemnity Exceptions). Parent and Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions in accordance with this Section 7.21, except in the event such matters arose out of or result from (i) information furnished in writing by or on behalf of Company, the Company Subsidiaries or its or their respective Affiliates or Representatives for use in connection with any Debt Transaction, or (ii) the bad faith, gross negligence or willful misconduct by Company, the Company Subsidiaries or any of its or their respective Affiliates or Representatives (clauses (i) and (ii) collectively, the “Indemnity Exceptions”).
Article 8
CONDITIONS
Section 8.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to this Agreement to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Parties, at or prior to the Closing, of the following conditions:

(a)    Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter.
(b)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any Governmental Authority of competent jurisdiction prohibiting or restraining consummation of the Merger or any other transaction contemplated hereby shall be in effect, and no Law shall have been enacted, entered or promulgated by any Governmental Authority of competent jurisdiction after the date hereof that, in any case, makes illegal the consummation of the Merger.
Section 8.2    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Closing, of the following additional conditions:
(a)    Representations and Warranties. (i) The representations and warranties set forth in Section 4.1 (Organization and Qualification; Subsidiaries) (except Section 4.1(c) and Section 4.1(d)), Section 4.2 (Capital Structure) (except Section 4.2(a)), Section 4.3 (Authority), Section 4.20 (Opinion of Financial Advisor), Section 4.21 (Approval Required), Section 4.22 (Brokers), Section 4.23 (Investment Company Act), and Section 4.24 (Takeover Statutes) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.7(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (iii) the representations and warranties set forth in Section 4.2(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (iv) each of the other representations and warranties of Company contained in Article 4 shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, (B) in the case of clause (i), without giving effect to any materiality qualifications set forth in such representations and warranties (but, for the avoidance of doubt, applying any Company Material Adverse Effect qualifications set forth in such representations and warranties) and (C)    in the case of clause (iv), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth in such representations and warranties) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    Performance of Covenants and Obligations of Company. Company shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement at or prior to the Closing.
(c)    Material Adverse Effect. On the Closing Date, there shall not exist any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)    Delivery of Certificates. Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by Company’s chief executive officer on behalf of Company, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b), and Section 8.3(c) have been satisfied.
(e)    Opinion Relating to REIT Qualification of Company. Company and Merger Sub, as successor to Company, shall have received the written opinion of Morrison & Foerster LLP (or other counsel to Company reasonably satisfactory to Company and Parent), on which Merger Sub shall be entitled to rely, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A, to the effect that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with its taxable year ended December 31, 2019 through its taxable year ending with the Merger (which opinion shall be based upon the representation letter described in Section 7.13 and shall be subject to customary assumptions, exceptions, limitations and qualifications).
(f)    Pre-Closing Restructuring. Company shall have completed the Pre- Closing Restructuring in accordance with Section 2.7.

Section 8.3    Conditions to Obligations of Company. The obligations of Company to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Company, at or prior to the Closing, of the following additional conditions:
(a)    Representations and Warranties. (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.7 (Available Funds), and Section 10.14(e)(vi) (Available Funds) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 5.2 (Authority) and Section 5.6 (Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (iii) each of the other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, (B) in the case of clause (i), without giving effect to any materiality qualifications set forth in such representations and warranties (but, for the avoidance of doubt, applying any Company Material Adverse Effect qualifications set forth in such representations and warranties) and (C) in the case of clause (iii), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)    Performance of Covenants or Obligations of Parent. Parent shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement at or prior to the Closing.
(c)    Delivery of Certificates. Parent shall have delivered to Company a certificate, dated the date of the Closing and signed by an authorized signatory of Parent on behalf of Parent and Merger Sub, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.
Article 9
TERMINATION AND FEES
Section 9.1    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, notwithstanding the receipt of the Company Stockholder Approval (except as otherwise specified in this Section 9.1):
(a)    by mutual written consent of each of Parent and Company;
(b)    by either Parent or Company:
(i)    if the Merger shall not have been consummated on or before October 29, 2025 (the “Outside Date”); provided that if, as of October 29, 2025, the conditions set forth in Section 8.1(a) shall not have been satisfied but all of the other conditions set forth in Article 8 have been satisfied or waived (or in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the Outside Date shall automatically be extended to November 28, 2025, which date shall thereafter be deemed to be the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party to comply with any provision of this Agreement shall have been the principal cause of, or principally resulted in, the failure of the Merger to be consummated by the Outside Date (it being understood that a failure to comply with this Agreement by Merger Sub shall be deemed a failure to comply by Parent for all purposes of this Agreement);
(ii)    if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining or otherwise permanently prohibiting the Merger, and such Order or other action shall have become final and non- appealable; provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the failure of such Party to comply with any provision of this Agreement shall have been the principal cause of, or principally resulted in, the issuance of such final, non-appealable Order or taking of such other action by such Governmental Authority (it being understood that a failure to comply with this Agreement by Merger Sub shall be deemed to failure to comply by Parent for all purposes of this Agreement); or

(iii)    if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement was taken; provided that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any Party where the failure to obtain the Company Stockholder Approval is principally caused by, or principally resulted from, any action or failure to act that constitutes a material breach of this Agreement;
(c)    by Parent:
(i)    if Company shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b) (a “Company Terminating Breach”), and (B) such Company Terminating Breach has not been waived by Parent and either cannot be cured or, if capable of cure, is not cured by the earlier of (1) forty-five (45) days after written notice of such Company Terminating Breach is delivered by Parent to Company and (2) two (2) Business Days prior to the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i); or
(ii)    if, prior to obtaining the Company Stockholder Approval, (A) the Company Board shall have effected an Adverse Recommendation Change, (B) Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a Company Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Company’s stockholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer, or (C) the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after the date a Company Acquisition Proposal shall have been publicly announced (or if the Company Stockholder Meeting is scheduled to be held within ten (10) Business Days from the date a Company Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Company Stockholder Meeting is scheduled to be held), it being understood that Company Board will have no obligation to take such actions on more than one occasion in respect of any specific Company Acquisition Proposal (unless such Company Acquisition Proposal has been publicly materially modified, in which case the Company Board shall take such action within ten (10) Business Days after the date such material modification is made public, it being understand that Company Board will have no obligation to take such actions on more than one occasion in respect of any specific material modification); or
(d)    by Company:
(i)    if Parent shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.3(a) or Section 8.3(b) (a “Parent Terminating Breach”), and (B) such Parent Terminating Breach has not been waived by Company and either cannot be cured or, if capable of cure, is not cured by the earlier of (1) forty-five (45) days after written notice of such Company Terminating Breach is delivered by Company to Parent and (2) two (2) Business Days prior to the Outside Date; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or
(ii)    if, prior to obtaining the Company Stockholder Approval, the Company Board has approved, and concurrently with the termination hereunder, Company enters into a definitive agreement providing for the implementation of a Company Superior Proposal; provided that Company shall have (A) complied in all material respects with its obligations under Section 7.3 and (B) previously or concurrently paid the Company Termination Fee in accordance with Section 9.3(b).
Section 9.2    Notice of Termination; Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Company, except that the Confidentiality Agreement and the provisions of Section 7.2(b) (Confidentiality), Section 7.4 (Public Announcements), Section 7.18 (Other Transactions), Section 7.19 (Cooperation with Manager Transitions), Section 7.21 (Debt Payoff or Assumption Cooperation), this Section 9.2, Section 9.3 (Fees and Expenses), and Article 10 (General Provisions) and the definitions of all defined terms appearing in such sections, shall survive such termination of this Agreement; provided that no such termination shall relieve any party hereto from any liability or damages resulting from any fraud in connection with this Agreement or any willful and material breach of any of its covenants or agreements set forth in this Agreement prior to such termination of this Agreement, in which case the aggrieved party hereto shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “willful and material breach” means a deliberate action taken or deliberate failure to act that the breaching party actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; provided that, notwithstanding the foregoing, the failure of a party hereto to consummate the Merger when the relevant conditions to the Merger set forth in Article 8 have been satisfied or waived and such party is obligated to effectuate the Closing pursuant to Section 2.2 will, in and of itself, constitute a willful and material breach.
Section 9.3    Fees and Expenses.
(a)    Except as otherwise provided in this Section 9.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.
(b)    In the event that:
(i)    (A)(1) this Agreement is terminated by either Company or Parent pursuant to Section 9.1(b)(i) or Parent pursuant to Section 9.1(c)(i), and after the date hereof and prior to such termination, a Company Acquisition Proposal (with, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%) has been publicly announced or otherwise publicly communicated to the Company Board and has not been publicly withdrawn prior to such termination or (2) this Agreement is terminated by Company or Parent pursuant to Section 9.1(b)(iii), and prior to the Company Stockholder Meeting, a Company Acquisition Proposal has been publicly announced or otherwise publicly communicated to Company’s stockholders and has not been publicly withdrawn at least five (5) Business Days prior to the Company Stockholder Meeting, and (B) prior to the date that is twelve (12) months after the date of such termination, a transaction in respect of a Company Acquisition Proposal is consummated or Company enters into an Alternative Acquisition Agreement that is later consummated;
(ii)    this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii); or
(iii)    this Agreement is terminated by Company pursuant to Section 9.1(d)(ii);
then, in any such event, Company shall pay to Parent the Company Termination Fee minus, if previously paid pursuant to Section 9.3(c), the Expense Amount, it being understood that in no event shall Company be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (x) at the time of consummation of any transaction contemplated by a Company Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(i), (y) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(ii), and (z) prior to or concurrently with such termination, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(iii).
(c)    If this Agreement is terminated by Parent pursuant to Section 9.1(c)(i), then Company shall pay, or cause to be paid, to Parent the Expense Amount, it being understood that in no event shall Company be required to pay the Expense Amount on more than one occasion. Payment of the Expense Amount shall be made by wire transfer of same day funds to an account designated by Parent, within two (2) Business Days after the date of such termination.
(d)    Each of Company and Parent acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement and that neither the Company Termination Fee nor the Expense Amount is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee or the Expense Amount, as the case may be, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. If Parent receives the full payment of the Company Termination Fee pursuant to Section 9.3(b) under circumstances where a Company Termination Fee was payable, or full payment of the Expense Amount pursuant to Section 9.3(c) under circumstances where the Expense Amount was payable, the receipt by Parent of the Company Termination Fee or Expense Amount, as the case may be, shall be the sole and exclusive remedy for any and all losses or damages suffered by Parent, Merger Sub or any of their respective affiliates or Representatives in connection with this Agreement (and the termination hereof), the Merger and the other transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination (subject, in the case of the Expense Amount, to any Company Termination Fee that may become payable pursuant to Section 9.3(b)(i)). If Company fails promptly to pay any amounts due pursuant to Section 9.3(b) or Section 9.3(c), as applicable, and, in order to obtain such payment, Parent commences a suit that results in a judgment against Company for the amounts set forth in Section 9.3(b) or Section 9.3(c), as applicable, Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 9.3(b) or Section 9.3(c), as applicable, from the date of termination of this Agreement until the date such payment was actually made at a rate per annum equal to the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made.
Section 9.4    Payment of Amount.
(a)    In the event that Company is obligated to pay the Company Termination Fee pursuant to Section 9.3(b) or the Expense Amount pursuant to Section 9.3(c) (as applicable, the “Section 9.3 Amount”), Company shall pay to Parent from the Section 9.3 Amount, in accordance with the next sentence, an amount equal to the lesser of (A) the Section 9.3 Amount and (B) the sum of (1) the maximum amount that can be paid to Parent without causing Parent or its applicable Affiliate to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by Parent’s (or its applicable Affiliate’s) independent certified public accountants, plus (2) in the event Parent receives either (X) a letter from Parent’s (or its applicable Affiliate’s) counsel indicating that Parent (or its applicable Affiliate) has received a ruling from the IRS described in Section 9.4(b)(ii) or (Y) an opinion from Parent’s (or its applicable Affiliate’s) outside counsel as described in Section 9.4(b)(ii), an amount equal to the Section 9.3 Amount less the amount payable under clause (1) above. To secure Company’s obligation to pay these amounts, Company shall (if requested by Parent) deposit into escrow an amount in cash equal to the Section 9.3 Amount with an escrow agent selected by Parent and on such terms (subject to Section 9.4(b)) as shall be mutually agreed upon by Parent, Company and the escrow agent as reflected in an escrow agreement among such escrow agent, Parent and Company; provided that the payment or deposit into escrow shall be at Parent’s option. The payment or deposit into escrow of the Section 9.3 Amount pursuant to this Section 9.4(a) shall be made at the time Company is obligated to pay Parent such amount pursuant to Section 9.3(b) by wire transfer of same day funds.
(b)    The escrow agreement shall provide that the Section 9.3 Amount in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (i) a letter from Parent’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to Parent without causing Parent or its applicable Affiliate to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Parent’s (or its applicable Affiliate’s) accountants revising that amount, in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent’s (or its applicable Affiliate’s) counsel indicating that Parent (or its applicable Affiliate) received a ruling from the IRS holding that the receipt by Parent of the Section 9.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Parent’s (or its applicable Affiliate’s) outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Section 9.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 9.3 Amount to Parent. Company agrees to amend this Section 9.4 at the reasonable request of Parent in order to (x) maximize the portion of the Section 9.3 Amount that may be distributed to Parent hereunder without causing Parent (or its applicable Affiliate) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Parent’s (or its applicable Affiliate’s) chances of securing a favorable ruling described in this Section 9.4(b) or (z) assist Parent (or its applicable Affiliate) in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.4(b). Company shall be deemed to have satisfied its obligations pursuant to this Section 9.4 so long as it deposits into escrow the Section 9.3 Amount, notwithstanding any delay or reduction in payment to Parent, and shall have no further liability with respect to payment of the Section 9.3 Amount. The portion of Section 9.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.4. The escrow agreement shall provide that Parent shall bear all costs and expenses under the escrow. Parent shall fully indemnify Company and hold Company harmless from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow agreement.
Article 10
GENERAL PROVISIONS
Section 10.1    Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing, including any rights arising out of any breach of such covenants, shall terminate at the Closing. This Section 10.1 shall not limit Article 2, Article 3, Section 7.5, Section 10.14 or any covenant or agreement of the parties hereto that by its terms contemplates performance after the Closing.
Section 10.2    Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and delivered (i) in person, (ii) by electronic mail including a .pdf attachment (providing confirmation of transmission), or (iii) sent by prepaid overnight courier (providing proof of delivery), to the parties hereto at the following addresses (or at such other addresses as shall be specified by the applicable party by like notice):
(a)    if to Company to:
NorthStar Healthcare Income, Inc. 575 Lexington Avenue, 14th Floor
New York, NY 10022
Attention: General Counsel
Email: aharrington@NorthStarHealthcareREIT.com
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP 2100 L Street NW, Suite 900
Washington, DC 20037
Attention:    Alice Connaughton
Joseph P. Sulzbach
Email:        aconnaughton@mofo.com
jsulzbach@mofo.com
(b)    if to Parent or Merger Sub to:
c/o Welltower OP LLC
4500 Dorr Street
Toledo, Ohio 43615
Attention: General Counsel
Email: MMcqueen@Welltower.com; legalnotice@welltower.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention:    Stacey McEvoy
Email:    stacey.mcevoy@hoganlovells.com

(c)    if to Guarantor to:
Welltower OP LLC 4500 Dorr Street
Toledo, Ohio 43615
Attention: General Counsel
Email: MMcqueen@Welltower.com; legalnotice@welltower.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention:    Stacey McEvoy
Email:    stacey.mcevoy@hoganlovells.com

All notices, requests, claims, consents, demands and other communications under this Agreement shall be deemed duly given or made (A) if delivered in person, on the date delivered, (B) if sent by electronic mail (providing confirmation of transmission), on the date it was received, or (C) if sent by prepaid overnight courier, on the next Business Day (providing proof of delivery). For the avoidance of doubt, counsel for any party hereto may send notices, requests, claims, consents demands or other communications on behalf of such party.
Section 10.3    Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any Law or public policy in any jurisdiction, then as to that jurisdiction (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 10.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto (including by means of electronic delivery). Facsimile and electronic (e.g., .pdf format) transmission of any signed original document shall be deemed the same as delivery of an original. Each party hereto intends that any electronic signatures complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) constitute original signatures binding upon such party and that an electronic copy or counterpart of this Agreement containing signatures (original or electronic) of such party shall be deemed to be an original counterpart of this Agreement.
Section 10.5    Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto, or between any of them, with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for the provisions of Article 3 (which, from and after the Effective Time, shall be for the benefit of holders of shares of Company Common Stock and holder of Company RSUs immediately prior to the Effective Time and holders of Company LTIP Awards), Section 7.5 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), and Section 10.14 (which, from and after the Effective Time, shall be for the benefit of the holders of shares of Company Common Stock and the Indemnified Parties). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.7 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.6    Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the parties hereto by action taken or authorized by the Company Board or Parent, in its capacity as sole member of Merger Sub, respectively, at any time before or after receipt of the Company Stockholder Approval and prior to the Closing; provided that after the Company Stockholder Approval has been obtained, there shall not be any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of shares of Company Common Stock or the holders of Company RSUs, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 10.7    Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, subject to the requirements of applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.
Section 10.8    Governing Law. The filing of the Merger Certificate shall be governed by, and construed in accordance with, the Laws of the State of Delaware. Except as provided in the immediately preceding sentence, this Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflicts of Law principles (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.
Section 10.9    Consent to Jurisdiction. Each party hereto irrevocably agrees and consents (a) to submit itself to the exclusive jurisdiction of and forum of the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland (the “Chosen Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement, (b) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) not to commence any action, suit or proceeding relating thereto except in the Chosen Courts, (d) that it waives any objection to the laying of venue of any Action in the Chosen Courts and agrees not to plead or claim in the Chosen Courts that such litigation brought therein has been brought in any inconvenient forum, (e)    that service of any process, summons, notice or document by registered mail to such party’s address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court and further agrees, in the case of any action relating to this Agreement or the transactions contemplated hereby in the Chosen Courts, (f) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Chosen Courts and (g) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any Action to the Chosen Courts. Nothing in this Agreement shall limit or affect the rights of any party hereto to pursue appeals from any judgments or order of the Chosen Courts as provided by Law. Each party hereto agrees, (x) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party’s agent for acceptance of legal process, and (y) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (x) or (y) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

Section 10.10    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
Section 10.11    Remedies.
(a)    Except as otherwise provided in Section 9.3(c), Section 10.11(b) or elsewhere in this Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
(b)    The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement, including the Parties’ obligations to consummate the Merger and the obligation of Parent or Merger Sub to pay, and the right of the holders of Company Common Stock and the holders of Company RSUs right to receive, the Merger Consideration pursuant to the Merger, subject to the terms and conditions of this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that prior to the valid termination of this Agreement pursuant to Article 9, the non-breaching party hereto shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of damages or otherwise (including the Parties’ obligations to consummate the Merger and the obligation of Parent or Merger Sub to pay, and the right of the holders of Company Common Stock and the holders of Company RSUs to receive the Merger Consideration pursuant to the Merger, subject in each case to the terms and conditions of this Agreement), in addition to any other remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby waives (a) any defense in an Action for specific performance that a remedy at law would be adequate to prevent or restrain breaches or threatened breaches and (b) any requirement under any Law to post a security as a prerequisite to obtaining equitable relief. Each party hereto agrees that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right no party hereto would have entered into this Agreement. For the avoidance of doubt, the parties hereto may pursue both a grant of specific performance or other equitable remedies to the extent permitted by this Section 10.11 and the payment of damages as contemplated by Section 9.2, but shall not be entitled or permitted to receive an award of damages if specific performance or other equitable remedies are awarded and consummation of the Merger occurs and shall not be entitled or permitted to receive an award of specific performance or other equitable remedies if damages are awarded.
Section 10.12    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY HERETO WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.12.
Section 10.13    Authorship. The parties hereto agree that the terms and language of this Agreement are the result of negotiations among the parties hereto and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party hereto. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
Section 10.14    Guarantee.
(a)    To induce Company to enter into this Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to Company, the Surviving Entity and their successors and assigns the due and punctual payment and performance of each covenant, obligation, debt, duty and liability of Parent and Merger Sub, as applicable, under this Agreement as it may be amended, modified, restated or otherwise changed (the “Guaranteed Obligations”).
(b)    This guaranty is an absolute, unconditional, primary and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. Guarantor expressly waives any requirement that any Person exhaust any right, remedy or power or proceed against Parent or Merger Sub (or any of their successors or assigns) under this Agreement or against any other Person under any other guaranty of, or security for, any of the Guaranteed Obligations. Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against Company, the Surviving Entity or their successors and assigns, or any express intended third party beneficiary of any Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor. This guarantee may not be revoked or terminated and will remain in full force and effect without interruption and until fully discharged will be binding on Guarantor and its successors and assigns.
(c)    If and whenever Parent or Merger Sub defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Guarantor shall immediately, fully, punctually and unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on Company, the Surviving Entity or their successors and assigns as such Person would have received if the Guaranteed Obligations had been duly performed and satisfied by Parent and Merger Sub.
(d)    This guaranty is to be a continuing guaranty and accordingly is to remain in force until all the Guaranteed Obligations have been performed or satisfied. This guaranty is in addition to and without prejudice to and not in substitution for any rights that Company, the Surviving Entity or their successors and assigns and any third-party beneficiary (as expressly set forth in this Agreement) may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment in full of all of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) to the extent of those defenses to the payment of the Guaranteed Obligations that Parent or Merger Sub has (A) arising from fraud or material breach of this Agreement by Company or (B) under the specific and express terms of this Agreement.
(e)    Guarantor represents and warrants to Company as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows:
(i)    Organization and Qualification. Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has the requisite organizational power and authority to own, lease, hold, encumber and operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to in any way prevent, impede, delay or otherwise increase the risk that the Guarantor will not be able to fully perform the Guaranteed Obligations, as and when due, in accordance with this Agreement (a “Guarantor Material Adverse Effect”).
(ii)    Authority.
(A)    Guarantor has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery and performance by the Guarantor of this Agreement and the consummation by Guarantor of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Guarantor are necessary to authorize this Agreement. This Agreement has been duly authorized, executed and delivered by Guarantor and assuming due authorization, execution and delivery by Company constitutes a legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(B)    Guarantor has taken all actions required for the execution of this Agreement by Guarantor and to approve and adopt this Agreement and to approve the consummation by Guarantor of the transactions contemplated by this Agreement.
(iii)    No Conflict; Required Filings and Consents.
(A)    The execution and delivery of this Agreement by Guarantor does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Guarantor, (ii) conflict with or violate any Law applicable to Guarantor or by which any property or asset of Guarantor is bound or (iii) require any consent or approval under, result in any breach of any obligation of Guarantor under, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Guarantor pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Guarantor is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Guarantor Material Adverse Effect.
(B)    The execution and delivery of this Agreement by Guarantor does not, and the performance of this Agreement by Guarantor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with, and the acceptance of the Articles of Merger for record by, SDAT pursuant to the MGCL, (iii) the filing of the Merger Certificate with, and the acceptance of the Merger Certificate for record by, the DSOS pursuant to the Delaware LLC Act, (iv) such filings as may be required in connection with state and local Transfer Taxes, (v) such filings as may be required under state securities or state “blue sky” Laws, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Guarantor Material Adverse Effect.
(iv)    Litigation. Except as, individually or in the aggregate, would not reasonably be expected to have a Guarantor Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the actual knowledge of Guarantor, threatened against Guarantor or any Guarantor Subsidiary, and (b) neither Guarantor nor any Guarantor Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.
(v)    Information Supplied. None of the information supplied by Guarantor specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(vi)    Available Funds. Guarantor has and will have on the Closing Date (i) sufficient cash on hand to pay the Merger Consideration and all fees and related expenses required to be paid by Parent and there will not be on the Closing Date any restriction on the use of such cash for such purpose on the terms and conditions contained in this Agreement and (ii) the resources and capabilities (financial or otherwise) to perform and satisfy the obligations of Parent and Merger Sub set forth in this Agreement, including in connection with the Merger and other transactions contemplated hereby. Guarantor does not have and will not have, as of the Closing Date, incurred any obligation, commitment, restriction or liability of any kind that would prevent or substantially adversely affect such resources. Guarantor acknowledges that the obligations of Guarantor hereunder are not subject to any conditions regarding the ability of Guarantor, Parent or Merger Sub to obtain financing for the consummation of the transactions contemplated by this Agreement or otherwise.
(vii)    Solvency. Guarantor is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Assuming the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to consummate the Merger, as of the Effective Time and immediately after giving effect to the Merger and, if applicable, the Guaranteed Obligations (including the payment of all amounts payable pursuant to Article 3 in connection with or as a result of the Merger and the other transactions contemplated by this Agreement and all related fees and expenses of Guarantor, Parent, Company, and their respective subsidiaries in connection therewith), Guarantor will be Solvent (as defined in Section 5.8).
(viii)    No Vote of Guarantor Equityholders. No vote of the equityholders of Guarantor or the holders of any other securities of Guarantor (equity or otherwise), is required in order for Guarantor to perform its obligations under this Agreement.
(ix)    Ownership of Company Common Stock. Neither Guarantor nor any of its subsidiaries owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Company Common Stock or other securities of Company (other than as contemplated by this Agreement).
(x)    Parent Ownership. Guarantor is an Affiliate of Parent.
(f)    As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that, subject to the last sentence of Section 10.14(d), any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub or any other fact or circumstances (other than any limitation imposed by this Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the primary obligor in respect of that Guaranteed Obligation, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Section 10.14, irrespective of whether any action is brought against Parent, Merger Sub or any other Person or whether Parent, Merger Sub or any other Person is joined in any such action or actions, and the obligations of the Guarantor hereunder shall transfer, automatically and without any further action by the Guarantor or Parent, to any assignee of Parent’s or Merger Sub’s obligations under this Agreement. Without limiting the generality of the foregoing, (i) Guarantor hereby expressly waives to the fullest extent permitted by Law: (A) any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by Company except as expressly set forth in this Agreement (if so set forth); (B) promptness, diligence, notice of acceptance of this guaranty, and of the creation or existence of any of the Guaranteed Obligations, notice of any Guaranteed Obligations incurred and of any action by Company in reliance hereon or in connection herewith; (C) presentment, demand for payment, notice of default, dishonor or nonpayment or nonperformance, protest and notice of protest with respect to the Guaranteed Obligations and all other notices of any kind (other than notices expressly required to be provided to Guarantor under this Agreement); (D) any requirement that suit be brought against, or any other action by Company, the Surviving Entity, their successors and assigns and any third-party beneficiary (as expressly set forth in this Agreement) be taken against, or any notice of default or other notice be given to, or any demand be made on, Parent, Merger Sub or any other Person, or that Company proceed against or exhaust any security or pursue any other remedy, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor; (E) all defenses which may be available by virtue of any valuation, stay, statute of limitations, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by this Agreement, any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Parent or Merger Sub and all suretyship defenses generally (other than defenses to the payment in full of the Guaranteed Obligations that are available to Parent or Merger Sub, as applicable, under this Agreement) and (ii) the liability of Guarantor under this Agreement and the Guaranteed Obligations shall be irrevocable and enforceable irrespective of (and Guarantor hereby expressly waives to the fullest extent permitted by Law any defense now or in the future arising by reason of): (A) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (B) any sale, exchange, release, or non-perfection of any property standing as security for the Guaranteed Obligations, or any release, amendment, waiver, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (C) failure, omission, delay, waiver, or refusal by Company, the Surviving Entity, their successors and assigns and any third-

party beneficiary (as expressly set forth in this Agreement) to exercise, in whole or in part, any right or remedy held by such Person with respect to the Guaranteed Obligations; (D) any change in the existence, structure, or ownership of Guarantor, Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding; (E) the addition, substitution or release of any entity or other Person with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by this Agreement; (F) the adequacy of any means Company may have of obtaining payment or performance related to the Guaranteed Obligations; (G) the right by statute or otherwise to require Company to institute suit against Parent, Merger Sub, Guarantor or any of their respective Affiliates or to exhaust any rights and remedies which Company has or may have against Parent, Merger Sub, Guarantor or any of their respective Affiliates; (H) the value, genuineness, validity, regularity, illegality or enforceability of this Agreement in accordance with its term; (I) any request or acceptance of other guaranties of the Guaranteed Obligations or the taking or holding of security for the payment of the Guaranteed Obligations; (J) the exercise of other rights or remedies available to Company or the other beneficiaries, or any of them, under this Agreement, at law or in equity; (K) any lack of legality, validity or enforceability of the Guaranteed Obligations, this Agreement or any agreement or instrument relating thereto or referred to herein; (L) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations; (M) the existence of any claim, set-off or other right which the Guarantors may have at any time against Parent, whether in connection with the Guaranteed Obligations or otherwise; and (N) any other circumstance that might otherwise constitute a defense available to, or discharge of, Guarantor not available to Parent.
(g)    In the event that all or any portion of the Guaranteed Obligations is paid or otherwise fulfilled by Parent or Merger Sub, the obligations of Guarantor hereunder will be reinstated in the event that all or any part of such payment(s) or fulfilled obligations are rescinded or recovered directly or indirectly from Company or any other beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations.
(h)    Company shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Company to so file shall not affect Guarantor’s obligations hereunder.
(i)    Guarantor accepts all of the exclusions, disclaimers and limitations of, and any acknowledgement of Company or other provision that would have the effect of reducing, the liability of Company and its Affiliates under or in connection with this Agreement as if Guarantor were Parent and Merger Sub.
(j)    Guarantor acknowledges and agrees that all provisions of Article 10 shall apply to Guarantor mutatis mutandis with respect to this Section 10.14.
(k)    Guarantor acknowledges that it will receive substantial direct and indirect benefits from the consummation of the transactions contemplated by this Agreement, including the Merger, and that the waivers, covenants and obligations of the Guarantor under in this Agreement, including the Guaranteed Obligations, are knowingly made and entered into in contemplation of such benefits.
(l)    Guarantor acknowledges and agrees to all matters set forth in this Section 10.14.
Section 10.15     Company Disclosure Letter. The information in the Company Disclosure Letter constitutes (i) exceptions or qualifications to representations, warranties, covenants and obligations of Company or Company Subsidiaries as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. Disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to that particular section or subsection of this Agreement and any other section or subsection of this Agreement to the extent that the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure, and the foregoing shall not be limited by statements that items from one section or subsection of the Company Disclosure Letter are expressly incorporated by reference into or from another section or subsection of the Company Disclosure Letter. Nothing set forth in the Company Disclosure Letter shall be deemed to expand or otherwise amplify in any way the scope of any representation, warranty, covenant or agreement expressly set forth in this Agreement. The inclusion of any information in the Company Disclosure Letter is neither (i) an admission or acknowledgment that such information (or any non-disclosed information of comparable or greater significance) is required to be disclosed or is material, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, is outside the ordinary course of business or is inconsistent with past practice nor (ii) is a basic for interpreting the terms

“material” or “Company Material Adverse Effect.” Notwithstanding anything contained in the Company Disclosure Letter or in this Agreement to the contrary, the information disclosed in the Company Disclosure Letter is for the benefit only of the parties hereto. No disclosure in the Company Disclosure Letter relating to any possible breach, default or violation of any contract or Law shall be construed as an admission or indication that such breach, default or violation exists, has actually occurred or will actually occur, an admission of any liability or obligation of Company, Company Subsidiaries or its or their directors or officers, or an admission against the interest of Company, Company Subsidiaries or its or their directors or officers. Items disclosed in the Company Disclosure Letter are not necessarily limited to the matters required by this Agreement to be disclosed in the Company Disclosure Letter. Such additional items that are not required by this Agreement to be disclosed in the Company Disclosure Letter are set forth for informational purposes only, do not necessarily include other items of a similar nature, and shall not be deemed to be an admission that such items must or should be disclosed. In disclosing information in the Company Disclosure Letter, Company expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed in the Company Disclosure Letter. Headings in the Company Disclosure Letter have been inserted for convenience of reference only, do not constitute part of the Company Disclosure Letter, shall not be deemed to limit, broaden or otherwise affect any of the disclosures in the Company Disclosure Letter, and may not be relied upon for interpreting the matters disclosed in the Company Disclosure Letter. All references to, or descriptions of, any document, contract or agreement included in the Company Disclosure Letter (i) are summary in nature, (ii) do not propose to be a complete statement of the material terms of such document, contract or agreement, and (iii) are qualified in their entirety by (A) the text of such document, contract or agreement, (B) any and all exhibits, schedules, annexes, riders, addendums and other documents attached to such document, contract or agreement that have been made available to Parent and Merger Sub prior to the date hereof, and (C) any amendments, supplements and other modifications to such document, contract or agreement that are referenced in the Company Disclosure Letter. The Company Disclosure Letter constitutes a part of this Agreement and is incorporated into this Agreement for all purposes as if fully set forth herein. Capitalized terms used in the Company Disclosure that are not defined therein shall have the meanings given them in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

COMPOUND HOLDCO LLC

By: /s/ Nikhil Chaudhri Name: Nikhil Chaudhri
Title: Authorized Signatory

COMPOUND MERGER SUB LLC

By: /s/ Nikhil Chaudhri Name: Nikhil Chaudhri
Title: Authorized Signatory

NORTHSTAR HEALTHCARE INCOME, INC.

By: /s/ Kendall Young Name: Kendall Young
Title: Chief Executive Officer

WELLTOWER OP LLC
(solely for the purposes of Section 10.14)

By: /s/ Nikhil Chaudhri Name: Nikhil Chaudhri
Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

ANNEX B - OPINION OF CSCA CAPITAL ADVISORS, LLC
January 29, 2025
Board of Directors
NorthStar Healthcare Income, Inc.
575 Lexington Avenue, 14th Floor
New York, NY 10022

Ladies and Gentlemen:
CSCA Capital Advisors, LLC, the broker-dealer subsidiary of CS Capital Advisors, LLC (together with CS Capital Advisors, LLC, “CSCA”), understands that NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), intends to enter into a transaction pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among, the Company, Compound Holdco LLC, a Delaware limited liability company (“Parent”), Compound Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”) and, solely for the limited purposes set forth in Section 10.14 therein, Welltower OP LLC, a Delaware limited liability company (“Guarantor”) for the purpose of effecting the Merger (as defined below). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
CSCA understands that the Company is a fully integrated and self-managed real estate investment trust specializing in ownership and operation of independent living facilities, assisted living facilities and memory care facilities located throughout the United States. CSCA also understands that Merger Sub and Parent are affiliates of a NYSE listed real estate investment trust that owns properties throughout the United States, Canada and the United Kingdom consisting of seniors housing, post-acute communities and outpatient medical properties.
1.We understand the following: Pursuant to the terms of the Merger Agreement, the Company will be merged with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving entity. Pursuant to the Merger, (i) each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the “Company Common Stock”, and each, a “Company Common Share”) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be converted into the right to receive an amount in cash equal to $3.03, as may be adjusted in accordance with Section 3.1(b) or Section 6.1(c) of the Merger Agreement (the “Per Share Merger Consideration”), without interest, but subject to any withholding required under applicable Tax Law and (ii) each restricted stock unit award granted pursuant to the Company’s Amended and Restated Long Term Incentive Plan, dated as of February 4, 2013 (such awards, collectively, the “Company RSUs”, and each, a “Company RSU”) that is outstanding immediately prior to the Effective Time shall automatically become fully vested and free of forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied) and shall be cancelled and automatically converted into the right to receive, in cash, the Per Share Merger Consideration, without interest. The terms and conditions of the Merger are more fully set forth in the Merger Documents (as defined below). All dollar amounts described herein are in U.S. dollars.
In accordance with the terms of our fairness opinion engagement letter dated January 29, 2025 (the “Fairness Opinion Engagement Letter”), you have requested that CSCA render an opinion to the Board of Directors of the Company (this “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than holders of Excluded Shares), of the Per Share Merger Consideration to be received in the Merger by such holders.
In connection with this Opinion, CSCA has reviewed and considered such financial and other matters as CSCA has deemed relevant and appropriate under the circumstances. CSCA’s procedures, investigations and financial analysis with respect to the preparation of this Opinion included, among other things, the following:
(i)CSCA reviewed (i) the Company’s audited financial information for the twelve-month periods ended December 31, 2021, 2022, and 2023, respectively, (ii) the Company’s unaudited financial information for the three- and nine-month periods ended September 30, 2023 and 2024, and (iii) projected financial information relating to the business, earnings, cash flow, assets, liabilities and capitalization of the Company, in each case prepared and provided to us by Company management;

(ii)CSCA reviewed certain publicly available audited and unaudited financial statements and other publicly available business, financial and other information of the Company including but not limited to the Annual Report filed on Form 10-K for the fiscal year ended December 31, 2023 and related supplementary financial information thereto, and the Quarterly Report on Form 10-Q and related supplementary information for each of the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024;
(iii)CSCA reviewed other non-public financial and operating information of the Company including detailed 5-year financial projections prepared by management, information relating to its existing leases, existing debt and related prepayment penalties, historical capital expenditures and related projections, third-party property management agreements and related projections, among others;
(iv)CSCA reviewed drafts of the Merger Agreement, the most recent draft dated January 28, 2025, and the Disclosure Schedules thereto (collectively, the “Merger Documents”);
(v)CSCA compared certain publicly available financial information of the Company with similar publicly available information of comparable publicly traded healthcare REITs, all as CSCA deemed relevant to its analysis;
(vi)CSCA reviewed the terms, to the extent publicly available, of certain comparable transactions, and compared such terms to the terms of the Merger, all as CSCA deemed relevant to its analysis;
(vii)CSCA performed various financial analyses as CSCA deemed appropriate, using generally accepted analytical valuation methodologies; and
(viii)CSCA performed such other analyses, inquiries and investigations and consideration of such other factors as CSCA deemed appropriate for the purposes of this Opinion, including its knowledge of REITs, the seniors housing real estate sector, as well as its experience in connection with similar transactions and securities valuation generally.
For purposes of rendering this Opinion, CSCA has assumed, without independently verifying or confirming, at the direction of the Company, that the terms of the Merger will conform in all material respects with those set forth in the Merger Documents. CSCA has also assumed that the Merger Documents provided to it in draft form are ultimately executed in final form consistent in all material respects with the most recent drafts provided and that the Merger and all related transactions described in or contemplated by the Merger Documents occur in all material respects as described in and contemplated by such agreements. CSCA has also assumed in all respects material to its analyses that the representations and warranties of the parties to any agreement entered into in connection with the Merger will be true and correct, that the parties to such agreements will perform all of the covenants and agreements required to be performed by it under such agreements, and that all conditions to the consummation of the Merger will be satisfied without any material modification or waiver thereof. CSCA has also assumed that all governmental, regulatory, stockholder and other consents and approvals contemplated by the Merger will be obtained.
For purposes of this Opinion, CSCA has, with your consent, assumed and relied upon, without independent verification, the accuracy and completeness of all projections provided by management and all financial and other information publicly available to, furnished to, or otherwise made available to or discussed with CSCA including, without limitation, the items listed above as reviewed by and/or discussed with CSCA and the financial statements and forecasts as provided by management of the Company. With respect to financial information, at the Company’s direction, CSCA has assumed without independent verification that (i) such financial information, projections and other information were reasonably prepared (to the extent prepared by management of the Company) on a basis that reflects the best currently available estimates and good faith judgment of the management of the Company, (ii) such financial information and projections are a reasonable basis to evaluate the Company, and at the Company’s direction we have relied upon such financial information and projections for purposes of our analyses and this Opinion and (iii) there has been no material adverse change in the assets, financial condition, business or prospects of the Company. CSCA assumes no responsibility for and expresses no opinion as to the forecasts or the assumptions on which they were made. CSCA has also assumed that as to all legal matters pertaining to the Company, the Company has been appropriately advised by the Company’s legal counsel.
CSCA was not engaged to, and therefore did not, independently verify the accuracy or completeness of any of the information provided to CSCA, nor does it express any opinion with respect thereto. CSCA has relied upon the assurances of the management of the Company that management is not aware of any information or facts that would make the information provided or otherwise made available to CSCA materially inaccurate or materially misleading when delivered. CSCA has not performed any independent evaluation, valuation, audit or appraisal of assets or liabilities (contingent or otherwise, including contractual rights or obligations), or physical inspection of any assets, of the Company and CSCA did not attempt to assess or value any of the intangible assets of the Company; nor has CSCA obtained or been furnished with any such valuations, audits or appraisals. In addition, CSCA has not evaluated, or obtained the evaluations of, the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.
For the purposes of its analyses and review, CSCA made numerous assumptions based on its judgment and experience and without seeking independent verification with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company or any other parties to the Merger Agreement. The analyses performed by CSCA are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.
CSCA is not expressing any opinion with respect to any alternatives to the Merger or other strategic alternatives that may be available to the Company or otherwise. CSCA has not been requested to opine as to, and this Opinion does not in any manner address, the underlying business decision to effect the Merger or the relative merits of the Company’s decision to engage in the Merger or the manner in which to effect the Merger as compared to other business strategies or alternatives that might be available to the Company. Further, CSCA was not engaged to, and did not, independently assess or consider, and this Opinion does not address, any tax, regulatory, legal and accounting matters relating to the Merger Documents, the Merger or the consequences of the Merger on the Company, Parent, Guarantor or any stockholder of the Company or stockholder of Parent or Guarantor. CSCA also has not been requested to opine as to, nor has CSCA undertaken to opine or recommend, how any stockholder should vote or act in connection with the Merger or any related matter.
This Opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than holders of Excluded Shares), of the Per Share Merger Consideration to be received in the Merger by such holders and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officer, director or employee of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration.
This Opinion is necessarily based on CSCA’s assessment of economic, market, financial, regulatory and other conditions and circumstances as they exist and which can be evaluated, and the information made available to CSCA, on and as of the date hereof. CSCA has prepared this Opinion effective as of the date hereof. It should be understood that subsequent developments may affect this Opinion, and CSCA does not have any obligation and accepts no responsibility to update, revise or reaffirm this Opinion and it expressly disclaims any responsibility to do so. CSCA shall not be required to update this Opinion as a consequence of any changes in projections, financial information, Company performance, or other circumstances.
CSCA is a recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes from which conflicting interest or duties, or a perception thereof, may arise. CSCA is acting as non-exclusive financial advisor to the Company in connection with the Merger and will receive a non-contingent fee from the Company for its services pursuant to the Fairness Opinion Engagement Letter, payable at the time it renders this Opinion (the “Opinion Fee”). In addition, the Company has agreed to reimburse CSCA for certain reasonable out-of-pocket expenses and indemnify CSCA for certain liabilities arising out of the Fairness Opinion Engagement Letter. Pursuant to a separate engagement agreement with the Company dated May 30, 2024 (the “Engagement Agreement”), CSCA will also receive a success fee from the Company, which fee is contingent upon the consummation of the Merger and has received $200,000.00 in connection with the Company’s entry into an agreement to extend the maturity of certain existing debt. Such amount and the Opinion Fee shall be creditable against any success fee that will be received upon the consummation of the Merger. In addition, the Engagement Agreement provides that CSCA will be reimbursed for certain reasonable out-of-pocket expenses and CSCA will be indemnified for certain liabilities arising out of its engagement pursuant to the Engagement Agreement. In the two years preceding the date of this Opinion, CSCA has provided certain asset management, corporate advisory, capital raising and restructuring services (“Services”) for the Company, having received $4,335,000 for such services, including reimbursement of expenses. In the two years preceding the date of this Opinion, CSCA has not provided any Services to, or received any compensation from, Merger Sub, Parent or Guarantor but may in the future provide such Services to Merger Sub, Parent or Guarantor for which it may receive customary fees and reimbursement of expenses.

This Opinion was approved by a fairness committee consisting of senior members of management of CSCA in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Subject to the first sentence of the next paragraph, it is understood that this Opinion is solely for the exclusive use of the Board of Directors of the Company in their consideration of the Merger and may not be used for any other purpose. There are no intended third-party beneficiaries to this Opinion, and no person or entity other than the Board of Directors of the Company is permitted to rely on this Opinion. This Opinion does not constitute a recommendation to the Company, to the Board of Directors of the Company, the Company’s stockholders, or any other person or entity, as to whether or not to approve the Merger or to take any other action in connection with the Merger or otherwise, including how any member of the Board of Directors of the Company, or any holder of Company Common Stock, should vote with respect to the Merger.
This Opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with CSCA’s prior written approval; however, this Opinion may, without CSCA’s prior written approval, be reproduced in full in any filing by the Company or Parent with the Securities and Exchange Commission if such inclusion is required by law, rule or regulation. If narrative reference or a description of this Opinion is to be included in a filing by the Company or Parent with the Securities and Exchange Commission as referred to in the prior sentence, such reference or description shall be subject to CSCA’s prior written approval, not to be unreasonably withheld, conditioned or delayed.
Based upon and subject to all of the foregoing, CSCA is of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received in the Merger by the holders of Company Common Stock (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

CSCA Capital Advisors, LLC

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

NorthStar
HEALTHCARE INCOME

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NHTH2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxies must be received by [TBD].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65566-S10297 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHSTAR HEALTHCARE INCOME, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In the discretion of the named proxies, the named proxies are authorized to vote on any other business that properly comes before the special meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

V65567-S10297

NORTHSTAR HEALTHCARE INCOME, INC.
SPECIAL MEETING OF STOCKHOLDERS
[TBD], [TBD], EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Kendall K. Young and Nicholas R. Balzo, or any of them, as proxies of the undersigned, each with full power of substitution, and hereby authorize(s) them to represent the undersigned and to vote all of the shares of common stock of NorthStar Healthcare Income, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Eastern Time, on [TBD], virtually at www.virtualshareholdermeeting.com/NHTH2025SM, and any adjournment or postponement thereof, in accordance with the following instructions. The undersigned acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting.

The shares represented by each properly executed proxy will be voted in the manner specified in such proxy. If this proxy card is submitted with no direction, but is signed, dated and returned, this proxy will be voted "FOR" each of Proposals 1, 2 and 3. This proxy also grants the above named proxies discretionary power to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side